SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[ ]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                             PEOPLES BANKCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[ ]   No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
      Common Stock, par value $.01 per share
      -----------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:
      141,268 (includes 6,048 shares subject to outstanding stock options and 1,185 shares undistributed under the MRP)
      -----------------------------------------------------------------------

(3)   Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
      $30.00 per share of common stock and $18.375 per option
      -----------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:
      $4,167,732
      -----------------------------------------------------------------------

(5)   Total fee paid:
      $833.55
      -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:___________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

      -----------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

      -----------------------------------------------------------------------

(3)   Filing Party:

      -----------------------------------------------------------------------

(4)   Date Filed:

      -----------------------------------------------------------------------

                             [Peoples Bankcorp Logo]

                                  July __, 2003


Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Peoples Bankcorp to be held at the main office of Ogdensburg Federal Savings and Loan Association, 825 State Street, Ogdensburg, New York 13669, on [DAY OF WEEK], August __, 2003 at 10:00 a.m., local time.

     On May 6, 2003, Peoples Bankcorp agreed to be acquired by Community Bank System, by means of a merger of Peoples Bankcorp with the newly created, wholly owned subsidiary of Community Bank System, PB Acquisition Corp. (the "Merger"), with Peoples Bankcorp, as a wholly owned subsidiary of Community Bank System, subsequently merging with and into Community Bank System and Ogdensburg Federal Savings and Loan Association, the banking subsidiary of Peoples Bankcorp, merging with and into Community Bank, N.A., the banking subsidiary of Community Bank System. If the Merger is completed, you will receive a cash payment of $30.00 for each share of Peoples Bankcorp common stock that you own, unless you perfect dissenter's rights in accordance with New York law. Upon completion of the Merger you will no longer own any stock or have any interest in Peoples Bankcorp, nor will you receive, as a result of the Merger, any stock of Community Bank System, PB Acquisition Corp., or Community Bank, N.A.

     At the annual meeting, you will be asked to consider and vote on the adoption and approval of the merger agreement, as well as a proposal to adjourn the annual meeting, as necessary, in order to solicit additional votes in favor of the proposal to adopt and approve the merger agreement in the event that sufficient shares to approve and adopt the merger agreement are not present in person or by proxy at the annual meeting. A majority of the outstanding shares of Peoples Bankcorp common stock must be voted for adoption and approval of the merger agreement for the Merger to be completed. If the merger agreement is adopted and approved, and all other conditions described in the merger agreement have been met or waived, the Merger is expected to occur during the third or fourth quarter of 2003. At the annual meeting stockholders will also elect two
(2) directors of Peoples Bankcorp to hold office until the Merger is consummated or until the 2006 annual stockholder's meeting, whichever occurs earlier.

     Your board of directors believes that the Merger is in the best interests of Peoples Bankcorp stockholders and unanimously recommends that you vote FOR the approval and adoption of the merger agreement and FOR approval of the proposal to adjourn the annual meeting to solicit additional votes if sufficient votes are not present in person or by proxy at the annual meeting to approve and adopt the merger agreement. Your board of directors has received the opinion of Feldman Financial Advisors, Inc. that the consideration to be received by Peoples Bankcorp stockholders in the Merger is fair from a financial point of view. Your board of directors also recommends that you vote FOR their nominees for election as directors.

     This proxy statement provides you with detailed information about both the proposed Merger and the nominees for directors, and includes, as Appendix A, a complete text of the merger agreement. We urge you to read the enclosed materials carefully. Please complete, sign and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the annual meeting.

                                       Sincerely,


                                       Robert E. Wilson
                                       President and Chief Executive Officer

                             PEOPLES BANKCORP, INC.
                                825 STATE STREET
                           OGDENSBURG, NEW YORK 13669
                                 (315) 393-4340

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Peoples Bankcorp will be held on [day of week], August __, 2003, at 10:00 a.m., local time, at the main office of Ogdensburg Federal Savings and Loan Association, 825 State Street, Ogdensburg, New York 13669, for the following purposes:

     1. To approve and adopt the Agreement and Plan of Merger, dated as of May 6, 2003, by and among Peoples Bankcorp, Community Bank System and PB Acquisition Corp., which contemplates the merger of Peoples Bankcorp with PB Acquisition Corp. (the "Merger"), the subsequent merger of Peoples Bankcorp, as a wholly owned subsidiary of Community Bank
          System, with and into Community Bank System and the merger of Ogdensburg Federal Savings and Loan Association with and into Community Bank, N.A.;

     2. To consider and vote upon a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the merger agreement;

     3.   To elect two (2) directors of Peoples Bankcorp; and

     4. To transact such other business as may properly come before the annual meeting.

     The Board of Directors is not aware of any other business to come before the annual meeting.

     Any action may be taken on these above listed proposals at the annual meeting or on any date or dates to which the annual meeting may be adjourned or postponed. You can vote at the annual meeting if you owned Peoples Bankcorp common stock at the close of business on July __, 2003, the record date.

     As a stockholder of Peoples Bankcorp, in connection with the Merger, you have the right to file a written objection including a notice of election to dissent as to your shares of Peoples Bankcorp common stock and a demand for payment of the fair value of such shares under applicable provisions of New York law before the merger agreement is voted on at the annual meeting, or any adjournment thereof, and you must not vote in favor of the merger agreement. A copy of the New York statutory provisions regarding dissenter's rights is included as Appendix C to this proxy statement, and a summary of these provisions can be found under "PROPOSAL I -APPROVAL AND ADOPTION OF THE MERGER AGREEMENT - Dissenter's Rights."

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting.

                                 BY ORDER OF THE BOARD OF Directors

                                 Todd R. Mashaw
                                 SECRETARY
Ogdensburg, New York
July ____, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE PEOPLES BANKCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE IT IS EXERCISED.

           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.
                     ---

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
PROPOSAL ONE - APPROVAL AND ADOPTION OF THE MERGER AGREEMENT...................
SUMMARY OF TERMS...............................................................
SUMMARY  ......................................................................
The Companies..................................................................
The Annual Meeting.............................................................
The Merger, the Short Form Merger and the Bank Merger..........................
What You Will Receive for Your Shares of Peoples Bankcorp Common Stock.........
Reasons for the Merger.........................................................
Vote Required to Approve the Merger Agreement .................................
Recommendation of Peoples Bankcorp's Board of Directors........................
Opinion of Peoples Bankcorp's Financial Advisor................................
Interests of Certain Persons in the Merger.....................................
Termination Fees...............................................................
Dissenter's Rights.............................................................
Taxable Transaction to Peoples Bankcorp Stockholders...........................

MARKET PRICE AND DIVIDEND DATA FOR PEOPLES BANKCORP COMMON STOCK...............

THE ANNUAL MEETING.............................................................
Date, Place and Time...........................................................
Matters to be Considered.......................................................
Record Date; Voting Rights; Vote Required......................................
Voting and Revocation of Proxies...............................................
Solicitation of Proxies........................................................
Important Information for Stockholders Whose Stock is Held in Street Name......
Important Information for Participants in the Peoples Bankcorp Employee
      Stock Ownership Plan.....................................................

THE MERGER AGREEMENT AND THE MERGER............................................
The Parties to the Merger Agreement............................................
Description of the Merger Agreement and the Merger.............................
Background of the Merger.......................................................
Reasons for the Merger and Recommendation of the Board of Directors............
Opinion of Peoples Bankcorp's Financial Advisor................................
Payment Procedures.............................................................
Closing........................................................................
Conditions to Completion of the Merger.........................................
Agreements of the Parties......................................................
Restrictions on Operations.....................................................
Other Acquisition Proposals....................................................
Representations and Warranties.................................................
Regulatory Approvals...........................................................
Termination of the Merger Agreement............................................
Amendment of the Merger Agreement..............................................
Waiver of Performance of Obligations...........................................
Accounting Treatment...........................................................
Expenses and Termination Fees..................................................
Tax Consequences to Stockholders...............................................
Dissenter's Rights.............................................................
Interests of Certain Persons in the Merger.....................................

PROPOSAL TWO - ADJOURNMENT OF THE ANNUAL MEETING...............................

PRINCIPAL HOLDERS OF PEOPLES BANKCORP COMMON STOCK.............................

PROPOSAL THREE - ELECTION OF DIRECTORS.........................................

ELECTION OF DIRECTORS OF PEOPLES BANKCORP......................................

MANAGEMENT OF PEOPLES BANKCORP.................................................
Executive Officer Who Is Not A Director........................................
Meetings and Committees of the Board of Directors of Peoples Bankcorp..........
Executive Compensation.........................................................
Director's Compensation........................................................
Transactions with Management...................................................

RELATIONSHIP WITH INDEPENDENT AUDITORS.........................................
Audit Committee Report ........................................................
Audit and Other Fees Paid To Independent Auditor...............................

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........................

OTHER MATTERS..................................................................

STOCKHOLDER PROPOSALS..........................................................

Appendix A -   Agreement and Plan of Merger.................................A-1
Appendix B -   Fairness Opinion of Feldman Financial Advisors, Inc..........B-1
Appendix C -   New York Dissenter's Rights..................................C-1

                             PEOPLES BANKCORP, INC.
                                825 STATE STREET
                           OGDENSBURG, NEW YORK 13669
                                 (315) 393-4340

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON AUGUST ___, 2003 AT 10:00 A.M.
                 AT 825 STATE STREET, OGDENSBURG, NEW YORK 13669

     Peoples Bankcorp is holding an annual meeting of stockholders to: (i) vote on the approval and adoption of an agreement and plan of merger by and among Peoples Bankcorp, Community Bank System and PB Acquisition Corp., which contemplates the subsequent merger of Ogdensburg Federal Savings and Loan Association with and into Community Bank, N.A., (ii) vote on a proposal to adjourn the annual meeting in order to solicit additional votes in the event there are not sufficient votes present at the annual meeting to approve and adopt the merger agreement, and (iii) elect two (2) directors of Peoples Bankcorp to hold office until the Merger is consummated or until the 2006 annual stockholder's meeting, whichever occurs earlier. If stockholders approve the merger agreement, and the other conditions described below are met or waived, Peoples Bankcorp will merge with the newly formed, wholly owned subsidiary of Community Bank System, PB Acquisition Corp. (the "Merger"), and each stockholder of Peoples Bankcorp, other than stockholders who perfect dissenter's rights under New York law, will receive $30.00 in cash for each share of Peoples Bankcorp common stock that the stockholder owns. Following the Merger, Peoples Bankcorp, as a wholly owned subsidiary of Community Bank System, will be merged into Community Bank System (the "Short Form Merger"). Also subsequent to the Merger, Ogdensburg Federal Savings and Loan Association will be merged with and into Community Bank, N.A. (the "Bank Merger").

     There were 134,035 shares of Peoples Bankcorp common stock outstanding and entitled to receive notice of and vote at the annual meeting as of July __, 2003, the record date. Each share entitles its holder to one vote on the proposal to approve and adopt the merger agreement, one vote on the proposal to adjourn the annual meeting, if necessary, and one vote for each directorship. The Merger cannot occur unless the Federal Reserve Board and the Office of the Comptroller of the Currency approve the Merger and the Bank Merger.

     The executive officers and directors of Peoples Bankcorp have agreed to vote all of their shares of Peoples Bankcorp common stock in favor of the approval and adoption of the merger agreement pursuant to a Voting Agreement

     Peoples Bankcorp is furnishing this proxy statement to its stockholders on approximately July _, 2003. The record date to determine who may vote at the annual meeting is July __, 2003.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO INDICATE HOW YOU WANT TO VOTE YOUR SHARES.

THE BOARD OF DIRECTORS OF PEOPLES BANKCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, IN FAVOR OF THE PROPOSAL TO ADJOURN THE ANNUAL MEETING AND FOR THE NOMINEES FOR DIRECTOR PROPOSED BY PEOPLES BANKCORP.

--------------------------------------------------------------------------------
          PROPOSAL ONE - APPROVAL AND ADOPTION OF THE MERGER AGREEMENT
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This is a summary of the most material terms of the merger agreement.

     o If the Merger occurs, each Peoples Bankcorp stockholder will receive $30.00 in cash for each share of Peoples Bankcorp common stock owned, unless a stockholder perfects dissenter's rights under New York law. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Description of the Merger Agreement and the Merger," beginning on page __ for more information.

     o The Merger cannot occur unless the stockholders of Peoples Bankcorp approve and adopt the merger agreement by a majority of the total number of shares outstanding and the Federal Reserve Board and the Office of the Comptroller of the Currency approve the Merger and the Bank Merger. See the discussions under the caption "THE ANNUAL MEETING
          - Record Date; Voting Rights; Vote Required" beginning on page __ and "THE MERGER AGREEMENT AND THE MERGER - Regulatory Approvals" beginning on page __ for more information.

     o Stockholders will generally recognize a taxable gain or loss measured by the difference between the cash received in the Merger and their tax basis in their shares of Peoples Bankcorp common stock. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Tax Consequences to Stockholders" beginning on page __ for more information.

     o Peoples Bankcorp's Board of Directors has approved and adopted the merger agreement and the Merger and has unanimously recommended that Peoples Bankcorp stockholders vote in favor of the merger agreement. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Reasons for the Merger and Recommendation of the Board of Directors" beginning on page __ for more information.

     o Each of the executive officers and directors of Peoples Bankcorp has signed a Voting Agreement with Community Bank System in which each executive officer and director agreed to vote his shares FOR the approval and adoption of the merger agreement. See the discussion under the caption "THE ANNUAL MEETING - Record Date; Voting Rights; Vote Required" beginning on page __ for more information.

     o Peoples Bankcorp's financial advisor has issued a fairness opinion dated May 6, 2003 and will update it within five (5) days of the mailing date of this proxy statement, opining that, as of such dates, the amount which will be paid to Peoples Bankcorp stockholders in the Merger is fair from a financial point of view. See the discussion under the heading "THE MERGER AGREEMENT AND THE MERGER - Opinion of Peoples Bankcorp's Financial Advisor" beginning on page __ for more information.

     o Peoples Bankcorp has agreed that it will not seek or encourage a competing transaction to acquire Peoples Bankcorp or Ogdensburg Federal Savings and Loan Association except in very limited circumstances in which an unsolicited offer is made. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Other Acquisition Proposals" beginning on page __ for more information.

     o Individuals who have stock options under the Peoples Bankcorp Stock Option and Incentive Plan will receive cash payments for their options based upon the difference between the $30.00 per share merger consideration and the exercise price per share of their options. Certain stockholders will also receive $30.00 in cash for each outstanding award of restricted Peoples Bankcorp common stock granted under the Peoples Bankcorp Management Recognition Plan and $30.00 in cash for each share of Peoples Bankcorp common stock allocated to each stockholder's account under the Peoples Bankcorp Employee Stock Ownership Plan. The Directors of Peoples Bankcorp will serve on an advisory board to Community Bank, N.A. after the Merger and as compensation for this service they will each be granted 500 shares of restricted common stock of Community Bank System, one-half of which will vest after the completion of each year over two years of service. Directors and officers will receive continued coverage under the directors and officers liability insurance for three (3) years and indemnification from Community Bank System for a period of six (6) years following the effective time of the Merger, subject to certain cost limitations. Certain executive officers whose employment agreements will terminate as a result of the Merger may also be entitled to receive severance and other payments. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Interests of Certain Persons in the Merger" beginning on page __ for more information.

     o Stockholders have the right to file a written objection including a notice of election to dissent and a demand for payment of the fair value of their shares if the Merger is consummated, provided that they satisfy the requirements under New York law. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Dissenter's Rights" beginning on page __ for more information.

     o The merger agreement has provisions that would require Peoples Bankcorp to reimburse Community Bank System for out-of-pocket costs and expenses not to exceed $35,000 in the aggregate, if the merger agreement is terminated for certain reasons. In addition, the merger agreement has provisions that would require a termination fee of $160,000 to be paid to Community Bank System by Peoples Bankcorp if the merger agreement is terminated under certain circumstances and thereafter certain acquisition transactions occur with a third party. This provision may have the effect of discouraging other potential bidders from attempting to acquire Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Expenses and Termination Fee" beginning on page __ for more information.

     o Peoples Bankcorp and Community Bank System expect that the Merger and the Bank Merger will be completed in the third or fourth quarter of 2003.


                                     SUMMARY

     This brief summary highlights selected information contained in this proxy statement. It does not contain all of the information that is important to you. To fully understand the Merger, and the other transactions contemplated by the merger agreement, we urge you to carefully read the entire proxy statement including the merger agreement, which is the legal document that governs the Merger. Attached to this proxy statement as Appendix A is the merger agreement.

THE COMPANIES (PAGES __ THROUGH __)

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883
                                 (315) 445-2282

     Community Bank System is a Delaware corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Community Bank System is the parent company of Community Bank, N.A., a national bank and commercial banking franchise headquartered in Upstate New York. Upon completion of its pending merger with Grange National Banc Corp., Community Bank System will have 128 customer facilities and 95 ATM's stretching diagonally from Northern New York to the Southern Tier and west to Lake Erie, and in Northeastern Pennsylvania.

     Community  Bank  System's  common stock is publicly  traded on the New York
Stock Exchange under the symbol CBU. At March 31, 2003, after giving pro forma effect to the pending Grange National Banc Corp. merger, Community Bank System had consolidated assets of $3.7 billion, net loans of $2.0 billion, deposits of $2.8 billion and stockholders' equity of $368 million.

                             PEOPLES BANKCORP, INC.
                                825 STATE STREET
                           OGDENSBURG, NEW YORK 13669
                                 (315) 393-4340

     Peoples Bankcorp is a New York corporation and the savings and loan holding company for Ogdensburg Federal Savings and Loan Association, a federal savings bank chartered under the laws of the United States. Ogdensburg Federal Savings and Loan Association was organized in 1888 and currently operates one full service office in Ogdensburg, New York. Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association are both headquartered in Ogdensburg, New York.

     Peoples Bankcorp's common stock is publicly traded on the over-the counter market and is listed for quotation on the OTC Bulletin Board under the symbol PBKO. At March 31, 2003,

Peoples Bankcorp had consolidated assets of $28.9 million, net loans of $16.2 million, deposits of $24.6 million and stockholders' equity of $3.2 million.

THE ANNUAL MEETING (PAGES __ THROUGH __)

     We will hold the annual meeting on [DAY OF WEEK], August __, 2003, at the main office of Ogdensburg Federal Savings and Loan Association, 825 State Street, Ogdensburg, New York 13669 to vote on the proposals to approve and adopt the merger agreement, to adjourn the annual meeting to solicit, if necessary, additional proxies in the event there are not sufficient votes present in person or by proxy to approve and adopt the merger agreement, to elect two (2) directors to the Board of Directors of Peoples Bankcorp, and any other proposals that may properly come before the annual meeting. You can vote at the annual meeting if you owned Peoples Bankcorp common stock on July __ , 2003, the record date for the annual meeting.

THE MERGER, THE SHORT FORM MERGER AND THE BANK MERGER (PAGE __)

     If the merger agreement is adopted and approved by Peoples Bankcorp stockholders, and the parties satisfy or waive the other conditions of the merger agreement, Peoples Bankcorp will merge with PB Acquisition Corp., a newly formed wholly owned subsidiary of Community Bank System and PB Acquisition Corp. will cease to exist. Subsequently, Peoples Bankcorp, as a wholly owned subsidiary of Community Bank System, will be merged with and into Community Bank System and Ogdensburg Federal Savings and Loan Association will be merged with and into Community Bank, N.A. If the merger agreement is not adopted and approved by the stockholders of Peoples Bankcorp, none of the Merger, the Short Form Merger or the Bank Merger will take place and each of Peoples Bankcorp, Community Bank System, PB Acquisition Corp., Ogdensburg Federal Savings and Loan Association and Community Bank, N.A. will continue as separate entities.

WHAT YOU WILL RECEIVE FOR YOUR SHARES OF PEOPLES BANKCORP COMMON STOCK (PAGE __ AND PAGES __ THROUGH __)

     As a Peoples Bankcorp stockholder, each of your shares of Peoples Bankcorp common stock, other than shares owned by stockholders who have perfected dissenter's rights under New York law, will automatically become exchangeable for $30.00 in cash. You will have to surrender your Peoples Bankcorp stock certificate(s) to receive this cash payment. Community Bank System will appoint an exchange agent who will send you written instructions for surrendering your certificates. For more information on how this exchange procedure works, see "THE MERGER AGREEMENT AND THE MERGER - Payment Procedures" on page __ of this proxy statement.

     Peoples Bankcorp common stock trades over-the-counter through the OTC "Electronic Bulletin Board" under the symbol "PBKO." On May 5, 2003, which is the day the last trade could have occurred before the Merger was announced, the price of Peoples Bankcorp common stock was $21.00 per share.

REASONS FOR THE MERGER (PAGES __ THROUGH __)

     The Board of Directors of Peoples Bankcorp reviewed a number of items in deciding to enter into the merger agreement including the following:

     o the value being offered to the stockholders of Peoples Bankcorp in relation to the market value, book value and earnings per share of Peoples Bankcorp common stock;

     o information concerning the financial condition, results of operations and prospects of Peoples Bankcorp, including the long term growth potential of Peoples Bankcorp as an independent savings and loan holding company;

     o    the competitive environment for financial institutions generally;

     o the compatibility of the respective business management philosophies of Peoples Bankcorp and Community Bank System;

     o the ability of Community Bank System and its subsidiary bank to provide comprehensive financial services in relevant markets;

     o the fact that Community Bank, N.A. has the financial and managerial resources to serve the lending and deposit needs of the local communities served by Ogdensburg Federal Savings and Loan Association and that Community Bank, N.A.'s increased financial and managerial resources following the Bank Merger will enhance the long-term customer service potential for Ogdensburg Federal Savings and Loan Association's customer base;

     o the financial terms of other recent business combinations in the local financial services industry;

     o the fact that the consideration to be received in the Merger by Peoples Bankcorp stockholders reflects a premium for Peoples Bankcorp common stock over the value at which it has traded in the market during the last year; and

     o the opinion of Peoples Bankcorp financial advisor, Feldman Financial Advisors, Inc., that the consideration to be received by Peoples Bankcorp stockholders in the Merger is fair to such stockholders from a financial point of view.

     Generally, the Board of Directors concluded that in the long term Peoples Bankcorp could not produce stockholder value in excess of the merger consideration, and that the merger consideration was fair, from a financial point of view, to Peoples Bankcorp's stockholders.

VOTE REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT (PAGES __ THROUGH __)

     The merger agreement will be adopted and approved if a majority of the outstanding shares of Peoples Bankcorp common stock are voted for it. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box, will have the same effect as a vote against the merger agreement. As of May 16, 2003, directors and executive officers of Peoples Bankcorp and their affiliates beneficially owned an aggregate of 54,264 shares, or approximately 40.48% of the shares of Peoples Bankcorp common stock outstanding on the record date, excluding shares which they had the right to acquire on the exercise of options and unvested common stock granted pursuant to the Management Recognition Plan. Each of the directors and executive officers of Peoples Bankcorp has executed a Voting Agreement with Community Bank System pursuant to which each individual agreed to vote his shares FOR the approval and adoption of the merger agreement.

RECOMMENDATION OF PEOPLES BANKCORP BOARD OF DIRECTORS (PAGES __ THROUGH __)

     The Board of Directors of Peoples Bankcorp believes that the Merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement. For a discussion of the circumstances surrounding the Merger and the factors considered by Peoples Bankcorp's Board of Directors in approving the merger agreement, see "THE MERGER AGREEMENT AND THE MERGER - Background of the Merger and - Reasons for the Merger and Recommendation of the Board of Directors" on pages __ and __ of this proxy statement.

OPINION OF PEOPLES BANKCORP'S FINANCIAL ADVISOR (PAGES __ THROUGH ___)

     Feldman Financial Advisors, Inc. ("Feldman Financial") has delivered its written opinion to the Peoples Bankcorp Board of Directors, dated as of May 6, 2003, and confirmed as of the date of this proxy statement, that the consideration to be received by the stockholders of Peoples Bankcorp in the Merger is fair from a financial point of view. We have attached this opinion as Appendix B to this proxy statement. You should read it carefully for a description of the procedures followed, matters considered and limitations on the reviews undertaken by Feldman Financial in providing its opinion. For a description of the Feldman Financial opinion, the analyses performed and the factors considered by Feldman Financial in rendering its opinion, see "THE MERGER AGREEMENT AND THE MERGER - Opinion of Peoples Bankcorp's Financial Advisor" beginning on page __ of this proxy statement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER  (PAGES __ THROUGH __)

     Some of Peoples Bankcorp directors and officers have interests in the Merger that are different from, or are in addition to, their interests as stockholders in Peoples Bankcorp. The Board of Directors knew about these additional interests and considered them when the Board approved and adopted the merger agreement and the Merger. These include:

     o the cancellation of exercisable and unexercisable outstanding stock options in exchange for a cash payment equal to the difference between $30.00 per share and the option exercise price of $11.625;

     o the cash payment of $30.00 per share to holders of shares of restricted Peoples Bankcorp common stock awarded under the Peoples Bankcorp Management Recognition Plan but not vested as of the effective time of the Merger;

     o the cash payment of $30.00 per share to holders of accounts with the Peoples Bankcorp Employee Stock Ownership Plan to which shares of common stock have been allocated;

     o Community Bank System's agreement to appoint five (5) directors of Peoples Bankcorp as members to an advisory board to Community Bank, N.A., and each director being granted, as compensation, 500 shares of restricted Community Bank System common stock which will vest one-half each year over two years of service;

     o potential payments to certain Peoples Bankcorp executive officers under their employment agreements; and

     o provisions in the merger agreement relating to protection against claims against directors and officers.

     See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER -Interests of Certain Persons in the Merger" beginning on page __ for more information.

TERMINATION FEES (PAGES __ THROUGH __)

     The merger agreement requires Peoples Bankcorp to reimburse Community Bank System for all out-of-pocket costs and expenses actually incurred, not to exceed $35,000 in the aggregate, if the merger agreement is terminated under certain circumstances. In addition, the merger agreement has provisions that would require a termination fee of $160,000 be paid to Community Bank System by Peoples Bankcorp, if an acquisition of Peoples Bankcorp or Ogdensburg Federal Savings and Loan Association, or a tender offer for more than 25% of the common stock of Peoples Bankcorp is consummated within one year of the termination of the merger agreement under certain circumstances. This provision may have the effect of discouraging entities other than Community Bank System from attempting to acquire Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Expenses and Termination Fee" beginning on page __ for more information.

DISSENTER'S RIGHTS (PAGES __ THROUGH __)

     You have the right under New York law to file a written objection including a notice of election to dissent and a demand for payment of the fair value of your shares of Peoples Bankcorp common stock. If you want to exercise dissenter's rights, you must carefully follow the procedures described in "THE MERGER AGREEMENT AND THE MERGER - Dissenter's Rights" beginning on page ___ of this proxy statement.

TAXABLE TRANSACTION TO PEOPLES BANKCORP STOCKHOLDERS (PAGES __ THROUGH __)

     For United States federal income tax purposes, your exchange of shares of Peoples Bankcorp common stock for cash in the Merger generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of Peoples Bankcorp common stock. See "THE MERGER AGREEMENT AND THE MERGER - Tax Consequences to Stockholders" beginning on page __ of this proxy statement.

                       MARKET PRICE AND DIVIDEND DATA FOR
                          PEOPLES BANKCORP COMMON STOCK

     Peoples Bankcorp's common stock is traded in the-counter market and is listed for quotation on the OTC "Electronic Bulletin Board" under the symbol "PBKO". As of May 16, 2003, there were 134,035 shares of the common stock outstanding and approximately 127 holders of record. The number of holders of record does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

     The following table sets forth the reported bid information for, and the dividends declared on, the common stock for each full quarterly period for the last two completed fiscal years and for the first two quarters of fiscal 2003.

                  QUARTER                   HIGH              LOW      DIVIDENDS DECLARED
                  -------                   ----              ---      ------------------
                  March 31, 2001            14.75             14.00           --
                  June 30, 2001             17.25             14.75           --
                  September 30, 2001        18.00             17.25           --
                  December 31, 2001         20.00             18.00          $0.05

                  March 31, 2002            20.00             20.00           --
                  June 30, 2002             21.00             20.00           --
                  September 30, 2002        21.00             21.00           --
                  December 31, 2002         21.00             21.00          $0.075
                  March 31, 2003            21.00             21.00           --
                  June 30, 2003             21.00             21.00           --

     Such  over-the-counter   market  quotations  reflect  inter-dealer  prices,
without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

     On May 5, 2003, which is the day the last trade could occur before the Merger was announced, Peoples Bankcorp common stock was priced at $21.00 per share. On July __, 2003, which is the last practicable date prior to the printing of the proxy statement, the closing price for Peoples Bankcorp common stock was $21.00 per share.

                               THE ANNUAL MEETING

DATE, PLACE AND TIME

     The annual meeting is scheduled to be held at 10:00 a.m., local time, on [DAY OF WEEK], August , __ 2003, at the main office of Ogdensburg Federal Savings and Loan Association, 825 State Street, Ogdensburg, New York 13669.

MATTERS TO BE CONSIDERED

     At the annual meeting, you will be asked to consider:

     o A proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 6, 2003, by and among Peoples Bankcorp, Community Bank System and PB Acquisition Corp., which contemplates the merger of Peoples Bankcorp with PB Acquisition Corp., the subsequent merger of Peoples Bankcorp, as a wholly owned subsidiary of Community Bank
          System, with and into Community Bank System and the merger of Ogdensburg Federal Savings and Loan Association with and into Community Bank, N.A.;

     o A proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the merger agreement;

     o    The election of two (2) directors of Peoples Bankcorp; and

     o    Such other business that may properly come before the annual meeting.

     As of the date of this proxy statement, Peoples Bankcorp's Board of Directors is not aware of any business to be acted upon at the annual meeting other than the proposals to approve and adopt the merger agreement, the proposal to adjourn the annual meeting, if necessary, and the election of two (2) directors. If other matters are properly brought before the annual meeting, or any adjournments or postponements of the annual meeting, Peoples Bankcorp's Board of Directors will have discretion to vote or act on such matters according to its best judgment.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED

     The Peoples Bankcorp Board of Directors has fixed the close of business on July___, 2003 as the record date for the determination of stockholders of Peoples Bankcorp entitled to receive notice of and to vote at the annual meeting. On the record date, there were 134,035 shares of Peoples Bankcorp common stock outstanding. Each holder of Peoples Bankcorp common stock is entitled to one vote per share held of record on the record date.

     The presence in person or by proxy at the annual meeting of the holders of one-third of the outstanding shares of Peoples Bankcorp common stock is required for a quorum. Under the New York Business Corporation Law, approval and adoption of the merger agreement will require the affirmative vote of a majority of the outstanding shares of Peoples Bankcorp common stock entitled to vote on the merger agreement. In accordance with the Bylaws of Peoples

Bankcorp, the proposal to adjourn the annual meeting must be authorized by a majority of the votes cast at the annual meeting entitled to vote on the proposal. Pursuant to the Bylaws of Peoples Bankcorp, directors shall be elected by a plurality of the votes of shares present in person or by proxy at the annual meeting. Accordingly, an abstention, a failure to vote, or a broker non-vote, has the same effect as a vote against the merger agreement but not as a vote against the proposal to adjourn the annual meeting or the election of the directors. Directors and executive officers of Peoples Bankcorp and their affiliates beneficially owned on the record date an aggregate of 54,264 shares, or approximately 40.48% of the outstanding shares of Peoples Bankcorp common stock (excluding shares which they had the right to acquire on the exercise of options and unvested shares granted pursuant to the Management Recognition
Plan). Peoples Bankcorp's directors and executive officers have entered into a Voting Agreement to vote all shares of Peoples Bankcorp common stock beneficially held by them FOR the approval and adoption of the merger agreement.

VOTING AND REVOCATION OF PROXIES

     Shares of Peoples Bankcorp common stock represented by a proxy properly signed and received at or prior to the annual meeting, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of Peoples Bankcorp common stock represented by the proxy will be voted "FOR" approval and adoption of the merger agreement, "FOR" the proposal to adjourn the annual meeting, if necessary, and "FOR" the two (2) nominees for director proposed by Peoples Bankcorp.

     If you want to revoke the proxy you submit in response to this proxy solicitation, you must: (i) sign and deliver a written notice with a later date to the Secretary of Peoples Bankcorp at or before the meeting stating that you want to revoke the proxy; (ii) sign and deliver to the Secretary of Peoples Bankcorp at or before the meeting a later-dated proxy card relating to the same shares; or (iii) attend the meeting and vote in person. Revoking a proxy is effective only if it occurs before the polls close at the annual meeting. Attending the meeting does not automatically revoke a proxy. You must deliver written notice revoking a proxy to Todd Mashaw, Secretary, Peoples Bankcorp, Inc., 825 State Street, Ogdensburg, New York 13669; telephone number (315) 393-4340.

     A proxy may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though those shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present for purposes of quorum but will not be counted as voting in favor of such proposal.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of Peoples Bankcorp may solicit proxies from Peoples Bankcorp's stockholders, either personally or by telephone or other form of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. Peoples Bankcorp will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. Peoples Bankcorp will bear its own expenses in connection with the solicitation of its proxies for the annual meeting.

IMPORTANT INFORMATION FOR STOCKHOLDERS WHOSE STOCK IS HELD IN STREET NAME

     If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on Peoples Bankcorp's stock records in your own name, your broker will not vote your shares on the merger agreement unless you instruct your broker how you want your votes to be cast. Please tell your broker as soon as possible how to vote your shares to make sure that your broker has enough time to vote your shares before the polls close at the meeting. If your stock is held in street name, you do not have the direct right to vote your shares or to revoke a proxy for your shares unless the record holder of your stock gives you that right in writing.

IMPORTANT INFORMATION FOR PARTICIPANTS IN THE PEOPLES BANKCORP EMPLOYEE STOCK OWNERSHIP PLAN

     If you participate in the Peoples Bankcorp Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in your plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the trustees' exercise of their fiduciary obligations.


                       THE MERGER AGREEMENT AND THE MERGER

     The following discussion is qualified by reference to the Agreement and Plan of Merger which is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to read the merger agreement carefully in its entirety. All information contained in this proxy statement with respect to Community Bank System, PB Acquisition Corp. and Community Bank, N.A. has been obtained from a publicly available source or supplied by Community Bank System and has not been independently verified by Peoples Bankcorp.

THE PARTIES TO THE MERGER AGREEMENT

     PEOPLES BANKCORP. Peoples Bankcorp is a New York corporation organized at the direction of the Board of Directors of Ogdensburg Federal Savings and Loan Association in 1998 to be the holding company for Ogdensburg Federal Savings and Loan Association following its conversion from mutual to stock form. Ogdensburg Federal Savings and Loan Association is a federally chartered savings bank that operates one full service office in Ogdensburg, New York. Ogdensburg Federal Savings and Loan Association was federally chartered in 1888.

     COMMUNITY BANK SYSTEM. Community Bank System is a Delaware corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Community Bank System is the parent company of Community Bank, N.A., a national bank and commercial banking franchise headquartered in Upstate New York. Upon completion of its pending merger with Grange National Banc Corp., Community Bank System will have 128 customer facilities and 95 ATM's stretching diagonally from Northern New York to the Southern Tier and west to Lake Erie, and in Northeastern Pennsylvania.

     PB Acquisition Corp. is a wholly owned subsidiary of Community Bank System, which was recently formed under the laws of the State of New York for the sole purpose of facilitating the Merger.

DESCRIPTION OF THE MERGER AGREEMENT AND THE MERGER

     Peoples Bankcorp, PB Acquisition Corp. and Community Bank System entered into the Agreement and Plan of Merger on May 6, 2003. The merger agreement provides that if the conditions described below are met or waived, Peoples Bankcorp will merge with PB Acquisition Corp. As a result of the Merger, each stockholder of Peoples Bankcorp (other than those stockholders who perfect dissenter's rights under New York law) will receive $30.00 in cash for each share of Peoples Bankcorp common stock owned. Holders of options to purchase shares of Peoples Bankcorp common stock, regardless of whether the option is exercisable, will receive a cash payment equal to the excess of the $30.00 per share merger consideration over the exercise price per share of such option multiplied by the number of shares for which the option is exercisable. Stockholders who have received grants under the under the Peoples Bankcorp Management Recognition Plan which are unvested will receive cash payments equal to $30.00 per share. Stockholders entitled to a distribution under the Peoples Bankcorp Employee Stock Ownership Plan will receive cash payments equal to $30.00 per share attributable to their account with the plan. After the Merger, Peoples Bankcorp stockholders will cease to be stockholders of Peoples Bankcorp. Immediately after the Merger, (i) Peoples Bankcorp, as a wholly owned subsidiary of Community Bank System, will be merged with and into Community Bank System with the result that Community Bank System will acquire all of the assets and liabilities of Peoples Bankcorp and Peoples Bankcorp will cease to exist, and
(ii) Ogdensburg Federal Savings and Loan Association will merge with and into Community Bank, N.A. with the result that Community Bank, N.A. will acquire all of the assets and liabilities of Ogdensburg Federal Savings and Loan Association, and Ogdensburg Federal Savings and Loan Association will cease to exist.

BACKGROUND OF THE MERGER

     In April 2001, Robert E. Wilson, the President of Peoples Bankcorp, was contacted by a local community bank. A representative of this community bank met with Mr. Wilson over lunch and expressed the interest of his community bank in acquiring Peoples Bankcorp. Soon afterwards, this community bank submitted an initial offer to acquire Peoples Bankcorp for $22.00 per share of Peoples Bankcorp common stock. Additional subsequent offers were made by the community bank at offer prices of $25.00 and $28.00 per share of Peoples Bankcorp common stock. Due to this interest in acquiring Peoples Bankcorp being evidenced, Mr. Wilson approached another community bank to see if they too might be interested in acquiring Peoples Bankcorp.

     The second community bank approached by Mr. Wilson expressed a strong interest in acquiring Peoples Bankcorp, and offered $28.00 per share of Peoples Bankcorp common stock. After obtaining the second community bank's offer, the original community bank that offered to acquire Peoples Bankcorp increased their offer to $30.00 per share.

     On August 27, 2001, Peoples Bankcorp retained Feldman Financial to evaluate the offer of $30.00 per share of Peoples Bankcorp common stock and the capability of the potential acquiring community bank to complete a transaction at that offer price. It was determined by the Board of Directors with the advice of Feldman Financial Advisors, Inc. that given the very high level of problem assets retained by this potential acquiring community bank, as well as other financial difficulties it was experiencing, that there was substantial concern about the ability of this bank to obtain regulatory approval of the merger and it was decided not to pursue a transaction with this community bank.

     In October 2001, Mr. Wilson was contacted by a mutual savings institution. A representative of this bank, over lunch with Mr. Wilson, expressed the interest of his community bank in acquiring Peoples Bankcorp. A series of meetings followed this luncheon, including a meeting of the Board of Directors of Peoples Bankcorp and the board of directors of the third community bank. This bank made an offer to Peoples Bankcorp of $30.00 per share of Peoples Bankcorp common stock. The bank then commenced due diligence at Peoples Bankcorp and through this process concluded that one of the loans on the balance sheet of Peoples Bankcorp made them uncomfortable and as a result this bank determined that it no longer wished to acquire Peoples Bankcorp.

     In April 2002, Mr. Wilson received a telephone call from Sanford A. Belden, the President and Chief Executive Officer of Community Bank System, who wanted to meet for lunch in Watertown, New York. Following several more meetings and numerous discussions over the next several months, a letter was received by Mr. Wilson, on behalf of Peoples Bankcorp, from Community Bank System offering to acquire Peoples Bankcorp for cash at an offer of $29.50 per share of Peoples Bankcorp common stock. The offer included 1,000 shares of restricted common stock of Community Bank System for each member of the Board of Directors of Peoples Bankcorp for service on an advisory board to Community Bank, N.A. designed to facilitate a smooth merger of the banking operations. The Board requested that the amount of restricted stock to be granted to each director for service on the advisory board be reduced by half to 500 shares of restricted stock per director, the offer price in exchange for an increase by $.50 per share to $30.00 per share of Peoples Bankcorp common stock. The counter-offer was agreed to in principle by Community Bank System, subject to a successful completion of its diligence.

     Community Bank System then commenced due diligence with respect to Peoples Bankcorp and in September 2002 it indicated that it wished to obtain a Phase I environmental site assessment on the site where Peoples Bankcorp's office is located due to the fact that an automobile dealership/garage and storage tanks were formerly present on the site. The Phase I environmental site assessment suggested that there could possibly be two tanks still buried at the site. A Phase II environmental site assessment was commenced. It was determined that a clean-up of the site was required which was performed by an independent third party and took place in late 2002. Expenses of Peoples Bankcorp incurred as a result of the clean-up were approximately $115,000.

     Following the completion of the site clean-up, Peoples Bankcorp and Community Bank System resumed their acquisition discussions in January 2003 maintaining the same offer terms discussed in the fall of 2002. Although the environmental clean-up of the site was completed, Peoples Bankcorp has not yet received a favorable letter from the New York State Department of Environmental Conservation ("DEC"). Therefore, Community Bank System proposed adding a contingency to a definitive merger agreement with respect to the receipt of this favorable letter expected from the DEC with respect to the site. Peoples Bankcorp elected not to proceed with such a contingency, but instead to wait until the favorable letter from the DEC had been received. A favorable letter was received in April of 2003.

     The definitive merger agreement was approved by the Board of Directors of Peoples Bankcorp on May 6, 2003 and Mr. Wilson executed the agreement on behalf of Peoples Bankcorp and Mr. Belden executed the agreement on behalf of Community Bank System on the same day.

     While Peoples Bankcorp was waiting for the favorable letter from the State of New York with respect to the site, they were approached by yet another potential acquiring company. This company was located in New York City. A letter was sent to Peoples Bankcorp offering a purchase price of five million dollars. It was at first unclear how to compare this offer to the per share offers previously made by other bidders. After speaking with representatives of the offeror and ascertaining that the offeror, who was not a banking institution, would rely on outside financing which had not yet been obtained, and was involved in making both conventional and unconventional commercial real estate loans, including loans to borrowers with credit problems unable to find financing from other sources, Feldman Financial Advisors, Inc. and Stradley, Ronon, Stevens & Young, LLP advised Peoples Bankcorp that the new offeror would have significant problems in obtaining regulatory approval to acquire a federal savings bank, such as Ogdensburg Federal Savings and Loan Association, and that furthermore the outside financing was a significant contingency.

     The Board of Directors of Peoples Bankcorp met in April 2003 and determined not to pursue the new offer. The Board considered the advice of its financial and legal advisors, the fact that it had a merger agreement with Community Bank System predominately negotiated, and counsel's advice that a transaction with Community Bank System would probably not encounter any significant regulatory approval difficulties. The Board of Directors concluded that proceeding to negotiate a definitive merger agreement with Community Bank System was in the best interests of Peoples Bankcorp and its stockholders.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Peoples Bankcorp's Board of Directors believes that the Merger is in the best interest of stockholders. The Board of Directors considered a number of factors in deciding to adopt the merger agreement and recommend the terms of the Merger to stockholders, including:

     o the value being offered to the stockholders of Peoples Bankcorp in relation to the market value, book value and earnings per share of Peoples Bankcorp common stock;

     o information concerning the financial condition, results of operations and prospects of Peoples Bankcorp, including the long term growth potential of Peoples Bankcorp as an independent savings and loan holding company;

     o    the competitive environment for financial institutions generally;

     o the compatibility of the respective business management philosophies of Peoples Bankcorp and Community Bank System;

     o the ability of Community Bank System and its subsidiary bank to provide comprehensive financial services in relevant markets;

     o the fact that Community Bank, N.A. has the financial and managerial resources to serve the lending and deposit needs of the local communities served by Ogdensburg Federal Savings and Loan Association and that Community Bank, N.A.'s increased financial and managerial resources following the Merger and the Bank Merger will enhance the long-term customer service potential for Ogdensburg Federal Savings and Loan Association's customer base;

     o the financial terms of other recent business combinations in the local financial services industry;

     o the fact that the consideration to be received in the Merger by Peoples Bankcorp's stockholders reflects a premium for Peoples Bankcorp's common stock over the value at which it has traded in the market during the last year; and

     o the opinion of Peoples Bankcorp's financial advisor, Feldman Financial that the consideration to be received by Peoples Bankcorp's stockholders in the Merger is fair to such stockholders from a financial point of view.

     The foregoing discussion of the information and factors considered by Peoples Bankcorp's Board of Directors is not intended to be exhaustive. Peoples Bankcorp's Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

     Generally, the Board of Directors concluded that in the long term Peoples Bankcorp could not produce stockholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Peoples Bankcorp's stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINION OF PEOPLES BANKCORP'S FINANCIAL ADVISOR

     In connection with the Merger, Peoples Bankcorp requested Feldman Financial to render its opinion as to the fairness, from a financial point of view, of the merger consideration to the holders of Peoples Bankcorp common stock. At the May 6, 2003 meeting of the Peoples Bankcorp Board, Feldman Financial delivered an oral opinion to the Peoples Bankcorp Board, which they confirmed in writing as of the same date, and which opinion will be subsequently confirmed in writing within five (5) days of the mailing date of this proxy statement, that as of such date and subject to certain considerations set forth in the opinion, the merger consideration was fair, from a financial point of view, to Peoples Bankcorp stockholders.

     THE FULL TEXT OF FELDMAN FINANCIAL'S WRITTEN OPINION, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS APPENDIX
B. YOU SHOULD READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. FELDMAN FINANCIAL'S OPINION IS DIRECTED TO THE PEOPLES BANKCORP BOARD OF DIRECTORS AND ADDRESSES ONLY THE MERGER CONSIDERATION. THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF PEOPLES BANKCORP TO ENGAGE IN THE TRANSACTION OR ANY OTHER ASPECT OF THE ACQUISITION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO HOW TO VOTE AT THE ANNUAL MEETING. THE SUMMARY OF FELDMAN FINANCIAL'S OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS OPINION.

     In arriving at its opinion, Feldman Financial, among other things:

     o    reviewed the merger agreement;

     o reviewed certain other information related to Peoples Bankcorp, and discussed with the senior management of Peoples Bankcorp the future prospects of Peoples Bankcorp;

     o reviewed certain publicly available financial statements, both audited and unaudited, and related financial information of Peoples Bankcorp and Community Bank System, including the most recent two Annual Reports and/or 10-KSB ending December 31, 2002 and 2001, as well as other internally generated reports of Peoples Bankcorp relating to financial performance and asset quality;

     o reviewed certain financial and stock market data for both Peoples Bankcorp and other publicly held companies in businesses similar to those of Peoples Bankcorp;

     o reviewed reported stock prices and historical trading activity of Peoples Bankcorp common stock;

     o    reviewed  the  financial   terms  of  other  merger  and   acquisition
          transactions that it deemed relevant; and

     o considered such other information, studies, analyses and examinations, and financial, economic and market criteria, which it deemed relevant.

     In preparing its opinion, Feldman Financial assumed and relied upon the accuracy and completeness of all financial and other information that it received, reviewed, or discussed. With respect to these financial forecasts, Feldman Financial assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of
Peoples Bankcorp. Management of Peoples Bankcorp prepared the financial projections utilized by Feldman Financial in certain of its analyses. Peoples Bankcorp does not publicly disclose internal management projections of the type provided to Feldman Financial and, as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in these projections. Feldman Financial did not assume any responsibility for independently verifying this information, did not undertake an independent evaluation or appraisal of the assets or liabilities of Peoples Bankcorp or Community Bank System, and was not furnished with any appraisal or evaluation. Feldman Financial was not retained to and did not review any individual loan credit files. Feldman Financial is not an expert in the evaluation of allowances of loan losses and has not independently verified such balances, and has relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of Peoples Bankcorp at December 31, 2002 are adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practices as of the date of such financial statements. Feldman Financial was not retained to and did not conduct a physical inspection of any of the properties or facilities of Peoples Bankcorp. Feldman Financial's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. With respect to Community Bank System, Feldman Financial's review was limited solely to ascertain the ability of Community System to complete the Merger.

     In formulating its opinion to the Peoples Bankcorp Board, Feldman Financial prepared a variety of financial and comparative analyses, including those described below. The following is a summary of the material financial analyses performed by Feldman Financial and reviewed with the Peoples Bankcorp Board in connection with Feldman Financial's opinion dated May 6, 2003, and does not purport to be a comprehensive description of the analyses underlying the opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most relevant and appropriate methods of financial analyses and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Accordingly, Feldman Financial believes that its analyses must be considered as a whole and selecting portions of the analyses and factors, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

     COMPARABLE TRANSACTION ANALYSIS. Feldman Financial reviewed certain financial data related to acquisitions of thrifts. Feldman Financial reviewed publicly available information for 14 transactions that were announced after June 30, 2001 and involved acquisitions of thrifts nationwide with total assets less than $60 million and with positive year-to-date earnings.

                                                                                                               DEAL
ANNOUNCE                                                                                                       VALUE
DATE          BUYER                               ST     INDUSTRY   SELLER                           ST        ($M)
====================================================================================================================

  03/05/03    Prosperity Bancshares Inc.          TX     Bank       BankDallas SSB                   TX
                                                                                                                7.0
  12/20/02    Sun Bancorp Inc.                    PA     Bank       Steelton Bancorp Inc.            PA
                                                                                                                7.2
  09/12/02    Laurel Capital Group Inc.           PA     Thrift     SFSB Holding Co.                 PA
                                                                                                                9.9
  07/03/02    Salin Bancshares, Inc.              IN     Bank       Blue River FSB                   IN
                                                                                                                3.5
  06/27/02    Bement Bancshares Inc.              IL     Bank       CGB&L Financial Group            IL
                                                                                                                2.1
  06/19/02    Shay Investment Services Inc.       FL     NA         IBL Bancorp Inc.                 LA
                                                                                                                5.3
  04/04/02    Bastrop Bancshares, Inc.            TX     Bank       CBCT Bancshares Inc.             TX
                                                                                                                7.6
  01/09/02    Community Bankshares, Inc.          CO     Bank       Rocky Ford Financial Inc.        CO
                                                                                                                7.9
  11/20/01    Pocahontas Bancorp Inc.             AR     Thrift     North Arkansas Bancshares Inc.   AR
                                                                                                                4.5
  11/20/01    Randolph Bank & Trust Company       NC     Bank       Morris Plan Savings Bank, SSB    NC
                                                                                                                2.9
  10/10/01    Fidelity Bancorp Inc.               PA     Thrift     Carnegie Financial Corp.         PA
                                                                                                                3.4
  10/03/01    Investor Group - BK2 Inc.           TX     NA         Franklin Bank, SSB               TX
                                                                                                               10.7
  08/27/01    American Home Mortgage Hldgs.       NY     Other      Valley Bancorp Inc.              MD
                                                                                                                5.4
  08/23/01    Peoples Community Bancorp Inc.      OH     Thrift     Kenwood Bancorp Inc.             OH
                                                                                                                7.5

     THE  FOLLOWING  TABLE  COMPARES  OFFER  PRICE  RATIOS  DERIVED  BY  FELDMAN
FINANCIAL FOR PEOPLES BANKCORP WITH THE MEAN AND MEDIAN RATIOS FOR ALL COMPARABLE TRANSACTIONS. THE VARIOUS OFFER PRICE RATIOS REVIEWED WERE BASED UPON INFORMATION AVAILABLE AT THE TIME OF ANNOUNCEMENT OF EACH TRANSACTION.

                                                                                          Comparative Group
                                                                  Peoples         -----------------------------------
                                                                  Bankcorp              Mean             Median
                                                               ================   ===================================
Offer Price / Book Value Per Share (%)                             124.02              138.67            129.47
Offer Price / Last Twelve Months EPS (x)                            81.08 (1)           21.89             20.84
Premium / Core Deposits (%)                                          3.85                7.36              6.85

(1) Earnings adjusted to reflect a normalized level would be 17.73. This would include a level of loan loss provisions of 20bps and elimination of the $115,000 of expense incurred by Peoples Bankcorp related to clean-up of a potential environmental hazard.

     No company or transaction used in the comparable company or comparable transaction analyses is identical to Peoples Bankcorp or the Merger. Accordingly, an analysis of the results involves complex considerations and judgments concerning differences in financial and operating characteristics of the various companies as well as other factors that may affect trading values or announced merger values of Peoples Bankcorp and the companies to which it is being compared.

     DISCOUNTED CASH FLOW ANALYSIS. Feldman Financial performed a discounted cash flow analysis to determine a range of present values per share of Peoples Bankcorp common stock under various circumstances, assuming Peoples Bankcorp performed in accordance with information regarding potential future earnings provided by its management. This range was determined by adding (i) the present value of the estimated future dividend stream that Peoples Bankcorp is projected to generate over the period from 2003 to 2006, and (ii) the present value of the "terminal value" of Peoples Bankcorp common stock at the end of 2006. The terminal values of Peoples Bankcorp common stock at the end of the period were approximated by applying a range of price to earnings multiples from 12x to 22x and price to book value ratios from 80% to 130%. The dividend stream and terminal values were discounted to present values using discount rates from 10% to 18%. Based on the above assumptions, this present value analysis yielded an imputed range of values per share of Peoples Bankcorp common stock of between $10.15 and $24.37 per share when applying the price to earnings multiples, and an imputed range of values of between $12.66 and $27.04 per share when applying the price to book value ratios. Feldman Financial noted that the discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

     COMPARABLE COMPANY ANALYSIS. Feldman Financial used publicly available financial information to compare selected financial performance and trading market data for Peoples Bankcorp and 7 publicly traded thrift institutions, referred to collectively as the Peoples Bankcorp comparable group. The Peoples Bankcorp comparable group consisted of the following companies:

COMPANY                                                  EXCHANGE        CITY                   STATE
=========================================================================================================
BancAffiliated, Inc.                                     OTC BB          Bedford                TX
First Federal of Olathe Bancorp, Inc.                    OTC BB          Olathe                 KS
Globe Bancorp, Inc.                                      OTC BB          Metairie               LA
Heritage Bancshares, Inc.                                OTC BB          Terrell                TX
Home Building Bancorp, Inc.                              Pink Sheet      Washington             IN
SFB Bancorp, Inc.                                        OTC BB          Elizabethton           TN
Sistersville Bancorp, Inc.                               OTC BB          Sistersville           WV

     The following table compares selected financial performance and trading market ratios of Peoples Bankcorp with the mean and median ratios for the 7 thrifts composing the Peoples Bankcorp comparable group. The series of historical financial data used in connection with the ratios below was as of or for the twelve months ended December 31, 2002 and trading market price data was as of April 22, 2003.

                                                                                   Comparative Group
                                                                       ------------------------------------------
                                             Peoples Bankcorp                 Mean                  Median
                                             ==================        ==========================================
Total Assets (000's)                               $28,786                   $49,215                 $50,302
Equity/Assets                                        11.22 %                   17.10 %                 17.51 %
Loans/Assets                                         59.30 %                   70.21 %                 69.91 %
Return on Average Assets                              0.17 %   (1)              0.89 %                  0.88 %
Return on Average Equity                              1.56 %   (1)              5.63 %                  4.82 %
Net Interest Margin                                   3.87 %                    3.77 %                  3.99 %
Trading Price/Book Value                             86.81 %   (1)             83.07 %                 80.71 %
Trading Price/LTM EPS                                56.76 x   (1)             15.26 x                 13.93 x
Total Return - One Year                               0.36 %   (1)             19.76 %                 16.83 %

(1) On a normalized basis, which would include a level of loan loss provisions of 20bps and elimination of the $115,000 of expense incurred by Peoples Bankcorp related to clean-up of a potential environmental hazard, return on average assets would be .78%; return on average equity would be 6.99%; and the trading price/LTM EPS would be 17.73x .

     HISTORICAL STOCK PRICE PERFORMANCE: Feldman Financial reviewed the history of the reported trading prices of Peoples Bankcorp common stock, and the relationship between the movements in the prices of Peoples Bankcorp common stock to movements in certain stock indices, including the S&P 500, the SNL Thrift Index and the SNL Mid-Atlantic Thrift Index. During the periods commencing with December 31, 1999 and April 30, 2002 through April 22, 2003, the price performance of Peoples Bankcorp common stock outperformed the S&P 500 Index but lagged the SNL Thrift Index and the SNL Mid-Atlantic Thrift Index.

                                                                      Change                Change
                                                                       Since                 Since
                                                                    12/31/99               4/30/02
                                                               --------------       ---------------
Peoples Bankcorp Common Stock                                         76.84%                 0.00%

S&P 500                                                              -39.29%               -17.17%

SNL Thrift Index                                                     104.34%                 2.85%

SNL Mid-Atlantic Thrift Index                                        116.17%                 3.71%

     In performing its analyses, Feldman Financial made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Peoples Bankcorp or Community Bank System. The analyses performed by Feldman Financial are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as a part of Feldman Financial's evaluation of the fairness from a financial point of view of the merger consideration to Peoples Bankcorp stockholders and were conducted in connection with the rendering of Feldman Financial's opinion. As described above, Feldman Financial's opinion and the information provided by Feldman Financial to the Peoples Bankcorp Board were among various factors taken into consideration by the Peoples Bankcorp Board in making its determination to approve the merger agreement. The terms of the merger agreement were determined through negotiations between Peoples Bankcorp and Community Bank System, and was approved by the entire Peoples Bankcorp Board of Directors.

     Feldman Financial is a nationally recognized firm whose business practice is focused principally on financial institutions and other financial services companies. The Peoples Bankcorp Board retained Feldman Financial based upon its qualifications, expertise and reputation and its familiarity with Peoples Bankcorp and transactions similar to the Merger. As part of its business, Feldman Financial is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, initial public offerings, private placements and recapitalizations. In the past, Feldman Financial has provided other financial advisory services to Peoples Bankcorp for which services Feldman Financial received customary fees. In the past five years, Feldman Financial has been paid professional fees aggregating approximately $22,000 for other financial advisory services rendered to Peoples Bankcorp. Pursuant to a letter agreement executed August 27, 2001 between Peoples Bankcorp and Feldman Financial, Peoples Bankcorp has agreed to pay Feldman Financial (i) a non-refundable consulting fee of $5,000 upon signing of the letter agreement, (ii) a fee of $10,000 upon signing of a definitive agreement and (iii) a transaction fee payable at acquisition closing equal to $15,000. The letter agreement with Feldman Financial also provides that Peoples Bankcorp will reimburse Feldman Financial for its out-of-pocket expenses and indemnify and hold harmless Feldman Financial and related parties from and against certain liabilities and expenses, which may include certain liabilities under securities laws, in connection with the performance of services by Feldman Financial under this engagement.

PAYMENT PROCEDURES

     Community Bank System will appoint an exchange agent to facilitate the payment for shares of Peoples Bankcorp common stock and options. At or before the closing of the Merger, Community Bank System will deposit with the exchange agent sufficient funds so that the exchange agent can pay the merger consideration to all stockholders of Peoples Bankcorp. No later than three (3) business days after the merger is consummated, Community Bank System will cause the exchange agent to mail transmittal letters and instructions to all Peoples Bankcorp stockholders at their addresses as shown on Peoples Bankcorp's official stock records. Stockholders can then use the transmittal letters to submit their stock certificates for payment. As soon as practicable after the exchange agent receives a properly completed transmittal letter and the applicable stock certificate, the exchange agent will mail the payment to the stockholder. If a stockholder has lost his or her stock certificate, the exchange agent or Community Bank System may require that the stockholder submit an affidavit of lost certificate, indemnity agreement and/or bond in order to receive payment.

     The merger consideration will be paid without interest. Accordingly, stockholders of Peoples Bankcorp should promptly complete and return their transmittal letters and stock certificates as quickly as possible. Transmittal letters will be sent to the addresses used to mail this proxy statement. If you own your stock directly in your own name and you want to update your address, you should immediately contact Peoples Bankcorp's transfer agent. If you own your stock in "street name" through a broker, the exchange agent will send the transmittal letter to the record owner of your shares and you will not need to submit your shares yourself for payment. Instead, you should contact your broker to receive payment.

     At any time following the expiration of six (6) months following the effective time of the Merger, Community Bank System shall be entitled to direct the exchange agent to deliver to it any funds which were deposited with the exchange agent and not disbursed to holders of Peoples Bankcorp common stock. Thereafter, stockholders shall be entitled to look to Community Bank System only as general creditors with respect to any merger consideration that may be payable upon due surrender of certificates of common stock of Peoples Bankcorp.

CLOSING

     The closing of the Merger will take place on the first business day, or other mutually agreeable time, after satisfaction or waiver of all of the conditions to closing of the Merger as set forth in Article VI of the merger agreement at the offices of the law firm on Bond, Schoeneck & King, PLLC, One Lincoln Center, Syracuse, New York 13202. In no event, however, can the closing occur until all required regulatory approvals have been obtained and all related waiting periods have expired and Peoples Bankcorp stockholders have approved the merger agreement. The parties anticipate that, provided all the required consents can be obtained, the Merger will close during the third or fourth quarter of 2003. Once the closing conditions of the agreement have been satisfied or waived, the parties will file a certificate of merger for the Merger. Upon the effective time of the Merger, the certificate of incorporation and bylaws of PB Acquisition Corp., each as in effect immediately prior to the effective time of the Merger, shall be the certificate of incorporation and bylaws, respectively of Peoples Bankcorp, as the surviving corporation, in each case until amended in accordance with the New York Business Corporation Law. The directors and officers of PB Acquisition Corp. immediately prior to the effective time of the Merger, shall be the officers and directors of the surviving corporation.

CONDITIONS TO COMPLETION OF THE MERGER

     The consummation of the Merger will only occur if all of the following conditions, among other conditions, are met or waived.

     Peoples Bankcorp is not obligated to consummate the Merger unless at or prior to the closing date the following conditions are satisfied or waived by Peoples Bankcorp:

     o Community Bank System and PB Acquisition Corp. shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with at or prior to the closing date;

     o The representations and warranties of Community Bank System and PB Acquisition Corp. contained in Article IV of the merger agreement shall be true and correct, in all material respects, on and as of the date of the merger agreement and the closing date as though made on and as of the closing date (unless a representation or warranty specifically relates to an earlier date, in which case the representation or warranty must be true and correct in all material respects on such earlier date), except as otherwise contemplated by the merger agreement or consented to in writing by Peoples Bankcorp; provided, however, that in determining whether or not this closing condition is satisfied, no effect shall be given to any qualifications or exceptions in the representations and warranties relating to materiality or a "material adverse effect" (as defined in the merger agreement), but this closing condition shall be deemed to be satisfied unless the failure of such representations and warranties to be true and correct constitute, individually or in the aggregate, a "material adverse effect" on Community Bank System;

     o Peoples Bankcorp shall have received a written certification signed by an authorized officer of the exchange agent confirming that the exchange agent holds in its possession cash or other immediately available funds sufficient to pay the aggregate merger consideration; and

     o Peoples Bankcorp shall have received from each of Community Bank System and PB Acquisition Corp. certain certificates signed by the respective President and Chief Executive Officer of each of Community Bank System and PB Acquisition Corp. that certain closing conditions set forth in the merger agreement have been satisfied.

     Community Bank System and PB Acquisition Corp. are not obligated to consummate the Merger unless at or prior to the closing date the following conditions are satisfied or waived by Community Bank System:

     o Peoples Bankcorp shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with at or prior to the closing date;

     o    The  representations  and warranties of Peoples Bankcorp  contained in
          Article III of the merger agreement shall be true and correct, in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (unless a representation or warranty specifically relates to an earlier dated, in which case the representation or warranty must be true and correct in all material respects on such earlier date) except as otherwise contemplated by the merger agreement or consented to in writing by Community Bank System and PB Acquisition Corp., provided, however, that in determining whether or not this closing condition is satisfied, no effect shall be given to any qualifications or exceptions in the representations and warranties relating to materiality or a "material adverse effect" (as defined in the merger agreement), but this closing condition shall be deemed to be satisfied unless the failure of such representations and warranties to be true and correct constitute, individually or in the aggregate, a "material adverse effect" on Peoples Bankcorp;

     o Peoples Bankcorp shall have received a Voting Agreement from each of its directors and executive officers, which shall be in full force and effect;

     o Community Bank System shall have received from Peoples Bankcorp a certificate, dated as of the closing date, signed the President and Chairman of Peoples Bankcorp to the effect that certain closing conditions set forth in the merger agreement have been satisfied.

     No party is obligated to consummate the Merger unless at or prior to the closing, the following conditions are satisfied:

     o There shall not have been instituted, pending or threatened in writing any action or proceeding of, nor shall there be in effect any judgment, order, decree or injunction by any governmental authority or administrative agency or in a court of competent jurisdiction, or any other legal restraint preventing or seeking to prevent the consummation of the transactions contemplated by the merger agreement;

     o Peoples Bankcorp stockholders must have approved the merger agreement and all other corporate action necessary to authorize the execution, delivery and performance of the merger agreement and the other transactions contemplated by the merger agreement, including the Bank Merger, and the consummation of all such transactions, must have been duly taken; and

     o The parties to the merger agreement shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by the merger agreement, including the Bank Merger and Short Form Merger, and all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to be satisfied prior to the consummation of such transactions shall have been satisfied.

AGREEMENTS OF THE PARTIES

     Prior to the consummation of the Merger and the other transactions contemplated by the merger agreement, Peoples Bankcorp has agreed to do the following:

     o Call and give notice of the meeting at which the merger agreement shall be proposed to the stockholders of Peoples Bankcorp, for the purpose of the stockholders voting on the approval and adoption of the merger agreement, as promptly as practicable after the 30th day following the date a preliminary proxy statement with respect to the merger agreement is filed by Peoples Bankcorp with the Securities and Exchange Commission ("SEC"), (unless the proxy statement becomes subject to SEC review, in which case the meeting shall be called and notice thereof shall be given no later than 20 days after the SEC notifies Peoples Bankcorp that it is satisfied with the revisions made pursuant to and in response to SEC comments and that the SEC has no further comments) and Peoples Bankcorp shall use all reasonable efforts to hold the meeting at which the merger agreement is proposed for adoption and approval to the Peoples Bankcorp stockholders as soon as practicable, subject to the applicable notice requirements under the New York Business Corporation Law;

     o Use commercially reasonable efforts to cause the opinion of Feldman Financial dated within five (5) days of the mailing date of this proxy statement, opining that the Merger is fair to the Peoples Bankcorp stockholders from a financial point of view, to be issued;

     o Subject to the fiduciary duties of the Board of Directors of Peoples Bankcorp pursuant to the New York Business Corporation Law, as determined after consultation with outside counsel and financial advisors, the Board of Peoples Bankcorp will recommend to the stockholders that they vote in favor of the adoption and approval of the merger agreement and Peoples Bankcorp will solicit from its stockholders proxies in favor of the approval and adoption of the merger agreement and shall take all other action necessary or desirable to secure the vote of the stockholder's to obtain their approval and adoption of the merger agreement. Notwithstanding any withdrawal, modification or change in any recommendation of the Board of Directors of Peoples Bankcorp, to the extent permitted by law, Peoples Bankcorp agreed that it shall hold a stockholders' meeting at which the merger agreement shall be proposed for adoption and approval within the time period set forth in the merger agreement;

     o Within sixty (60) days after the date on which the merger agreement was executed, prepare and file with the SEC a proxy statement to be sent to the stockholders of Peoples Bankcorp to solicit their votes to approve and adopt the merger agreement, and advise Community Bank System promptly after it receives notice or any request for additional information from the SEC for the amendment or supplement of this proxy statement;

     o Cause Ogdensburg Federal Savings and Loan Association to provide such assistance to Community Bank, N.A., as is reasonably necessary, to prepare for the conversion and transfer in connection with the Merger all information concerning loans, deposits, and other assets and liabilities of Ogdensburg Federal Savings and Loan Association into Community Bank, N.A.'s own data processing system and otherwise
          combine  the  operations  of  Ogdensburg   Federal  Savings  and

          Loan Association and Community Bank, N.A. upon consummation of the Merger, including providing Community Bank, N.A. with computer file instructions with respect to the information on its data processing systems regarding the assets and liabilities of Ogdensburg Federal Savings and Loan Association, together with operational procedures designed to implement the transfer of such information to Community Bank, provided that the confidentially of customer information shall be preserved and no information shall be transferred until the effective time of the Merger;

     o Immediately prior to the effective time of the Merger, consistent with generally accepted accounting principles and on a basis mutually satisfactory to Peoples Bankcorp and Community Bank System, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) consistent with generally accepted accounting principles, so as to be applied on a basis consistent with those of Community Bank System;

     o Prior to the effective time of the Merger, review with Community Bank System the adequacy of reserves for loan loss established by Peoples Bankcorp, and if deemed warranted by both parties, make mutually acceptable changes to such reserves under generally accepted accounting principles; and

     o Following the approval and adoption of the merger agreement by the stockholder's of Peoples Bankcorp and the receipt of all requisite regulatory approvals for the Merger, Peoples Bankcorp agrees to cooperate with Community Bank System in certain planned actions designed to improve the short and long-term profitability of Peoples Bankcorp and eliminate or reduce any potential earnings per share dilution of Community Bank System upon the consummation of the Merger, including but not limited to those actions set forth on the schedule to the "certain policies" covenant of the merger agreement.

     The parties to the merger agreement have agreed to do the following, among other things:

     o If at any time prior to the effective time of the Merger any party discovers any event or circumstances relating to such party to the merger agreement, or its directors, officers or 5% or greater stockholders that pursuant to the Securities Exchange Act of 1934, as amended, should be set forth in an amendment or supplement to this proxy statement, the party shall promptly notify all other parties;

     o As promptly as practicable, but no later than thirty (30) days after the date the merger agreement was executed, and after a reasonable opportunity for review by the other party and its counsel, Community Bank System, PB Acquisition Corp. and Peoples Bankcorp will have submitted any requisite applications for prior approval of, and notices with respect to, the transactions contemplated by the merger agreement to the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the Federal Reserve Board, and each of the parties shall, and shall cause their respective subsidiaries to, submit any applications, notices or other filings to any other state or federal governmental agency, department or body, the approval of which is required or desirable for the consummation of the Merger, the Bank Merger or the Short Form Merger;

     o Use their best efforts to complete the Merger, the Bank Merger and the Short Form Merger; and

     o No party to the merger agreement shall take any action that would cause the transactions contemplated by the merger agreement to be subject to the requirement imposed by Section 912 of the New York Business Corporation Law, and each of the parties to the merger agreement shall take all necessary steps within its control to exempt (or ensure the contained exemption of) all the transactions contemplated by the merger agreement from, or if necessary challenge the validity or applicability of, any applicable takeover laws as now or hereinafter in effect.

     Community Bank System has agreed to do the following:

     o Community Bank System and PB Acquisition Corp. shall cooperate in the preparation of this proxy statement, which is to be mailed to the stockholders of Peoples Bankcorp in connection with obtaining their approval and adoption of the merger agreement;

     o As promptly as practicable following the effective time of the Merger, take such action as may be necessary to cause the formation of a six
          (6) member advisory board comprised of five (5) members of the Board of Directors of Peoples Bankcorp and the President and Chief Executive Officer of Community Bank System. The function of the advisory board is to advise Community Bank, N.A. on deposit, lending and financial activities in Peoples Bankcorp's former market area and to ensure a smooth transition of business relationships in connection with the Merger. Each of the five (5) directors of Peoples Bankcorp who shall serve as a member of the advisory board shall be granted 500 shares of restricted common stock of Community Bank System in consideration for service as a member of the advisory board for two years. The shares shall vest one-half every year over the two (2) years of advisory board service. If one of the five (5) directors ceases to serve on the advisory board prior to the expiation of the two(2) year term for any reason, any restricted shares which had not become vested shall be forfeited by such advisory board member. The advisory board shall meet no more than six (6) times per year; and

     o Community Bank System shall reimburse Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association for all out-of-pocket expenses reasonably incurred in complying with the covenant in the agreement with respect to the integration of the banking operations of Community Bank, N.A. and Ogdensburg Federal Savings and Loan Association, provided such expense are approved in writing and in advance by Community Bank System and Community Bank System is provided with adequate evidence documenting such expenses.

RESTRICTIONS ON OPERATIONS

     Peoples Bankcorp has agreed that it will not do, and it will not permit Ogdensburg Federal Savings and Loan Association to do, any of the following without first having received the prior written consent of Community Bank System, which consent will not be unreasonably withheld:

     o carry on its business other than in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the merger agreement, or incur an obligation in excess of $25,000 in the aggregate or which requires performance over more than one year (other than loans, investments and Federal Home Loan Bank borrowings booked in the usual, regular and ordinary course of business);

     o declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or earnings other than its regular annual cash dividends on the common stock of Peoples Bankcorp in amounts not in excess of $0.075 per share paid in the fourth quarter of 2003;

     o issue any shares of its capital stock or permit any treasury shares to become outstanding, other than pursuant to the exercise of stock options which are outstanding on the date of the merger agreement; redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

     o incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

     o issue, grant or authorize any rights (or amend or modify the terms or exercisability of any outstanding rights), including without limitation, any stock options or any awards under the Peoples Bankcorp Employee Stock Ownership Plan or Peoples Bankcorp Management Recognition Plan, except as otherwise set forth in the merger agreement, or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

     o amend or otherwise change its certificate of incorporation or articles of association or bylaws; impose, or suffer the imposition, on any share of capital stock of Peoples Bankcorp of any lien, charge or encumbrance;

     o merge or consolidate with, or acquire control over, any person or create any subsidiary;

     o waive or release any material right or cancel or compromise any material debt or claim other than in the ordinary course of business consistent with past practice with prior notice to Community Bank System;

     o sell, liquidate, pledge or encumber or dispose of, or acquire any, assets with a value in excess of $25,000 (other than assets acquired in foreclosure, in lieu of foreclosure or other legal proceedings relating to collateral for loans in each case in the ordinary course of business consistent with past practice); make any capital expenditure in excess of $25,000 in the aggregate; or establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

     o increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive (including without limitation, any "change of control" or severance payment) to, any of its directors, officers or employees except as required by law or contractual obligation in effect as of the date of the merger agreement; or become party to, adopt, terminate, amend, or commit itself to, any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement, other than in the ordinary course of business consistent with past practice or except as required by existing plans or agreements; or accelerate the vesting of any deferred compensation, except as otherwise set forth herein;

     o except as contemplated by the merger agreement, change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law, or as required by the Office of Thrift Supervision;

     o    change its  methods of  accounting  in effect at  December  31,  2002, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2002, except as required by applicable law;

     o take any action that is intended or result in any of its representations or warranties in the merger agreement being or becoming untrue in any material respects at any time prior to the effective time (as defined in the merger agreement), or in any of the conditions to the merger of Peoples Bankcorp with and into PB Acquisition Corp. set forth in Article VI of the merger agreement not being satisfied, except as may be required by law; or

     o agree to do any of the foregoing or take any other action which would in any manner interfere with, impede, delay, or make more costly the consummation of the transactions contemplated by the merger agreement.

OTHER ACQUISITION PROPOSALS

     The merger agreement provides that from and after the date of the merger agreement until the earlier of the closing contemplated by the merger agreement or the termination of the merger agreement in accordance with its terms, neither Peoples Bankcorp nor any of its representatives and agents may, directly or indirectly, (a) initiate, solicit or respond to discussions or engage in negotiations with any person (whether such negotiations are initiated by Peoples Bankcorp or otherwise) or take any action intended or designed to facilitate the efforts of any person, other than Community Bank System, relating to the possible acquisition, recapitalization or other business combination involving Peoples Bankcorp or any of its subsidiaries or any material portion of the capital stock or assets of Peoples Bankcorp or any of its subsidiaries, (b) provide non-public information with respect to Peoples Bankcorp or any of its subsidiaries to any person, or (c) enter into an agreement with any person other than Community Bank System, with respect to the actions described in subsection (a) of this paragraph.

     However, Peoples Bankcorp may participate in discussions or negotiations with, and provide non-public information and access to, any third party, but only if:

     o the party in question has delivered a written, unsolicited bona fide acquisition proposal;

     o the Peoples Bankcorp Board of Directors determines in good faith, after consultation with its financial advisor and reasonable inquiry, that: (i) the competing acquisition proposal would likely result in a transaction with terms more favorable to the Peoples Bankcorp stockholders than those contemplated by the merger agreement; and (ii) the party making the competing acquisition proposal is financially capable of consummating the transaction contemplated by the proposal, or of obtaining the requisite financing; and

     o the Peoples Bankcorp Board of Directors determines in good faith after consultation with outside legal counsel that the Board's fiduciary duty requires it to participate in discussions or negotiations with, and provide non-public information and access to, that party.

     The Peoples Bankcorp Board of Directors may recommend an acquisition proposal meeting all of the criteria above to the stockholders of Peoples Bankcorp, and the Peoples Bankcorp Board of Directors may withdraw or modify (or refrain from making) its recommendation that the stockholders adopt and approve the merger agreement, and refuse to solicit proxies to secure the stockholder vote on the merger agreement, provided, that:

     o Peoples Bankcorp had provided Community Bank System at least 48 hours prior notice of any meeting of Peoples Bankcorp Board of Directors at which the Board is reasonably expected to consider the competing acquisition proposal;

     o the Peoples Bankcorp Board does not recommend the competing acquisition proposal for a period of not less than the greater of two full business days and 48 hours after Community Bank System's receipt of a copy of the proposal and the identity of the proposing party; and

     o Peoples Bankcorp does not enter into a definitive agreement relating to the competing acquisition proposal unless Community Bank System fails to match the terms of the proposal within the greater of two (2) full business days and 48 hours after Community Bank System's receipt of a copy of the proposal and the identity of the proposing party.

     Notwithstanding the foregoing, Peoples Bankcorp must hold and convene a stockholders' meeting and provide material information concerning the meeting to its stockholders, even if the Peoples Bankcorp Board of Directors has withdrawn, modified or determined not to make a recommendation of the Merger. Peoples Bankcorp may not provide non-public information to a third party unless it has entered into a confidentiality agreement with Peoples Bankcorp that is at least as restrictive as the one between Peoples Bankcorp and Community Bank System, and unless the non-public information in question has been previously made available to Community Bank System.

REPRESENTATIONS AND WARRANTIES

     Peoples Bankcorp has made certain representations and warranties in the merger agreement. If any of these representations or warranties is materially false or incorrect on the date of the merger agreement or on the closing date, such that the related closing condition in the merger agreement would not be satisfied, Community Bank System has the right to terminate the merger agreement and not proceed with the Merger. The principal representations and warranties relate to: (i) the capital structure of Peoples Bankcorp; (ii) the organization, standing and corporate authority of Peoples Bankcorp; (iii) the ownership of Peoples Bankcorp's subsidiaries and the capital structure of its subsidiaries;
(iv) Peoples Bankcorp's authority to enter into and perform its obligations under the merger agreement; (v) Peoples Bankcorp's due execution and delivery of the merger agreement; (vi) the validity and enforceability of the merger agreement against Peoples Bankcorp in accordance with its terms; (vii) Peoples Bankcorp's execution and delivery and performance of the merger agreement conflicting with the certificate or incorporation or bylaws of Peoples Bankcorp;
(viii) Peoples Bankcorp's execution and delivery and performance of the merger agreement resulting in a material breach, default, termination, cancellation or acceleration of any obligation of Peoples Bankcorp or its subsidiaries; (ix) Peoples Bankcorp's execution and delivery and performance of the merger agreement being a material violation any law or regulation; (x) the absence of any requisite approval or filing for the merger agreement and the transactions contemplated thereby; (xi) regulatory filings of Peoples Bankcorp and its subsidiaries; (xii) the SEC documents of Peoples Bankcorp; (xiii) financial statements of Peoples Bankcorp; (xiv) the books and records of Peoples Bankcorp and its subsidiaries; (xv) the absence of any material adverse change affecting Peoples Bankcorp; (xvi) absence of material undisclosed liabilities of Peoples Bankcorp or its subsidiaries; (xvii) title to properties of Peoples Bankcorp and its subsidiaries; (xviii) loans of Ogdensburg Federal Savings and Loan Association; (xix) the allowance for loan losses of Ogdensburg Federal Savings and Loan Association; (xx) tax matters of Peoples Bankcorp and its subsidiaries;
(xxi) employee benefit plans of Peoples Bankcorp; (xxii) material contracts of Peoples Bankcorp and its subsidiaries; (xxiii) material contract defaults of Peoples Bankcorp or its subsidiaries; (xxiv) legal proceedings against Peoples Bankcorp or its subsidiaries; (xxv) compliance with laws by Peoples Bankcorp and its subsidiaries; (xxvi) labor matters of Peoples Bankcorp and its subsidiaries; (xxvii) brokers' and finders' fees; (xxviii) insurance maintained by Peoples Bankcorp and its subsidiaries; (xxix) environmental liability of Peoples Bankcorp and its subsidiaries; (xxx) administration of trust accounts by Peoples Bankcorp and its subsidiaries; (xxxi) intellectual property of Peoples Bankcorp and its subsidiaries;

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

(xxxii) information in this proxy statement; (xxxiii) risk management instruments of Peoples Bankcorp and its subsidiaries; (xxxiv) interested party transactions; (xxxv) the inapplicability of the takeover statutes of the State of New York; (xxxvi) the absence of a rights plan or agreement for the stockholders of Peoples Bankcorp; (xxxvii) investment securities of Peoples Bankcorp or its subsidiaries; (xxxviii) the regulatory capitalization of Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association; (xxxix) compliance with the Community Reinvestment Act and anti-money laundering and customer information laws by Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association; and (xxxx) agreements with and examination by banking authorities.

     Community Bank System and PB Acquisition Corp. also have each made certain representations and warranties in the merger agreement. If any of these representations or warranties is materially false on the date of the merger agreement or the closing date, such that the related closing condition in the merger agreement would not be satisfied, Peoples Bankcorp has the right to terminate the merger agreement and not proceed with the Merger. The principal representations and warranties relate to: (i) the due organization, good standing and corporate power of Community Bank System and PB Acquisition Corp.;
(ii) Community Bank System's and PB Acquisition Corp.'s authority to enter into the merger agreement; (iii) Community Bank System's and PB Acquisition Corp.'s due execution and delivery and performance of their obligations of the merger agreement; (iv) the validity and enforceability of the merger agreement against Community Bank System and PB Acquisition Corp. in accordance with its terms; (v) Community Bank System's and PB Acquisition Corp.'s execution and delivery and performance of the merger agreement conflicting with the certificate of incorporation or bylaws of Community Bank System and PB Acquisition Corp., respectively; (vi) Community Bank System and PB Acquisition Corp.'s execution and delivery and performance of the merger agreement resulting in a material breach, default, termination, cancellation or acceleration of any obligation of Community Bank System and PB Acquisition Corp., respectively; (vii) Community Bank System and PB Acquisition Corp.'s execution and delivery and performance of the merger agreement being a material violation any law or regulation; (viii) the absence of any requisite approval or filing for the merger agreement and the transactions contemplated thereby; (ix) regulatory filings of Community Bank System and its subsidiaries; (ix) legal proceedings against Community Bank System or its subsidiaries; (x) information in this proxy statement; (xi) financial resources of Community Bank System; (xii) compliance with the Community Reinvestment Act and anti-money laundering and customer information laws by Community Bank System and Community Bank, N.A.; and (xiii) agreements with and examination by banking authorities.

REGULATORY APPROVALS

     Consummation of the Merger and the Bank Merger is subject to the receipt of all regulatory approvals required for the completion of the Merger and the Bank Merger. Community Bank System is a bank holding company and is subject to regulation and supervision by the Board of Governors of the Federal Reserve System. Therefore, the Merger must be approved by the Board of Governors of the Federal Reserve System. The subsequent Bank Merger, whereby Ogdensburg Federal Savings and Loan Association merges with and into

Community Bank, N.A., must be approved by the Office of the Comptroller of the Currency, with notice sent to the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The U.S. Department of Justice also has the legal right to review the Merger and the Bank Merger for competitive reasons.

     In reviewing applications for mergers, the Federal Reserve Board and the Office of the Comptroller of the Currency must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the effect of the merger, the insurance risk to the Savings Association Insurance Fund and the Bank Insurance Fund, and the convenience and needs of the communities to be served. Further, the Federal Reserve Board and the Office of the Comptroller of the Currency may not approve the mergers if either determines, among other things, that the mergers would: (i) result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the banking business in any part of the United States; or (ii) substantially lessen competition, or tend to create a monopoly, in any section of the country, or in any other manner be in restraint of trade, unless the Federal Reserve Board and the Office of the Comptroller of the Currency finds that the anti-competitive effects of the mergers are clearly outweighed in the public interest by the probable effect of the mergers in meeting the convenience and needs of the communities to be served.

     The Community Reinvestment Act of 1977 also requires that the Office of the Comptroller of the Currency, in deciding whether to approve the merger of the two banks, to assess their records of performance in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. The Office of the Comptroller of the Currency regulations provide for publication of notice and an opportunity for public comment on the application for the acquisition of Ogdensburg Federal Savings and Loan Association by Community Bank System and Community Bank, N.A. As part of the review process, it is not unusual for the Office of the Comptroller of the Currency to receive protests and adverse comments from community groups and others. The receipt by the Office of the Comptroller of the Currency of comments on the application, or a decision to hold a meeting or hearing, as permitted under the Office of the Comptroller of the Currency regulations, could prolong the period during which a merger is subject to review by the Office of the Comptroller of the Currency. As of the date of this proxy statement, Peoples Bankcorp is not aware of any protests, adverse comments or requests for a meeting or hearing filed with the Office of the Comptroller of the Currency concerning the Merger or the Bank Merger.

     The mergers may not take place for a period of 15 to 30 days following the Federal Reserve Board and the Office of the Comptroller of the Currency approval, during which time the Department of Justice has authority to challenge the Merger and the Bank Merger on antitrust grounds. The precise length of this period will be determined by the Federal Reserve Board and the Office of the Comptroller of the Currency, in consultation with the Department of Justice. The commencement of an antitrust action would stay the effectiveness of any approval granted by the Federal Reserve Board and the Office of the Comptroller of the Currency unless a court specifically orders otherwise.

     Community Bank System and Peoples Bankcorp are working together and have filed the requisite applications for approval of the Merger and the Bank Merger with the Federal Reserve

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

Board and the Office of the Comptroller of the Currency. As of the date of this proxy statement, neither party has received Federal Reserve Board nor Office of the Comptroller of the Currency approval. Neither the Merger or the Bank Merger can proceed in the absence of the requisite approvals. There can be no assurance that the Federal Reserve Board or Office of the Comptroller of the Currency approval will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approval will not contain a condition or requirement that causes such approval to fail to satisfy the conditions set forth in the merger agreement and described under "THE MERGER AGREEMENT AND THE MERGER - Conditions to Completion of the Merger."

     Peoples Bankcorp and Community Bank System are not aware of any other regulatory approvals that would be required for completion of the Merger, the Short Form Merger or the Bank Merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals will be sought by the parties to the merger agreement. There can be no assurance that any other approvals, if required, will be obtained, and if obtained, there can be no assurance as to the date of any such approval.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the consideration to be received by Peoples Bankcorp stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Merger.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated on or at any time prior to the closing date by the mutual written consent of the respective boards of directors of the parties to the merger agreement. In addition, the merger agreement may be terminated as follows:

     o by Community Bank System in writing, if Peoples Bankcorp breaches the covenants or agreements or representations and warranties made in the merger agreement, if such breach is curable, and has not been cured within 30 days after written notice to Peoples Bankcorp, and the breach would entitle Community Bank System to not consummate the Merger under the terms of the merger agreement;

     o by Peoples Bankcorp in writing, if Community Bank System breaches the covenants or agreements or representations and warranties made in merger agreement, if such breach is curable, and has not been cured within 30 days after written notice to Community Bank System, and the breach would entitle Peoples Bankcorp to not consummate the Merger under the terms of the merger agreement; provided however, that Peoples Bankcorp is not entitled to terminate the merger agreement in the event that Community Bank System breaches its representation and warranty regarding its financial resources, if and to the extent that Community Bank System is capable of delivering the merger consideration at closing, and further provided that Peoples Bankcorp is not entitled to terminate the merger agreement if Community Bank
          System  breaches  its   representation   and
          warranty regarding its regulatory filings, the compliance of Community Bank System and Community Bank, N.A. with the Community Reinvestment Act and anti-money laundering and customer information and security laws and with respect to agreements and examination by applicable bank regulatory authorities if and to the extent that any such inaccuracy or breach of any such representation does not prevent, or materially hinder or delay, the receipt of requisite regulatory approvals;

     o by any party to the merger agreement in writing upon final denial and the expiration of the time period for appeals and reconsideration of any applicable regulatory agency approval which is required or desirable for the consummation of the Merger, the Short Form Merger or the Bank Merger, or if any governmental entity of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the Merger, the Bank Merger or the Short Form Merger;

     o    by  any  party  to  the  merger   agreement  in  the  event  that  the
          stockholders of Peoples Bankcorp do not approve the merger agreement and the transactions contemplated by the merger agreement at the annual meeting, notice for which is being given with this proxy statement;

     o by any party to the merger agreement if the Merger has not been consummated by the close of business on March 31, 2004, unless the failure to so consummate by such date is principally due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements set forth in the merger agreement;

     o    by Community Bank System if:

          (i) the Board of Directors of Peoples Bankcorp shall withdraw, modify or change its approval or recommendation of the merger agreement or the transactions contemplated thereby, in a manner adverse to Community Bank System, or if Peoples Bankcorp had failed to include in this proxy statement the recommendation of the Board of Directors in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby;

          (ii) following its receipt of a "takeover proposal" (as defined in the merger agreement) or the public announcement of a "takeover proposal", Peoples Bankcorp shall fail to prepare and file this proxy statement with the SEC or to promptly advise Community Bank System after it receives any notice or request from the SEC for the amendment or supplement of this proxy statement or for additional information, or if at any time prior to the effective time of the Merger; Peoples Bankcorp shall fail to notify Community Bank System of any event or circumstance relating to a party to the merger agreement, or the directors, officers or 5% stockholders of any party to the merger agreement, that should be set forth in an amendment or supplement to this proxy statement;

         (iii) the Board of Directors of Peoples Bankcorp shall have recommended to the stockholders of Peoples Bankcorp a "superior proposal" (as defined in the merger agreement) or Peoples Bankcorp shall have executed a letter of intent, definitive agreement or similar document with respect to a "superior proposal";

          (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Peoples Bankcorp common stock is commenced and Peoples Bankcorp shall not have within ten (10) business days after the commencement of the tender offer or exchange offer sent to its stockholders a statement that the Board of Directors of Peoples Bankcorp recommends the rejection of such tender or exchange offer;

          (v) a "takeover proposal" with respect to Peoples Bankcorp (other than as covered by (iv) above) is publicly announced and, upon Community Bank System's request, Peoples Bankcorp fails to issue a press release within three business days of such request announcing its opposition to such "takeover proposal"; or

          (vi) the Board of Directors of Peoples Bankcorp shall have resolved to take any of the actions described in subsection (i) through (iii) above; and

     o by Peoples Bankcorp if the Board of Directors of Peoples Bankcorp has recommended to the stockholders of Peoples Bankcorp a "superior proposal" or Peoples Bankcorp shall have executed a letter of intent, definitive agreement or other similar document with respect to a "superior proposal," provided that Peoples Bankcorp shall have complied with all applicable procedures concerning superior proposals set forth in the merger agreement.

     In the event the merger agreement should be terminated pursuant to the foregoing, the merger agreement shall become void and have no effect, except that the provisions of the merger agreement relating to confidentiality, the termination fee and expenses shall survive any termination and a termination shall not relieve the breaching party from liability for any willful breach of a covenant or agreement or representation or warranty giving rise to such termination.

AMENDMENT OF THE MERGER AGREEMENT

     The merger agreement may be amended, in writing, upon approval by the respective boards of directors of the parties thereto, at any time before or after approval of the merger agreement by Peoples Bankcorp's stockholders. Any amendment to the merger agreement after the stockholders of Peoples Bankcorp have approved the merger agreement, which by law requires stockholder approval, will require a resolicitation and approval of the stockholders of Peoples Bankcorp.

WAIVER OF PERFORMANCE OF OBLIGATIONS

     Each of Peoples Bankcorp, Community Bank System and PB Acquisition Corp. may, by a signed writing, extend the time for performance of any of the obligations or acts of the other party, or waive any of the inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the merger agreement.

EXPENSES AND TERMINATION FEE

     Except for the reimbursement of out-of-pocket costs and expenses and the termination fee described below, all fees and expenses incurred in connection with the merger agreement, and the transactions contemplated by the merger agreement, shall be paid by the party incurring such expenses, whether or not such transactions are consummated.

     REIMBURSEMENT OF EXPENSES. If the merger agreement is terminated for any of the following reasons, Peoples Bankcorp must reimburse Community Bank System, within three (3) business days of the termination, all out-of-pocket costs and expenses incurred by Community Bank System and its subsidiaries in connection with the transactions contemplated by the merger agreement, up to a maximum of $35,000 in the aggregate:

     o Community Bank System terminates the merger agreement because Peoples Bankcorp willfully or knowingly breached any of its representations, warranties or covenants in the merger agreement;

     o    Community Bank System terminates the merger agreement because:

          (i) the Board of Directors of Peoples Bankcorp withdraws, modifies or changes its approval or recommendation of the merger agreement or the transactions contemplated thereby, in a manner adverse to Community Bank System, or Peoples Bankcorp failed to include in this proxy statement the recommendation of the Board of Directors in favor of the approval of the merger agreement and the transactions contemplated thereby;

          (ii) following its receipt of a "takeover proposal" (as defined in the merger agreement) or the public announcement of a "takeover proposal", Peoples Bankcorp failed to prepare and file this proxy statement with the SEC or fails to promptly advise Community Bank System after it receives any notice or request from the SEC for the amendment or supplement of this proxy statement or for additional information, or if at any time prior to the effective time of the Merger, Peoples Bankcorp fails to notify Community Bank System of any event or circumstance relating to Peoples Bankcorp, or its directors, officers or 5% stockholders that should be set forth in an amendment or supplement to this proxy statement;

         (iii) the Board of Directors of Peoples Bankcorp has recommended to the stockholders of Peoples Bankcorp a "superior proposal" (as defined in the merger agreement) or Peoples Bankcorp has executed a letter of intent, definitive agreement or similar document with respect to a "superior proposal";

          (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Peoples Bankcorp common stock is commenced and Peoples Bankcorp has not within ten (10) business days after the commencement of the tender offer or exchange offer sent to its stockholders a statement that the Board of Directors of Peoples Bankcorp recommends the rejection of such tender or exchange offer;

         (vii) a "takeover proposal" with respect to Peoples Banckorp (other than as covered by (iv) above) is publicly announced and, upon Community Bank System's request, Peoples Bankcorp fails to issue a press release within three (3 business days of such request announcing its opposition to such "takeover proposal"; or

        (viii) the Board of Directors of Peoples Bankcorp shall have resolved to take any of the actions described in subsection (i) through
               (iii) above;

     o either Community Bank System or Peoples Bankcorp terminates the merger agreement in writing, after a "takeover proposal" by a third party is received by Peoples Bankcorp or made public, if the Peoples Bankcorp stockholders fail to adopt and approve the merger agreement at the annual meeting, notice of which is being given by this proxy statement, or the Merger is not consummated by March 31, 2004, (unless, at the time of either of the above described two circumstances, Community Bank System or PB Acquisition Corp. is then in breach of its representations, warranties or covenants contained in the merger agreement such that Peoples Bankcorp would not have been required to consummate the Merger, and Peoples Bankcorp has notified Community Bank System in writing of that fact) prior to the termination of the merger agreement; or

     o Peoples Bankcorp terminates the merger agreement because its Board of Directors recommended to the stockholders of Peoples Bankcorp a "superior proposal" or Peoples Bankcorp has executed a letter of intent, a definitive agreement or other similar document with respect to a "superior proposal" in accordance with the provisions of the merger agreement.

     TERMINATION FEE. In situations where Community Bank System is entitled to a reimbursement of expenses after the termination of the merger agreement, as described above, Peoples Bankcorp must also pay Community Bank System no later than three (3) business days after a triggering event the sum of $160,000 following termination of the merger agreement after the first to occur of any of the following two events: either Peoples Bankcorp or Ogdensburg Savings and Loan Association consummates a transaction with a third party with respect to a

"takeover proposal" within one year of the termination of the merger agreement or if within such one year period, any third party consummates a tender offer or exchange offer for 25% or more of the outstanding common stock of Peoples Bankcorp.

TAX CONSEQUENCES TO STOCKHOLDERS

     The  following  is  a  discussion  of  the  material   federal  income  tax
consequences of the Merger to holders of Peoples Bankcorp common stock. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the Peoples Bankcorp common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Peoples Bankcorp stockholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

     The receipt of cash for Peoples Bankcorp common stock in connection with the Merger will be a taxable transaction for federal income tax purposes to stockholders receiving such cash. You will realize a gain or loss measured by the difference between your tax basis for the Peoples Bankcorp common stock owned by you at the time of the Merger and the amount of cash you receive for your Peoples Bankcorp shares. Your gain or loss will be a capital gain or loss if your Peoples Bankcorp common stock is a capital asset to you.

     The cash payments the holders of Peoples Bankcorp common stock will receive upon their exchange of the Peoples Bankcorp common stock pursuant to the Merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold 28% of the cash payments to holders of Peoples Bankcorp common stock to whom backup withholding applies, and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, you must provide the exchange agent with your taxpayer identification number and complete a form in which you certify that you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report interest and dividends. Your taxpayer identification number, as an individual, is your social security number.

     Neither Community Bank System nor Peoples Bankcorp has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Peoples Bankcorp's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Peoples Bankcorp stockholders with respect to any of the tax effects of the Merger to stockholders.

     THE ABOVE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE, CONSUMMATION OF THE MERGER MAY HAVE SIGNIFICANT STATE AND LOCAL INCOME TAX
CONSEQUENCES THAT ARE NOT DISCUSSED IN THIS PROXY STATEMENT. ACCORDINGLY, PERSONS CONSIDERING THE MERGER ARE URGED TO CONSULT THEIR

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

TAX ADVISORS WITH SPECIFIC REFERENCE TO THE EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED IN THIS PROXY STATEMENT.

DISSENTER'S RIGHTS

     Under New York law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to object to the Merger and file a written objection including a notice of election to dissent and demand for payment of the fair value of your shares with Peoples Bankcorp. IF YOU INTEND TO DISSENT AND DEMAND TO RECEIVE PAYMENT OF THE FAIR VALUE OF YOURS SHARES, YOU MUST COMPLY WITH THE PROVISIONS OF SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW IN ORDER TO RECEIVE PAYMENT FOR YOUR SHARES. PEOPLES BANKCORP WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES.

     The following is intended as a brief summary of the material provisions of the New York statutory procedures required to be followed by a Peoples Bankcorp stockholder in order to dissent from the Merger and receive payment of the fair value of their shares. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 623 of the New York Business Corporation Law, the full text of which appears in Appendix C of this proxy statement.

     This proxy statement constitutes Peoples Bankcorp's notice to its stockholders of the availability of dissenter's rights in connection with the Merger in compliance with the requirement of Section 623. If you wish to consider exercising your dissenter's rights you should carefully review the text of Section 623 contained in Appendix C because failure to timely and properly comply with the requirements of Section 623 will result in the loss of your rights under New York law.

     If you elect to dissent,  you must  satisfy the  conditions  stated  below.
Section 623 requires that a stockholder intending to enforce his or her right to receive payment for his or her shares in connection with a merger transaction, file with the corporation (in this case Peoples Bankcorp), before the August ___, 2003 annual meeting of stockholders, or at the meeting but before the vote, written objection to the Merger. The written objection shall include:

          o    A notice of election to dissent;
          o    The stockholders name and residence address;
          o    The number and class of shares as to which is dissented; and
          o A demand for payment of the fair value of the shares if the Merger is consummated.

     A stockholder may not dissent as to less than all of the shares as to which he or she has a right to dissent. The written notice of election to dissent must be in addition to and separate from any proxy or vote abstaining from or against the Merger. Voting against or failing to vote for the Merger by itself does not constitute an election to dissent within the meaning of Section 623. You must not vote in favor of the Merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, will constitute a waiver of your election to dissent in respect of the shares so voted and will nullify any previously filed written notices of election to dissent. Finally, you must continuously be the beneficial owner of your shares of Peoples Bankcorp through the effective date of the Merger. If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive cash payment for your shares of Peoples Bankcorp common stock as provided for in the merger agreement but you will have no dissenter's rights with respect to your shares of Peoples Bankcorp common stock.

     All notices of election to dissent should be addressed to Todd Mashaw, Secretary, Peoples Bankcorp, 825 State Street, Ogdensburg, New York 13669 and should be executed by, or on behalf of, the record holder of the shares of Peoples Bankcorp common stock.

     TO BE EFFECTIVE, A NOTICE OF ELECTION TO DISSENT BY A HOLDER OF PEOPLES BANKCORP COMMON STOCK MUST BE MADE BY OR IN THE NAME OF SUCH REGISTERED STOCKHOLDER, FULLY AND CORRECTLY, AS THE STOCKHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED NOTICE OF ELECTION TO DISSENT WITH RESPECT OF SUCH SHARES.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a notice of election to dissent should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the notice of election to dissent for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her dissenter's rights with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners.

     If you hold your shares of Peoples Bankcorp common stock in a brokerage account or in other nominee form and you wish to exercise dissenter's rights, you should consult with your broker or such other nominee to determine the appropriate procedures.

     If holders of a majority of the common stock of Peoples Bankcorp approve the Merger, then within ten (10) days of such approval, Peoples Bankcorp shall give written notice of such approval by registered mail to each stockholder of Peoples Bankcorp who filed an election to dissent with Peoples Bankcorp, and who did not withdraw his or her notice of election to dissent prior to the vote or vote in favor of the Merger.

     At the time of filing the notice of election to dissent or within one month thereafter, the dissenting stockholder shall submit his or her stock certificate(s) to either Peoples Bankcorp or the exchange agent. Upon receipt thereof, the applicable entity shall note conspicuously on the stock certificates that a notice of election has been filed and return the certificates to the stockholder who submitted them. Any stockholder with certificates who fails to submit his or her certificates for such notation shall at the option of Peoples Bankcorp, by written notice with forty-five (45) days of the date of filing such notice of election to dissent, lose his or her dissenter's rights.

     Within fifteen (15) days of the effective date of the Merger but not later than ninety (90) days from the date of the annual stockholder's meeting at which the merger agreement was adopted and approved, Community Bank System shall make a written offer by registered mail to each stockholder who has filed a notice of election to dissent to pay for his or her shares of common stock at a specified price that Community Bank System considers to be their fair value.

     This offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. So long as the Merger has become effective, such offer must also be accompanied by (1) advance payment to each stockholder who submitted his or her certificates to Peoples Bankcorp or the exchange agent for notation in an amount equal to eighty percent (80%) of the amount of such offer, or (2) as to a stockholder who has not yet submitted his or her certificates, if the time period has not expired, or if Peoples Bankcorp elects to grant the stockholder additional time, a statement that advance payment of eighty percent (80%) of the offer shall be promptly made by Community Bank System once certificates have been submitted and notated. If the Merger has not become effective at the time of the offer, then Community Bank System may wait until the Merger becomes effective to send the advance payment or statement of advance payment to the dissenting stockholders and any offer extended without the payment or statement of payment may be conditioned on the effectiveness of the Merger. Each advance payment or statement as to advance payment shall advise the recipient stockholder that acceptance of such payment does not constitute a waiver of any dissenter's rights. The offer made to each dissenting stockholder shall be made at the same price per share to all dissenting stockholders of the same class of stock. Such offer shall not be accompanied by a balance sheet or profit and loss statement of Peoples Bankcorp since the financial statements of Peoples Bankcorp shall be included in the annual report being furnished to stockholders along with this proxy statement.

     If within thirty (30) days of Community Bank System making the offer to the dissenting stockholders, Community Bank System and any stockholder agree on the price to be paid for his or her shares, payment for the shares shall made within sixty (60) days after the later of the offer or the effective date of the Merger, upon surrender of certificates for the subject shares.

     If Community Bank System fails to make an offer for the dissenting shares within fifteen (15) days of the effective date of the Merger, or if Community Bank System fails to agree on an offer price with any dissenting stockholder within the thirty (30) day period, Community Bank System shall within twenty
(20) days of the expiration of the applicable period, institute a special proceeding in the supreme court in the judicial district where the offices of Peoples Bankcorp was located.

     If Community Bank System fails to timely institute such proceeding, any dissenting stockholder may institute such proceeding with thirty (30) days of the expiration of the twenty (20) day period. If such a proceeding is not then timely instituted, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     If a proceeding is instituted, the court shall determine whether a dissenting stockholder is entitled to receive payment for his or her shares, and the court shall fix the fair value of such shares as of the close of business on the day prior to the annual stockholder's meeting at which the Merger was authorized. A final order shall be entered against Community Bank System for payment to the dissenting stockholders including interest from the effective date of the Merger. Each party to such proceeding shall bear its own costs and expenses, provided that the court may appoint or assess expenses and fees against the dissenting stockholders if the court finds that their refusal to accept the Community Bank System offer was arbitrary, or not in good faith. Similarly, the court may appoint and assess fees and expenses against Community Bank System if any of the following occur: (A) the fair value of the shares as determined by the court materially exceeds the amount which Community Bank System offered to pay; (B) no offer or required advance payment was made by Community Bank System; (C) Community Bank System failed to institute the special proceeding; or (D) Community Bank System failed to act in good faith. Community Bank System must make payment pursuant to the court order within sixty (60) days after final determination of the proceeding.

     In view of the complexity of Section 623, Peoples Bankcorp stockholders who may wish to dissent from the Merger and pursue dissenter's rights should consult their legal advisors.

INTEREST OF CERTAIN PERSONS IN THE MERGER

     Some members of Peoples Bankcorp's Board of Directors and certain officers may have interests in the Merger that are in addition to, or different from, the interests of stockholders. The Board of Directors was aware of these interests and considered them in adopting the merger agreement.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS AGAINST CLAIMS. For a period of six (6) years from the effective time of the Merger, Community Bank System has agreed to indemnify and hold harmless each present and former director and officer of Peoples Bankcorp from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the Merger to the fullest extent permitted, but as may be limited, by Delaware law. This indemnification includes but is not limited to liability arising out of the transactions contemplated by the merger agreement. Community Bank System has agreed to advance any costs to each of these persons as they are incurred to the extent permitted by Delaware law. Community Bank System has also agreed to provide directors' and officers' liability insurance coverage for the benefit of Peoples Bankcorp's directors and officers for three (3) years following consummation of the Merger by purchasing coverage; provided, that the cost is not greater than 200% of the per annum premiums paid by Peoples Bankcorp for the policy year that includes the date of the merger agreement, and such insurance can be reasonably obtained and provided that Community Bank System may substitute for the Peoples Bankcorp insurance in effect at the effective time of the Merger such other policy of at least the same coverage and amounts containing terms and conditions which are not less advantageous.

     CONVERSION OF STOCK OPTIONS. At the effective time of the Merger, each unexercised option, including unvested options, to purchase shares of Peoples Bankcorp common stock will be converted into the right to receive in cash an amount equal to the difference between $30.00 and the exercise price of each option multiplied by the number of shares of Peoples Bankcorp common stock subject to the option. As of June 30, 2003, the directors and executive officers of Peoples Bankcorp held options to purchase a total of 6,048 shares of Peoples Bankcorp common stock. The following table reflects the number of options, the exercise price of the options and the amounts payable to each director and executive officer upon cancellation of their stock options based on the per share merger consideration of $30.00.

                                         NUMBER OF
NAME OF DIRECTOR OR                SECURITIES UNDERLYING          EXERCISE PRICE           NET PROCEEDS
EXECUTIVE OFFICER                   UNEXERCISED OPTIONS             PER SHARE               UPON MERGER
--------------------               ---------------------          --------------           ------------
Robert E. Hentschel                        1,008                     $11.625                 $  18,522
Wesley L. Stitt                            1,008                     $11.625                 $  18,522
George E. Silver                           1,008                     $11.625                 $  18,522
Anthony P. LeBarge, Sr.                    1,008                     $11.625                 $  18,522
Robert E. Wilson                           2,016                     $11.625                 $  37,044

     CONVERSION OF MRP AWARDS. At the effective time of the Merger, each undistributed share of common stock of Peoples Bankcorp subject to an outstanding award under the Peoples Bankcorp Management Recognition Plan will be cancelled and extinguished in consideration and exchange for the right to receive in cash an amount equal to $30.00 per share of Peoples Bankcorp common stock from Community Bank System. The following table sets forth the number of undistributed shares of Peoples Bankcorp common stock and the amount payable to each director and executive officer upon consummation of the Merger, assuming the Merger is consummated during the third or fourth quarter of 2003:

                                  NUMBER OF UNDISTRIBUTED
NAME OF DIRECTOR OR                MANAGEMENT RECOGNITION           NET PROCEEDS
EXECUTIVE OFFICER                     PLAN SHARES OWNED              UPON MERGER
-------------------               ------------------------          ------------
Robert E. Hentschel                         162                           $4,860
Wesley L. Stitt                             162                           $4,860
George E. Silver                            162                           $4,860
Anthony P. LeBarge, Sr.                     162                           $4,860
Robert E. Wilson                            537                          $16,110

     TERMINATION OF ESOP. The ESOP shall be terminated as of, or prior to, the effective time of the Merger. At the effective time of the Merger, each share of common stock of Peoples Bankcorp held by the trustees of the ESOP for the ESOP, whether or not each share is then allocated to accounts of ESOP participants, shall be converted into the right to receive a cash payment from Community Bank System equal to $30.00 per share of Peoples Bankcorp common stock. As of December 31, 2002, the ESOP held 10,751 shares of Peoples Bankcorp common stock, of which approximately 4,300 shares have been allocated. In terminating the ESOP, Peoples Bankcorp shall apply for a favorable determination from the Internal Revenue Service that the termination of the ESOP does not adversely affect its tax-qualified status. As soon as possible after the effective time of the Merger, the outstanding balance and accrued interest of the ESOP loan shall be repaid in full by the ESOP trustees out of the merger consideration held by the ESOP and then the remaining consideration held by the ESOP shall be allocated to the accounts of ESOP participants in proportion to their relative ESOP account balances.

     EXECUTIVE EMPLOYMENT AGREEMENTS. Ogdensburg Federal Savings and Loan Association is party to employment agreements with President and Chief Executive Officer Robert E. Wilson and Vice President and Secretary Todd R. Mashaw, which provide for a severance payment equal to the difference between (i) the product of 2.99 times the "base amount" (as defined in the Internal Revenue Code) and
(ii) the sum of any other parachute payments (as defined in the Internal Revenue
Code) that each receives in the event that the respective executive officer (i) voluntarily terminates employment for any reason within the 30 day period beginning on the date of a "change of control," (ii) voluntarily terminates employment within 90 days of an event that both occurs during the period that begins on the date six months before a "change of control" and ends on the later of the first anniversary of the "change of control" or the expiration of the executive's employment agreement and constitutes "good reason" as defined in the executive's employment agreement or (iii) Ogdensburg Federal Savings and Loan Association, Peoples Bankcorp, or their successor(s) in interest terminate the executive's employment without his written consent for any reason other than "just cause" as defined in the executive's employment agreement during the period that begins on the date six months before a "change of control" and ends on the later of the first anniversary of the "change of control" or the expiration of the executive's employment agreement. Said sum may be paid either in one lump sum within ten (10) days of such termination or pursuant to an elected schedule if the employee files a Deferred Payment Election Form ninety
(90) days prior to the effective date of the Merger. The Merger shall constitute a "change of control" under each of the employment agreements. The estimated payments to be made to Mr. Wilson and Mr. Mashaw upon termination of these agreements are $275,221 and $138,051, respectively.

     EMPLOYEE BENEFIT PLANS. After the effective time of the Merger, Community Bank System and its subsidiaries have agreed to provide generally to Peoples Bankcorp's and Ogdensburg Federal Savings and Loan Association's employees who become employees of Community Bank System or any of its subsidiaries, employee benefits on terms and conditions substantially similar to those currently provided by Community Bank System and any of its subsidiaries to their similarly situated employees, and employees of Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association will be given credit for their past service with these entities for purposes of determining eligibility and vesting of employee benefits (but not for pension benefit accrual purposes) under all welfare and retirement programs maintained by Community Bank System and its subsidiaries in which such employees participate following the Merger.

     Furthermore, Community Bank System and its subsidiaries have agreed to offer continued employment to current employees of Peoples Bankcorp, or any of its subsidiaries, and those employees who accept such offer to continue as employees of Community Bank System, or its subsidiaries, after the effective time of the Merger, shall for a one year period immediately following the effective time of the Merger, receive compensation that is no less than what they were receiving on May 6, 2003 from Peoples Bankcorp and its subsidiaries.

--------------------------------------------------------------------------------
                 PROPOSAL TWO -- ADJOURNMENT OF THE ANNUAL MEETING
--------------------------------------------------------------------------------

     With this document, we are also requesting that stockholders approve a proposal to adjourn the annual meeting for not more than 29 days in order to solicit additional votes in favor of the proposal to approve and adopt the merger agreement in the event that such proposal has not received the requisite affirmative vote of stockholders at the annual meeting. If we desire to adjourn the annual meeting, we will request a motion that the annual meeting be adjourned for up to 29 days, and no vote will be taken on the proposal to approve and adopt the merger agreement at the originally scheduled annual meeting. If we adjourn the annual meeting for 29 days or less, we will not set a new voting record date or provide notice of the new adjourned meeting except that we will announce at the annual meeting the date, time and location of the adjourned annual meeting. All shares of Peoples Bankcorp common stock represented at the annual meeting by properly executed proxies will be voted in accordance with the instructions you indicate on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Peoples Bankcorp's Board of Directors. Peoples Bankcorp's Board of Directors unanimously recommends a vote "FOR" approval and adoption of the merger agreement and "FOR" adjournment of the annual meeting if sufficient votes are not present in person or by proxy to approve and adopt the merger agreement. Unless revoked prior to its use, any proxy solicited for the annual meeting will continue to be valid for any adjourned annual meeting, and will be voted in accordance with your instructions and, if no contrary instructions are given, for the proposal to approve and adopt the merger agreement.

     Any adjournment will permit Peoples Bankcorp to solicit additional proxies and will permit a greater expression of the views of Peoples Bankcorp stockholders with respect to the Merger. Such an adjournment would be disadvantageous to stockholders who are against the proposal to approve and adopt the merger agreement because an adjournment will give Peoples Bankcorp additional time to solicit favorable votes and increase the chances of approving that proposal. We have no reason to believe that an adjournment of the annual meeting will be necessary at this time.

     If a quorum is not present at the annual meeting, no proposal will be acted upon and the Board of Directors of Peoples Bankcorp will adjourn the annual meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

     BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT PEOPLES BANKCORP'S STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL. THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED TO APPROVE THE ADJOURNMENT PROPOSAL.

               PRINCIPAL HOLDERS OF PEOPLES BANKCORP COMMON STOCK

     The following table provides you with information regarding ownership of Peoples Bankcorp common stock by directors, executive officers and any person or group Peoples Bankcorp knows to beneficially own more than 5% of its outstanding common stock. The information is as of June 30, 2003. Information about persons or groups who own beneficially more than 5% of Peoples Bankcorp common stock is based on filings with the SEC on or before June 30, 2003.

                                                                                         PERCENT OF SHARES
NAME AND ADDRESS                                    AMOUNT AND NATURE OF                  OF COMMON STOCK
OF BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP (1)                  OUTSTANDING
-------------------                               ------------------------               ------------------
Paul B. Lee, Jr.                                       8,500                                  6.29%
765 Meeks Road
Oakland, KY  42189

Edward Gruca                                           9,500                                  7.03%
Lourdes  Gruca
29450 Cedar Road
Pepper Pike, OH  44124

Peoples Bankcorp, Inc.                                10,751   (2)                            8.06%
Employee Stock Ownership Plan
825 State Street
Ogdensburg, NY  13669

Robert E. Hentschel                                    8,077   (3)                            5.99%
Jolanne K. Hentschel
3897 B State Highway 37
Ogdensburg, NY  13669

Anthony P. LeBarge, Sr.                               10,647   (3)                            7.90%
Evelyn M. LeBarge
92 Ross Road
Ogdensburg, NY  13669

George E. Silver                                      11,127   (3)                            8.26%
Jane B. Silver
306 Jay Street
Ogdensburg, NY  13669

Wesley L. Stitt                                        9,222   (3)                            6.80%
Janet A. Stitt
7 Annette Street
Heuvelton, NY  13654

Robert E. Wilson                                      14,438   (4)                           10.72%
Barbara R. Wilson
405 Proctor Avenue
Ogdensburg, NY  13669

Todd Mashaw                                            2,031                                  1.51%
c/o Peoples Bankcorp, Inc.
825 State Street
Ogdensburg, NY  13669

All directors and executive officers                  55,542                                 40.50%
     As a group (6 persons)

_________
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership

                                       48

     at any time within 60 days from June 30, 2003. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the common stock.
(2) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The trustees of the ESOP, currently Directors Hentschel, LeBarge, Silver and Stitt, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received generally are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Board of Directors of Peoples Bankcorp. As of June 30, 2003, 4,300 shares had been allocated.
(3) Does not include 6,451 unallocated shares held by the ESOP, but does include 606 options for common stock exercisable within sixty days held by each director.
(4) Includes 1,515 shares allocated to Mr. Wilson's account under the ESOP, 807 shares granted under the MRP and 672 shares, which may be purchased pursuant to the exercise of stock options.


--------------------------------------------------------------------------------
                      PROPOSAL THREE--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

                    ELECTION OF DIRECTORS OF PEOPLES BANKCORP

     The Board of Directors of Peoples Bankcorp is composed of five members. The Certificate of Incorporation of Peoples Bankcorp requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated Robert E. Wilson and Anthony P. LeBarge, Sr. to serve as directors for a three-year period. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why the nominees might be unavailable to serve.

     Under the Bylaws of Peoples Bankcorp, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the annual meeting. Votes which are not cast at the annual meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee. Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the board will vote for the election of the named nominees.

     The following table sets forth the names of the Board's nominees for election as directors of Peoples Bankcorp and of those directors who will continue to serve as such after the annual meeting. Also set forth is certain other information with respect to each person's age, the year he first became a director of Ogdensburg Federal Savings and Loan Association (the "Association") the expiration of his term as a director, and the number and percentage of shares of common stock of Peoples Bankcorp beneficially owned. All of the individuals were initially appointed as director of Peoples Bankcorp in 1998 in connection with its incorporation.

                                                                                      SHARES OF
                                            YEAR FIRST                              COMMON STOCK
                                            ELECTED AS                              BENEFICIALLY
                          AGE AT THE         DIRECTOR        CURRENT TERM             OWNED AT         PERCENT OF
NAME                      RECORD DATE   OF THE ASSOCIATION     TO EXPIRE          JUNE 30, 2003 (1)       CLASS
----                      -----------   ------------------   ------------         -----------------    ----------
                                              BOARD NOMINEES FOR TERMS TO EXPIRE IN 2006

Robert E. Wilson              65               1966              2003                  14,438  (2)        10.72%
Anthony P. LeBarge, Sr.       53               1991              2003                  10,647  (3)         7.90%

                                                    DIRECTORS CONTINUING IN OFFICE

George E. Silver              63               1989              2004                  11,127  (3)         8.26%
Robert E. Hentschel           68               1992              2005                   8,077  (3)         5.99%
Wesley L. Stitt               73               1980              2005                   9,222  (3)         6.80%

____________
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of Peoples Bankcorp, stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of June 30, 2003. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. The ESOP trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the ESOP trustees in proportion to the participant-directed voting of allocated shares.
(2) Includes 1,515 shares allocated to Mr. Wilson's account under the ESOP, 807 shares granted under the MRP and 672 shares which may be purchased pursuant to the exercise of options within 60 days of June 30, 2003.
(3) Does not include 6,451 unallocated shares held by the ESOP. Includes 606 shares which may be purchased pursuant to the exercise of stock options by each director.

     Certain information concerning each director of Peoples Bankcorp for the last five years is set forth below.

     ROBERT E. WILSON has served as the President and Chief Executive Officer of Ogdensburg Federal Savings and Loan Association since 1963. He is a former member of the Ogdensburg City School Board, having served 15 years with two terms as President and two terms as Vice President. He is a member of Kiwanis International and has served on its board of directors. For 25 years he participated in the Kiwanis youth activity programs.

     ANTHONY P. LEBARGE, SR. served as the Chairman of the Board of Peoples Bankcorp until January 1998. He is the general manager of NOCO Lubricants South Corporation. He is a member of S.U.N.Y. Canton College Council and the Masonic Lodge No. 128.

     GEORGE E. SILVER is a partner in the law firm of Silver and Silver, and Ogdensburg City Court Judge. He served as Chairman of the Board from 1994 to 1995 and he is presently the

Chairman of the Board. He is a member of the Board of Directors of Ogdensburg Rescue Squad. He is also past Chairman and Trustee Emeritus of the Board of Trustees of the Remington Art Museum.

     ROBERT E. HENTSCHEL served as the past Chairman of the board of directors of Peoples Bankcorp. He is a general surgeon in private practice and has been the Regional Medical Director of the New York State Department of Corrections, Riverview Corrections Facility, since 1984. He is a Board member and past president of the Remington Art Museum and is a Board member of AAA Automobile Travel Club.

     WESLEY L. STITT serves as the Chairman of the board of directors. He was the Superintendent of Schools of the Ogdensburg City Schools before he retired in 1990. He is a Trustee of the Remington Art Museum, Chairman of S.U.N.Y. Canton College Council and Vice President of Augsbury Institute. He is also a member of the Heuvelton Development Committee, Rural Rehabilitation Committee and the Institute of Ethical Behavior.

                         MANAGEMENT OF PEOPLES BANKCORP

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

     The following sets forth information including his age as of the record date with respect to the sole executive officer of Peoples Bankcorp who does not sit on the Board of Directors. Executive officers of Peoples Bankcorp are appointed annually by its Board of Directors.

     TODD R. MASHAW, 40, has served as Vice President since 1989. He has been a member S.U.N.Y. Canton College Business Administration Advisory Committee since 1991. He was a member of the Board of Assessment and Review for the City of Ogdensburg from 1995 to 2000. He has also coached Kiwanis Baseball.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2002, the Board of Directors held 12 regular meetings and 22 special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during the year ended December 31, 2002.

     Peoples Bankcorp does not have standing audit, nominating or compensation committees. The full Board of Directors, except for Mr. Wilson, performs these functions. Since there is not any separately constituted Audit Committee, no written charter for such Committee has been adopted. With the exception of Director Wilson, who is an officer of the Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association, the members of the Board of Directors are independent within the definition set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the cash and non-cash compensation awarded to or earned by the President and Chief Executive Officer of Peoples Bankcorp and Ogdensburg Federal Savings and Loan Association. No other employee earned in excess of $100,000 for the year ended December 31, 2002.

                                                                              LONG-TERM COMPENSATION
                                                                           ----------------------------
                                                                                       AWARDS
                                         ANNUAL COMPENSATION               ----------------------------
                                  --------------------------------------   RESTRICTED       SECURITIES
                      FISCAL                              OTHER ANNUAL       STOCK          UNDERLYING        ALL OTHER
NAME                  YEAR        SALARY       BONUS    COMPENSATION (1)   AWARDS (2)       OPTIONS (2)      COMPENSATION
----                  ------      ------       -----    ----------------   ----------       -----------      ------------
Robert E. Wilson      2002       $ 102,585   $     --      $ 7,518         $      --             --         $   1,985
  President and Chief 2001         102,585         --        5,233                --             --             1,985
  Executive Officer   2000          93,800      4,150        4,888            15,624          3,360             1,915

___________
(1) Consists of $7,518 of contributions by Peoples Bankcorp to Mr. Wilson's account under the ESOP.
(2) As of December 31, 2002, Mr. Wilson held 1,344 shares of restricted stock which had a value of $28,224. Such shares vest over a 5-year period. As of December 31, 2002, 40% of such shares have vested.

     OPTION YEAR-END VALUE TABLE. The following table sets forth information concerning the value of options held by the President and Chief Executive Officer at the end of fiscal year 2002. 1,344 options were exercised during the fiscal year ended December 31, 2002.

                                                              NUMBER OF                      VALUE OF
                                                        SECURITIES UNDERLYING               UNEXERCISED
                       SHARES                            UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                     ACQUIRED ON          VALUE          AT FISCAL YEAR-END           AT FISCAL YEAR END (1)
NAME                  EXERCISE          REALIZED      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                 -----------        --------      -------------------------      --------------------------
Robert E. Wilson        1,344            $15,624             -- / 2,016                  $   -- / $18,900

__________
(1) Based on the difference between the closing sales price for the common stock on December 31, 2002 as reported on the OTC Bulletin Board ($21.00 per share) and the exercise price per share ($11.625 per share) multiplied by the number of shares subject to the option. Options are considered in-the-money if the fair market value of the underlying securities exceeds the exercise price.

     EMPLOYMENT AGREEMENT. Ogdensburg Federal Savings and Loan Association has entered into an employment agreement with Robert E. Wilson, President and Chief Executive Officer. Mr. Wilson's base salary under the employment agreement is $102,585. The employment agreement had an initial term of three years. Effective January 8, 2003, the term was extended for an additional one-year period. The agreement is terminable by Ogdensburg Federal Savings and Loan Association for "just cause" as defined in the agreement. If Ogdensburg Federal Savings and Loan Association terminates Mr. Wilson without just cause or if Mr. Wilson terminates his employment for "good reason," he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement, plus an additional 12 months. The employment agreement also contains a provision stating that in the event of the termination of employment in connection with any change in control of Peoples Bankcorp or Ogdensburg Federal Savings and Loan Association, Mr. Wilson will be paid a lump sum amount equal to 2.99 times his five year average annual taxable cash compensation. If such payments had been made under the agreement as of December 31, 2002, such payments would have equaled approximately $275,221. The aggregate payments that would have been made to him would be an expense to Ogdensburg Federal Savings and Loan Association, thereby reducing net income and capital by that amount. The agreement may be renewed annually by the board of directors upon a determination of satisfactory performance within the board's sole discretion. If Mr. Wilson shall become disabled during the term of his agreement, he shall continue to receive payment of 100% of the base salary for a period of up to 180 days. Such payments shall not be reduced by any other benefit payments made under other disability program in effect for employees. If Mr. Wilson's employment terminates for a reason other than just cause, he will be entitled to purchase family medical insurance through any group health plan maintained by Ogdensburg Federal Savings and Loan Association.

DIRECTOR'S COMPENSATION

     Each of the directors (other than Mr. Wilson) is paid a fee of $700 ($725 for the Chairman) per regular monthly meeting of the board of Ogdensburg Federal Savings and Loan Association attended and are paid for one missed regular or annual meeting. In addition, they receive a fee of $100 per executive committee meeting attended. Directors also receive a fee of $150 per quarterly meeting of the Board of Directors of Peoples Bankcorp. Total aggregate fees paid to the current directors for the year ended December 31, 2002 were $45,475.

TRANSACTIONS WITH MANAGEMENT

     During the year ended December 31, 2002, certain officers and directors had loans from Ogdensburg Federal Savings and Loan Association in amounts exceeding $60,000. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Morrow & Poulsen, P.C. was the independent certified public accountants for the 2002 fiscal year for Peoples Bankcorp. The board of directors presently intends to renew the Company's arrangement with Morrow & Poulsen, P.C. to be its independent certified public accountant for the fiscal year ending the earlier of the consummation of the Merger or December 31, 2003. A representative of Morrow & Poulsen, P.C. is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if desired.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements of Peoples Bankcorp with management and has discussed with Morrow & Poulsen, P.C., the independent auditors for Peoples Bankcorp, the matters required to be discussed under Statements on Auditing Standards NO. 61 ("SAS 61"). In addition, the Audit Committee has received from Morrow & Poulsen, P.C. the written disclosures and the letter required to be delivered by Morrow & Poulsen, P.C. under Independence Standards Board Standard No. 1

("ISB Standard No. 1") addressing all relationships between the auditors and Peoples Bankcorp that might bear on the auditors' independence. The Audit Committee has reviewed the materials to be received from Morrow & Poulsen, P.C. and has met with representatives of Morrow & Poulsen, P.C. to discuss the independence of the auditing firm.

     Based on the Audit Committee's review of the financial statements, its discussion with Morrow & Poulsen, P.C. regarding SAS 61, and the written materials provided by Morrow & Poulsen, P.C. under ISB Standard No. 1 and the related discussion with Morrow & Poulsen, P.C. of their independence, the Audit Committee has recommended to the board of directors that the audited financial statements of Peoples Bankcorp be included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the SEC.

                                                             THE AUDIT COMMITTEE

                                                             Robert E. Hentschel
                                                                 Wesley L. Stitt
                                                         Anthony P. LeBarge, Sr.
                                                                George E. Silver

AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

     AUDIT FEES. During the fiscal year ended December 31, 2002, the aggregate fees billed for professional services rendered for the audit of Peoples
Bankcorp's annual financial statements and the reviews of the financial statements included in Peoples Bankcorp's Quarterly Reports on Form 10-QSB filed during the fiscal year ended December 31, 2002 were $14,780.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Peoples Bankcorp did not engage Morrow & Poulsen, P.C. to provide advice to it regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

     ALL OTHER FEES. For the fiscal year ended December 31, 2002, Peoples Bankcorp did not engage Morrow & Poulsen, P.C. for any other services other than audit services.

     During the year ended December 31, 2002, Morrow & Poulsen, P.C. did not provide any non-audit services to Peoples Bankcorp.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations promulgated under the Exchange Act, Peoples Bankcorp's officers, directors and persons who own more than 10% of the outstanding common stock are required to file reports detailing their ownership and changes of ownership in such common stock, and to furnish Peoples Bankcorp with copies of all such reports. Based on Peoples Bankcorp's review of such reports, which Peoples Bankcorp received during the last fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, Peoples Bankcorp believes that, during the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements.

                                  OTHER MATTERS

     Peoples Bankcorp's Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies will be voted in accordance with the determination of a majority of the Board of Directors provided.

                              STOCKHOLDER PROPOSALS

     In the event that the merger agreement is not adopted and approved by stockholders at the annual meeting, or any adjournment thereof, and/or the Merger is not consummated, Peoples Bankcorp expects it would hold its next annual meeting of stockholders in May, 2004. In order to be eligible for inclusion in Peoples Bankcorp's proxy materials for such meeting, any stockholder proposal to take action at such meeting must be received at Peoples Bankcorp's main office at 825 State Street, Ogdensburg, New York 13669, not later than _____, 2004. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     Stockholder proposals to be considered at such annual meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary of Peoples Bankcorp, not less than thirty
(30) days nor more than sixty (60) days prior to the date of the annual meeting. If less than forty days' notice of the meeting is given to stockholders, such notice shall be delivered or mailed to the Secretary not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.


                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  TODD MASHAW
                                  SECRETARY
OGDENSBURG, NEW YORK
July ___, 2003

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of May 6, 2003, by and among COMMUNITY BANK SYSTEM, INC., a Delaware corporation ("CBSI"), PB ACQUISITION CORP., a New York corporation ("Merger Sub"), and PEOPLES BANKCORP, INC., a New York corporation ("PBI").

          WHEREAS, CBSI is a bank holding company, the principal banking subsidiary of which is Community Bank, N.A., a national banking association ("Community Bank");

          WHEREAS, Merger Sub is a newly formed, wholly-owned subsidiary of CBSI;

          WHEREAS, PBI is a savings and loan holding company, the principal banking subsidiary of which is Ogdensburg Federal Savings and Loan Association, a federal stock savings and loan association ("OFSLA");

          WHEREAS, the respective Boards of Directors of CBSI, Merger Sub and PBI have each determined that it is in the best interests of their respective shareholders for CBSI to acquire PBI through the merger (the "Merger") of Merger Sub with and into PBI, and a subsequent merger (the "Short-Form Merger") of the Surviving Corporation (as defined below) into and with CBSI, in each case upon the terms and subject to the conditions set forth herein;

          WHEREAS, simultaneously with the consummation of the Merger and the Short-Form Merger, OFSLA, which shall become a wholly-owned subsidiary of CBSI as a result of the Merger and the Short-Form Merger, shall merge (the "Bank Merger") with and into Community Bank, with Community Bank continuing as the surviving bank, pursuant to a plan of merger;

          WHEREAS, it is the current intention of CBSI to operate, after the consummation of the Bank Merger, the existing business of OFSLA as a branch of Community Bank;

          WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of CBSI, Merger Sub and PBI have each approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the State of New York (the "NYBCL") and upon the terms and conditions set forth herein;

          WHEREAS, upon the consummation and effectiveness of the Merger, all of the issued and outstanding shares of common stock, par value $0.01 per share, of PBI ("PBI Common Stock"), other than the Dissenting Shares (as defined below), shall be converted into the right to receive cash, without interest, as provided in Article II of this Agreement; and

          WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to CBSI's willingness to enter into this Agreement, all executive officers and directors of PBI are entering into a Voting Agreement (collectively, the "Voting Agreements"), substantially in the form attached hereto as EXHIBIT A;
          ---------

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          "Advisory Board" is defined in Section 5.11 hereof.

          "Agreement" is defined in the preamble hereof.

          "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

          "Bank Merger" is defined in the preamble of this Agreement.

          "CBSI" is defined in the preamble of this Agreement.

          "Certificate" is defined in Section 2.2(c) hereof.

          "Closing Date" shall mean the date specified pursuant to Section 5.9 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commission"   or  "SEC"  shall  mean  the   Securities  and  Exchange
Commission.

          "Community Bank" is defined in the preamble of this Agreement.

          "DGCL" is defined in the preamble of this Agreement.

          "Dissenting Shares" is defined in Section 2.4 hereof.

          "Effective Time" is defined in Section 2.1(b) hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" is defined in Section 2.13 hereof.

          "ESOP" is defined in Section 2.2(d) hereof.

          "ESOP Trustees" is defined in Section 2.2(d) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" is defined in Section 2.5 hereof.

          "Executive Employment Agreements" shall mean, collectively (i) the Employment Agreement, dated as of January 13, 1999, by and between OFSLA and Robert E. Wilson, as amended by the First Amendment thereto dated January 12, 2000 and the Second Amendment thereto dated January 10, 2001, and (ii) the Employment Agreement, dated as of January 13, 1999, by and between OFSLA and Todd R. Mashaw, as amended by the First Amendment thereto dated January 12, 2000 and the Second Amendment thereto dated January 10, 2001.

          "FDIA" shall mean the Federal Deposit Insurance Act.

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

          "Indemnified Parties" is defined in Section 5.11(d) hereof.

          "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

          "IRS" means the Internal Revenue Service.

          "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) general changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets, with respect to clause (i), (ii) or (iii), to the extent that such a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger. No payments made or expenses incurred in accordance with

Section 3.12(k), (l) or (m), in itself, shall be deemed to constitute a Material Adverse Effect on PBI.

          "Maximum Amount" is defined in Section 5.10(c)(3) hereof.

          "Merger" is defined in the preamble of this Agreement.

          "Merger Consideration" is defined in Section 2.2(a) hereof.

          "Merger Sub" is defined in the first paragraph of this Agreement.

          "MRP" is defined in Section 2.2(c) hereof.

          "NYBCL" is defined in the preamble of this Agreement.

          "NYSE" shall mean the New York Stock Exchange.

          "OCC" shall mean the Office of the Comptroller of Currency.

          "OFSLA" is defined in the preamble of this Agreement.

          "OTS" shall mean the Office of Thrift Supervision.

          "PBI" is defined in the preamble of this Agreement.

          "PBI Common Stock" is defined in the preamble of this Agreement.

          "PBI Financial Statements" shall mean (i) the consolidated balance sheets of PBI as of March 31, 2003 and as of December 31, 2002, and the related consolidated statements of operations, cash flows and changes in shareholders' equity (including related notes, if any) for the three months ended March 31, 2003 and each of the three years ended December 31, 2002, 2001 and 2000, respectively, as filed by PBI in its SEC Documents, and (ii) the consolidated balance sheets of PBI and related consolidated statements of operations, cash flows and changes in shareholders' equity (including related notes, if any) as filed by PBI in its SEC Documents as of dates or with respect to periods ended subsequent to March 31, 2003.

          "PBI Proxy Statement" shall mean the proxy statement, together with any supplements thereto and related materials, sent to the shareholders of PBI to solicit their votes in connection with this Agreement and the Merger.

          "PBI Shareholders' Meeting" shall mean the special meeting of the shareholders of PBI to be called for the purpose of approving this Agreement and the transactions contemplated thereby.

          "Person" shall mean an individual, corporation, partnership, bank, limited liability company, trust, association, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

          "Previously Disclosed" shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC subsequent to January 1, 2002 and prior to the date hereof or (ii) a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof, or schedules attached to this Agreement. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder provided that the relevance of the disclosed information to the representations or warranties in question is reasonably apparent. The inclusion of any matter in such letter shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

          "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

          "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

          "Short-Form Merger" is defined in the preambles to this Agreement.

          "Stock Option" is defined in Section 2.2(b) hereof.

          "Stock Option Plans" is defined in Section 2.2(b) hereof.

          "Subsidiary" shall mean with respect to any party, any Person which is consolidated with such party for financial reporting purposes.

          "Superior Proposal" is defined in Section 5.13 hereof.

          "Surviving Corporation" is defined in Section 2.1(a) hereof.

          "Takeover Laws" is defined in Section 5.12 hereof.

          "Takeover Proposal" is defined in Section 5.13 hereof.

          "Taxes" shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

          "Tax Returns" shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns and accounting method change requests.

          "Transaction Documents" shall mean, collectively, the Voting Agreements, the Option Agreement, any instruments to effect the Bank Merger or the Short-Form Merger, and certificates and other documents contemplated thereby or by this Agreement.

          "Voting Agreement" is defined in the preamble of this Agreement.

     For  purposes  of  this  Agreement,   the  terms  "PBI,"  "OFSLA,"  "CBSI,"
"Community Bank" and "Subsidiary" include all of the respective predecessors thereof (including without limitation, any previously acquired Person).


                                   ARTICLE II

                                   THE MERGER

     2.1  The Merger.
          ----------

          (a) At the Effective Time, and upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into PBI, the separate existence of Merger Sub shall cease and PBI shall continue as the surviving corporation and a wholly-owned subsidiary of CBSI. PBI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) As promptly as practicable, but no later than 30 days, after the satisfaction or waiver of the conditions set forth in Article VI, the parties shall cause the Merger to be consummated by filing articles of merger as contemplated by the NYBCL, together with any required related documents, with the Department of State of the State of New York, in such form as required by, and executed in accordance with, the relevant provisions of the NYBCL (the time of such filing, or the time specified in such filing as the effective time for the Merger, as applicable, being the "Effective Time").

     2.2 Merger  Consideration.  At the Effective  Time, by virtue of the Merger
         ---------------------
and without any further action by the parties:

          (a) PBI  Common  Stock.  Each  share of PBI  Common  Stock  issued and
              ------------------
outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.2(e) and Dissenting Shares, if any) shall be cancelled and shall be converted automatically into the right to receive $30.00 in cash, without interest, for each share of PBI Common Stock (the "Merger Consideration").

          (b) Stock  Options.  At the  Effective  Time each  outstanding  option
              --------------
(whether or not such option is then vested or exercisable) to purchase shares of PBI Common Stock (a "Stock Option") granted under Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan (the "Stock Option Plan") shall be cancelled and extinguished in consideration and exchange for a cash payment from CBSI equal to the product of (i) the per share difference between the Merger Consideration and the exercise price of such Stock Option, and (ii) the number of shares of PBI Common Stock underlying such Stock Option. The cash payment to each holder of the Stock Options shall be subject to all applicable federal and state tax withholding obligations. Prior to the Effective Time, PBI shall take all such action as is necessary to terminate the Stock Option Plan and all outstanding Stock Options effective as of the Effective Time, and shall provide written notice to each holder of an outstanding Stock Option of the cancellation thereof and a cash payment in exchange therefor as of the Effective Time, pursuant to this Section 2.2(b).

          (c)  Management   Recognition   Plan.  At  the  Effective  Time,  each
               -------------------------------
undistributed share of PBI Common Stock subject to an outstanding award under the Peoples Bankcorp, Inc. Management Recognition Plan (the "MRP") (whether or not such share is then vested) shall be cancelled and extinguished in consideration and exchange for a cash payment from CBSI equal to the Merger Consideration. The cash payment to each participant of MRP shall be subject to all applicable federal and state tax withholding obligations. Prior to the Effective Time, PBI shall take all such action as is necessary to terminate the MRP, the associated trust and all outstanding awards under the MRP, all effective as of the Effective Time, and shall provide written notice to each holder of an outstanding award of the cancellation thereof and a cash payment in exchange therefor as of the Effective Time, pursuant to this Section 2.2(c). Any shares of PBI Common Stock held in the trust established for the purposes of the MRP, but not subject to an outstanding award thereunder at the Effective Time, shall be cancelled without any consideration and no payment or distribution shall be made with respect thereto.

          (d) Employee Stock  Ownership  Plan. At the Effective Time, each share
              -------------------------------
of PBI Common Stock held by the trustees (the "ESOP Trustees") for the Peoples Bankcorp, Inc. Employee Stock Ownership Plan (the "ESOP"), whether or not then allocated to accounts of ESOP participants, shall be cancelled and extinguished in consideration and exchange for the rights to receive a cash payment from CBSI equal to the Merger Consideration. In addition, prior to the Effective Time, PBI shall take all such action as is necessary or reasonably appropriate to terminate the ESOP. Such action shall include, but shall not be limited to, applying to the IRS for a favorable determination that the termination of the ESOP does not adversely affect the tax-qualified status of the ESOP. As soon as practical after the Effective Time, the outstanding balance of the ESOP loan, plus accrued interest, shall be repaid in full by the ESOP Trustees with cash attributable to the Merger Consideration received in exchange for the shares of PBI Common Stock then held in the ESOP's loan suspense account. The remaining cash then held in the ESOP's loan suspense account shall be allocated to the accounts of ESOP participants in proportion to their relative ESOP account balances.

          (e)  Treasury  Shares,  Etc.  Each share of PBI  Common  Stock held in
               ----------------------
treasury by PBI or owned by any Subsidiary of PBI, CBSI or any Subsidiary of CBSI (in each case other than shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties) immediately prior to the Effective Time, other than shares held by the trusts established for the purposes of MRP or ESOP, shall be cancelled without any consideration and no payment or distribution shall be made with respect thereto.

          (f) Merger Sub Common Stock.  Each share of common stock of Merger Sub
              -----------------------
outstanding immediately prior to the Effective Time shall remain unchanged and shall constitute the common stock of the Surviving Corporation.

     2.3  Effect of Merger.
          ----------------

          Upon the Effective Time of the Merger:

          (a) The certificate of incorporation and bylaws of Merger Sub, each as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation, in each case until amended in accordance with the NYBCL.

          (b) All respective assets, rights, franchises, and interest of PBI and Merger Sub in and to every type of property shall be vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer; and the Surviving Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, in the same manner and to the same extent as such rights, franchises and interests were held and enjoyed by PBI and Merger Sub immediately prior to the Effective Time.

          (c) The Surviving Corporation shall be liable for all of the liabilities of PBI and Merger Sub and shall be bound by and subject to all of the obligations and contracts of PBI and Merger Sub. All rights of creditors and obligees and all liens on property of PBI and Merger Sub shall be preserved and unimpaired.

          (d) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation.

     2.4 Dissenting  Shares.  Notwithstanding  any other provision  contained in
         ------------------
this Agreement, no shares of PBI Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his or her appraisal rights (such shares being collectively referred to herein as "Dissenting Shares") under the NYBCL shall be converted into the right to receive the Merger Consideration as provided in Section 2.2 unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to dissent from the Merger under the NYBCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the NYBCL. If any holder of Dissenting Shares shall have so failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger, each of such holder's shares of PBI Common Stock shall thereupon no longer be deemed Dissenting Shares and to have become, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.2.

     2.5  Procedure to Exchange PBI Stock for Merger Consideration.
          --------------------------------------------------------

          (a) Immediately prior to the Effective Time, CBSI shall cause to be deposited with American Stock Transfer & Trust Company (or any other bank or trust company selected by CBSI and reasonably acceptable to PBI) (the "Exchange Agent"), for exchange in accordance with this Article II, such amount of cash as is sufficient to pay the aggregate Merger Consideration into which the outstanding shares of PBI Common Stock shall be converted pursuant to Section
2.2 of this Agreement. CBSI shall use its commercially reasonable efforts to cause the Exchange Agent to mail, as soon as practicable after the Effective Time but no later than three (3) business days following the Effective Time, to all holders of record of PBI Common Stock, excluding any holders of Dissenting Shares, letters of transmittal specifying the procedures for delivery of such holders' certificates formerly representing PBI Common Stock to the Exchange Agent in exchange for the Merger Consideration into which the shares of PBI Common Stock represented by such certificates shall have been converted pursuant to this Article II. As soon as practicable, after surrender to the Exchange Agent of the certificates of PBI Common Stock in accordance with the instructions of the letter of transmittal, the Exchange Agent shall distribute to the former holders of shares of PBI Common Stock a check for the Merger Consideration that each such holder is entitled to receive pursuant to this Agreement. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any amounts to be received in the Merger. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered certificate is registered in the stock transfer books of PBI, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the surrendered certificate or established to the satisfaction of the Exchange Agent that such taxes are not payable.

          (b) At any time following the expiration of six (6) months following the Effective Time, the Surviving Corporation shall be entitled to direct the Exchange Agent to deliver to it any funds which had been deposited with the Exchange Agent and not disbursed to holders of the PBI Common Stock (including, without limitation, all interest and other earnings on such funds), and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of their certificates.

          (c) At the Effective Time, the stock transfer books of PBI shall be closed and no transfer of PBI Common Stock shall thereafter be made or recognized. If, after the Effective Time, certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section.

          (d) In the event any certificate shall have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, destroyed or mutilated and, if required by CBSI, the making of an indemnity agreement in a form reasonably requested by CBSI and/or the posting by such Person of a bond in such amount as CBSI may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen, destroyed or mutilated certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (e) Neither CBSI nor the Surviving Corporation shall be liable to any former holder of shares of PBI Common Stock for any dividends or distributions with respect thereto or any Merger Consideration payable in respect thereof delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.6  Liquidation  Account.  The  liquidation  account  established by OFSLA
          --------------------
pursuant to the plan of conversion adopted by it in connection with its conversion from a mutual federal savings and loan association to a stock federal savings and loan association shall, to the extent required by applicable law, be maintained by Community Bank after the Bank Merger for the benefit of those persons and entities who were savings account holders of OFSLA on the eligibility and supplemental eligibility record dates for such conversion and who continue, from time to time, to have rights therein.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF PBI

     PBI hereby represents and warrants to CBSI and Merger Sub as follows:

     3.1  Capital Structure of PBI.
          ------------------------

          (a) Capital Stock. The authorized capital stock of PBI consists solely
              -------------
of 500,000 shares of preferred stock, par value $0.01 per share ("PBI Preferred Stock"), and 3,000,000 shares of PBI Common Stock, of which 0 and 135,798 shares, respectively, are issued and outstanding and 0 and 3,470 shares, respectively, are held in treasury. None of the shares of PBI's capital stock has been issued in violation of the preemptive rights of any Person. Except as set forth in Section 3.1(b), (c) or (d), there are no outstanding options, warrants, agreements, arrangements, commitments or any similar rights in existence for the purchase of or issuance of, or which encumber in any way, PBI Preferred Stock, PBI Common Stock or any equity interest in any Subsidiary of PBI. All outstanding shares of PBI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (b) Stock  Options.  An aggregate of 13,439 shares of PBI Common Stock
              --------------
are reserved for existing and future grants under the Stock Option Plans, pursuant to which options to purchase a total of 6,048 shares of PBI Common Stock are issued and outstanding on the date hereof. For each outstanding Stock Option, the name of the holder thereof, the grant date, the number of shares of PBI Common Stock subject thereto, the exercise price per share and the vesting schedule thereof are as presented in Schedule 3.1(b).

          (c) MRP Awards.  An  aggregate of 2,956 shares of PBI Common Stock are
              ----------
held by the trust established for the purpose of the MRP, and unvested awards under the MRP in respect of a total of 1,778 shares of PBI Common Stock are outstanding on the date hereof. For each outstanding award under the MRP, the name of the holder thereof, the grant date, the number of shares of PBI Common Stock subject thereto, and the vesting schedule thereof have been Previously Disclosed.

          (d) ESOP Awards. An aggregate of 10,751 shares of PBI Common Stock are
              -----------
held by the ESOP Trustees for the benefit of the ESOP Participants.

     3.2  Organization,  Standing  and  Authority  of  PBI.  Each of PBI and its
          ------------------------------------------------
Subsidiaries is a duly organized corporation, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on PBI. Each of PBI and its Subsidiaries is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on PBI. PBI is registered as a savings and loan holding company under the Home Owners' Loan Act. The certificate or articles of incorporation and bylaws of PBI and each of its Subsidiaries, copies of which have previously been furnished to CBSI, are true, correct and complete copies of such documents as in effect or the date hereof.

     3.3 Ownership of PBI Subsidiaries; Capital Structure of PBI Subsidiaries. A
         --------------------------------------------------------------------
true and complete list of all of PBI's Subsidiaries, together with the jurisdiction of incorporation of each

Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by PBI or another subsidiary of PBI, has been Previously Disclosed. Except as previously disclosed, PBI does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person.

     3.4  Authorized and Effective Agreement.
          ----------------------------------

          (a) PBI has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each such Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PBI, except for the affirmative vote by the holders of a majority of the votes cast by the holders of PBI Common Stock entitled to vote thereon, which is the only shareholder vote required to approve the Merger pursuant to PBI's certificate of incorporation and bylaws. The Board of Directors of PBI has approved and adopted this Agreement and the Merger, and directed that this Agreement be submitted to PBI's shareholders for approval at a special meeting to be held in accordance with this Agreement. The Board of Directors of PBI has unanimously recommended that the shareholders of PBI approve this Agreement and the Merger.

          (b) This Agreement and each Transaction Document to which PBI is a party have been duly executed and delivered by PBI and, assuming the representation contained in Section 4.2(b) hereof is true and correct, this
Agreement constitutes the legal, valid and binding obligations of PBI, enforceable against PBI in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Neither the execution and delivery by PBI of this Agreement or any Transaction Document to which it is a party, nor consummation of the transactions contemplated hereby or thereby, nor compliance by PBI with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of PBI, (ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of PBI or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PBI or any of its
Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to PBI or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on PBI.

          (d) Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by PBI or OFSLA on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which PBI is a party or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, PBI is not aware of any reason that the condition set forth in Section 6.1(b) of this Agreement would not be satisfied.

     3.5  Regulatory  Filings.  Each of PBI and its  Subsidiaries  has filed all
          -------------------
reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

     3.6 SEC Documents;  Financial Statements;  Books and Records; Minute Books.
         ----------------------------------------------------------------------
PBI has filed all forms, reports and documents required to be filed with the SEC since January 1, 2000. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The PBI Financial Statements filed by PBI in SEC Documents prior to the date of this Agreement fairly present, and the PBI Financial Statements filed by PBI in SEC Documents after the date of this Agreement will fairly present, the consolidated financial position of PBI as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of PBI and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC. The books and records of PBI and each of its Subsidiaries fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of PBI and each of its Subsidiaries contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

     3.7 Material Adverse Change. PBI has not, on a consolidated basis, suffered
         -----------------------
any change in its financial condition, results of operations or business since December 31, 2002 which, individually or in the aggregate with any other such changes, would constitute a Material Adverse Effect with respect to PBI.

     3.8  Absence of  Undisclosed  Liabilities.  Except as set forth in Schedule
          ------------------------------------
3.8, neither PBI nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to PBI on a consolidated basis, or that, when combined with all similar liabilities, would be material to PBI on a consolidated basis, except as disclosed in the PBI Financial Statements contained in an SEC Document filed prior to the date hereof and except for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2003.

     3.9 Properties.  PBI and its  Subsidiaries  have good and marketable  title
         ----------
free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are material to the business of PBI on a consolidated basis, and which are reflected on the PBI Financial Statements as of March 31, 2003 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business as reflected in the books and records of PBI, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business consistent with past practice. All leases pursuant to which PBI or any of its Subsidiaries, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of PBI on a consolidated basis are valid and enforceable against the lessor in accordance with their respective terms. All tangible property used in the business of PBI is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with PBI's past practices.

     3.10  Loans.
           -----

          (a) Each loan  reflected as an asset in the PBI  Financial  Statements
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, and such documents comply in all material respects with all applicable laws, rules and regulations, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards, individually or in the aggregate, would not have a Material Adverse Effect on PBI, and (iv) was solicited, originated and existed, and will exist at the Effective Time, in material compliance with all applicable loan policies of PBI or OFSLA. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of PBI and its Subsidiaries furnished to CBSI by PBI is, as of the respective dates indicated therein, true and complete in all material respects.

          (b) The allowance for loan losses reflected on the PBI Financial Statements, as of their respective dates, is in all material respects consistent with the requirements of generally accepted accounting principles to provide for reasonably anticipated losses with respect to the loan portfolio of PBI and its Subsidiaries based upon information available at the time.

     3.11  Tax Matters.
           -----------

          (a) PBI and each of its Subsidiaries have timely filed federal income tax returns for each year through December 31, 2001 and has timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to PBI or any of its Subsidiaries. All Taxes due by or on behalf of PBI or any of its Subsidiaries have been paid or adequate reserves have been established on the PBI Financial Statements for the payment of such Taxes. Neither PBI nor any of its Subsidiaries will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect on PBI.

          (b) All Tax Returns filed by PBI and each of its Subsidiaries are complete and accurate in all material respects. Neither PBI nor any of its Subsidiaries is delinquent in the payment of any Tax, and none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. No audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of PBI has been proposed, asserted or assessed (tentatively or otherwise). There are currently no agreements in effect with respect to PBI or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any Tax.

          (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of PBI prior to or following consummation of the transactions contemplated hereby will result in PBI or any of its Subsidiaries (or any successor thereof) making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

          (d) Except as Previously Disclosed, neither PBI nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

          (e) Except as Previously Disclosed, neither PBI nor any of its Subsidiaries is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

          (f) Neither PBI nor any of its Subsidiaries has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting PBI or any of its Subsidiaries pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a material impact on the calculation of the Taxes of CBSI or any of its Subsidiaries after the Effective Time.

     3.12  Employee Benefit Plans.
           ----------------------

          (a) Schedule 3.12(a) hereto sets forth a true and complete list of each PBI Plan. For purposes of this Section 3.12, the term "PBI Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by PBI or by any trade or business, whether or not incorporated, that together with PBI would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of PBI or any ERISA Affiliate of PBI.

          (b) With respect to each of the PBI Plans, PBI has made available to CBSI true and complete copies of each of the following documents: (a) the PBI Plan and related documents (including all amendments thereto); (b) the most recent annual reports, financial statements, and actuarial reports, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such PBI Plan and all material communications relating to each such PBI Plan; and (d) the most recent determination letter received from the IRS with respect to each PBI Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each PBI Plan.

          (c) To the knowledge of PBI, no liability under Title IV of ERISA has been incurred by PBI or any ERISA Affiliate of PBI that has not been satisfied in full, and no condition exists that presents a material risk to PBI or any ERISA Affiliate of PBI of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

          (d) Neither PBI nor, to the knowledge of PBI, any ERISA Affiliate of PBI, nor any of the PBI Plans, nor, to the knowledge of PBI, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which PBI or any ERISA Affiliate of PBI could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

          (e) Full  payment has been made,  or will be made in  accordance  with
Section 404(a)(6) of the Code, of all amounts that PBI or any ERISA Affiliate of PBI is required to pay under Section 412 of the Code or under the terms of the PBI Plans.

          (f) Except as Previously Disclosed, the fair market value of the assets held under each PBI Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such PBI Plan. No PBI Plan subject to Section 412 of the Code has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code. No reportable event under Section 4043 of ERISA has occurred with respect to any PBI Plan other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

          (g) Except as Previously Disclosed, none of the PBI Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4064(a) of ERISA.

          (h) A favorable determination letter has been issued by the Internal Revenue Service with respect to each of the PBI Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the knowledge of PBI, no condition exists that could adversely affect the qualified status of any such PBI Plan. Each of the PBI Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the PBI Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

          (i) There are no actions, suits or claims pending, or, to the knowledge of PBI, threatened or anticipated (other than routine claims for benefits) against any PBI Plan, the assets of any PBI Plan or against PBI or any ERISA Affiliate of PBI with respect to any PBI Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any PBI Plan or any fiduciary thereof, other than rules of general applicability. There are no pending or, to the knowledge of PBI, threatened audits, examinations or investigations by any governmental body, commission or agency involving any PBI Plan.

          (j) Except as set forth in Schedule 3.12(j), the consummation of the transactions contemplated by this Agreement will not result in, and is not a precondition to, (i) any current or former employee or director of PBI or any ERISA Affiliate of PBI becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director, or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

          (k) PBI shall take, and/or PBI shall cause OFSLA to take, all such action as is necessary or reasonably appropriate to withdraw from and terminate OFSLA's participation in the multiple employer defined benefit pension plan known as the "Financial Institutions Retirement Fund" as of July 1, 2003, in accordance with the terms thereof, contributing such amounts to the trust for the plan as may be required by the terms thereof, or by the sponsor thereof, as a result of such withdrawal.

          (l) Prior to the Effective Time, PBI shall take, and/or PBI shall cause OFSLA to take, all such action as is necessary or reasonably appropriate to withdraw from and terminate OFSLA's participation in the multiple employer Code section 401(k)/profit sharing plan known as the "Financial Institutions Thrift Plan" as of or prior to the Closing Date in accordance with the terms thereof.

          (m) To the extent reasonably requested to do so by CBSI or Community Bank, prior to the Effective Time, PBI shall take all such action as is necessary or reasonably appropriate to terminate all employee welfare benefit plans (as defined in ERISA section 3(1)) maintained by PBI as of a date prior to the Effective Time.

          (n) Notwithstanding anything to the contrary in this Agreement, any action taken by PBI or OFSLSA in accordance with Section 3.12(k), (l) or (m) shall not, of and in itself, be deemed to constitute a breach of any covenant, agreement, representation or warranty contained in this Agreement.

     3.13  Material Contracts.
           ------------------

          (a) Except as set forth in Schedule 3.13, neither PBI nor any of its Subsidiaries is a party to, and is bound by, (i) any material contract, as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, which has not been filed as an exhibit to PBI's SEC Documents or any other material agreement or similar arrangement (any contract or commitment which could reasonably be expected to involve expenditures or receipt by PBI or any of its Subsidiaries in excess of $25,000 in the aggregate shall be deemed material for these purposes) whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business consistent with past practice of OFSLA) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by PBI or any of its Subsidiaries or the guarantee by PBI of any of its Subsidiaries of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business consistent with past practice, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was a director or executive officer or to the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

          (b) Neither PBI nor any of its Subsidiaries is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on PBI.

     3.14 Legal Proceedings.  Except as set forth on Schedule 3.14, there are no
          -----------------
actions, suits or proceedings instituted, pending or, to the knowledge of PBI, threatened against PBI or any of its Subsidiaries or against any asset, interest or right of PBI or any of its Subsidiaries that, if decided against PBI or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on PBI. There are no actual or, to the knowledge of PBI, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability or restrictions in connection therewith. There are no actions, suits or proceedings instituted, pending or, to the knowledge of PBI, threatened against any present or former director or officer of PBI or any of its Subsidiaries, that would reasonably be expected to give rise to a claim for indemnification.

     3.15  Compliance  with  Laws.  PBI  and  each  of  its  Subsidiaries  is in
           ----------------------
compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither PBI nor any of its Subsidiaries has received notification from any agency or department of federal, state or local government (i) asserting a violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) in any way restricting or limiting its operations. Neither PBI nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would, individually or in the aggregate, have a Material Adverse Effect on PBI, or has received any communication contemplating any of the foregoing.

     3.16 Labor Matters.  With respect to their  employees,  neither PBI nor its
          -------------
Subsidiaries is a party to any collective bargaining or other similar agreement with any labor organization, group or association or has engaged in any unfair labor practice. Since January 1, 2001, neither PBI nor its Subsidiaries has experienced any attempt by organized labor or its representatives to make PBI or any of its Subsidiaries conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of PBI or any of its Subsidiaries. To the knowledge of PBI, there is no unfair labor practice charge or other complaint by any employee or former employee of PBI or any of its Subsidiaries against any of them pending before any court, arbitrator or governmental agency arising out of PBI's or such Subsidiary's activities or such employee's employment with PBI or such Subsidiary. There is no strike, work stoppage or labor disturbance pending or, to the knowledge of PBI, threatened against PBI or any of its Subsidiaries, and neither PBI nor any of its Subsidiaries has experienced any such strike, stoppage or disturbance since January 1, 2001.

     3.17 Brokers and Finders. Except as set forth on Schedule 3.17, neither PBI
          -------------------
nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has engaged any broker, finder or financial advisor or become obligated to or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

     3.18  Insurance.  Each  of PBI  and its  Subsidiaries  currently  maintains
           ---------
insurance in amounts reasonably adequate for their operations. Neither PBI nor any of its Subsidiaries has received any notice of a material premium increase over current rates or cancellation with respect to any of their insurance policies or bonds, and within the last three years, neither PBI nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither PBI nor any of its Subsidiaries has any reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect. PBI has Previously Disclosed a list of all outstanding claims as of the date hereof by PBI or any of its Subsidiaries under any insurance policy. The deposits of OFSLA are insured by the FDIC in accordance with the FDIA, and OFSLA has paid all assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of PBI, threatened.

     3.19 Environmental  Liability.  Neither PBI nor any of its Subsidiaries has
          ------------------------
received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of PBI, there is no governmental investigation of any nature pending, in each case that would reasonably be expected to result in the imposition on PBI or any of its Subsidiaries of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither PBI nor any of its Subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability. A true, complete and correct copy of the closure letter issued by the New York State Department of Environmental Conservation in respect of OFSLA's principal offices has been Previously Disclosed.

     3.20  Administration  of Trust Accounts.  PBI and each of its  Subsidiaries
           ---------------------------------
have properly administered all common trust funds and collective investment funds and all accounts for which each of them acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on PBI. Neither PBI nor any of its Subsidiaries, nor any of their respective directors, officers or employees acting on behalf of PBI or any of its Subsidiaries, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on PBI.

     3.21  Intellectual  Property.  Each of PBI and its  Subsidiaries  owns  the
           ----------------------
entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct their respective businesses and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on PBI. The ownership, licensing or use of Intellectual Property by PBI or any of its Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would, individually or in the aggregate, have a Material Adverse Effect on PBI. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments.

     3.22  Certain  Information.  On the date the PBI  Proxy  Statement  (or any
           --------------------
supplement or amendment thereto) is first mailed to the shareholders of PBI, and at all times subsequent thereto up to and including the time of the PBI Shareholders' Meeting, the PBI Proxy Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein (other than any information furnished by CBSI relating to CBSI or any of its Subsidiaries specifically for inclusion in the PBI Proxy Statement) (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. All information concerning PBI and its directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

     3.23 Risk Management  Instruments.  All interest rate swaps,  caps, floors,
          ----------------------------
option agreements, futures and forward contracts and other similar risk management arrangements to which PBI or any of its Subsidiaries is a party, whether entered into for PBI's own account, or for the account of one or more of such Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with parties reasonably believed to be financially responsible; and each of them constitutes the valid and legally binding obligation of PBI or such Subsidiary, enforceable in accordance with its terms (except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general equity principles), and neither PBI nor any of its Subsidiaries nor to PBI's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. PBI has previously made available to CBSI all of such agreements and arrangements that are in effect as of the date of this Agreement.

     3.24 Interested Party Transactions.  Except as Previously Disclosed,  there
          -----------------------------
are no events, relationships or transactions that would be required to be reported under Item 404 of Regulation S-K promulgated by the SEC.

     3.25 Takeover Statutes Not Applicable;  No Rights  Agreement.  The Board of
          -------------------------------------------------------
Directors of PBI has taken all actions, if any, so that the restrictions contained in Section 912 of the NYBCL applicable to a "business combination" (as defined therein) will not apply to the execution or delivery of this Agreement or any Transaction Document to which PBI is a party, or to the consummation of the Merger or the other transactions contemplated hereby or thereby. PBI has no shareholder rights agreement or plan or other similar plan, agreement or arrangement.

     3.26 Investment  Securities.  Except for pledges to secure public and trust
          ----------------------
deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the PBI Financial Statements, and none of the material investments made by PBI or any of its Subsidiaries since December 31, 2001, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     3.27  Capitalization.  PBI and OFSLA are "well capitalized" as such term is
           --------------
defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

     3.28 CRA, Anti-Money Laundering and Customer Information Security.  Neither
          ------------------------------------------------------------
PBI nor OFSLA is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause OFSLA: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the "CRA") and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory," or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act") and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by OFSLA pursuant to 12 CFR Part 364. Furthermore, the Board of Directors of OFSLA has adopted, and OFSLA has implemented, an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

     3.29 Agreements with and  Examination by Banking  Authorities.  Neither PBI
          --------------------------------------------------------
nor any of its Subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to PBI or any of its Subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, ability to perform its obligations hereunder, and neither PBI nor any of its Subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be required to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease or desist order. Neither PBI nor any of its Subsidiaries has been informed by any bank regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Neither PBI nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which PBI or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency. Except for normal periodic examinations (the "Bank Examinations") conducted by the Federal Reserve Board, the FDIC, or the OTC in the regular course of the business of PBI and its Subsidiaries, since January 1, 2001, no bank regulator has initiated any proceeding or, to the best knowledge of PBI, investigation into the business or operations of the PBI or any of its Subsidiaries. PBI and its Subsidiaries have resolved all material violations, criticisms or exceptions by any bank regulator with respect to any Bank Examination.

     3.30  Disclosure.  None  of  the  representations  and  warranties  of  PBI
           ----------
contained in this Agreement or any of the Transaction Documents to which it is a party, or any of the written information or documents furnished by PBI to CBSI in connection therewith, taken as a whole, contains or will contain any untrue statement of a material fact, or omits to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF CBSI AND MERGER SUB

          CBSI and Merger Sub hereby represent and warrant to PBI as follows:

     4.1  Organization,  Standing and  Authority of CBSI and Merger Sub. Each of
          -------------------------------------------------------------
CBSI and Merger Sub is a duly organized corporation, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on CBSI. Each of CBSI and Merger Sub is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CBSI.

     4.2  Authorized and Effective Agreement.
          ----------------------------------

          (a) Each of CBSI and Merger Sub has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each such Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBSI and Merger Sub, as the case may be.

          (b) This Agreement and each Transaction Document to which CBSI or Merger Sub is a party have been duly executed and delivered by CBSI or Merger Sub, respectively, and, assuming the representation contained in Section 3.4(b) hereof is true and correct, this Agreement constitutes the legal, valid and binding obligations of CBSI or Merger Sub, as the case may be, enforceable against such party in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Neither the execution and delivery by CBSI or Merger Sub of this Agreement or any Transaction Document to which it is a party, nor consummation of the transactions contemplated hereby or thereby, nor compliance by CBSI or Merger Sub with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate or articles of incorporation or bylaws of CBSI or Merger Sub, (ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of CBSI or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CBSI or any of its Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to CBSI or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on CBSI.

          (d) Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by CBSI or Merger Sub on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, neither CBSI nor Merger Sub is aware of any reason that the condition set forth in Section 6.1(b) of this Agreement would not be satisfied.

     4.3 Regulatory  Filings.  Each of CBSI and its  Subsidiaries  has filed all
         -------------------
reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

     4.4  Legal  Proceedings.   There  are  no  actions,  suits  or  proceedings
          ------------------
instituted, pending or, to the knowledge of CBSI, threatened against CBSI or any of its Subsidiaries or against any asset, interest or right of CBSI or any of its Subsidiaries that, if decided against CBSI or any of its Subsidiaries, would, individually or in the aggregate, have a material adverse effect on the ability of CBSI to perform its obligations under this Agreement or any Transaction Document to which it is a party. There are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated in this Agreement or any Transaction Document to which CBSI or Merger Sub is a party.

     4.5  Certain  Information.  On the date  the PBI  Proxy  Statement  (or any
          --------------------
supplement or amendment thereto) is first mailed to the shareholders of PBI, and at all times subsequent thereto up to and including the time of the PBI Shareholders' Meeting, the PBI Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by CBSI or Merger Sub relating to CBSI or any of its Subsidiaries specifically for inclusion in the PBI Proxy Statement, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. All information concerning CBSI and Merger Sub and their respective directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

     4.6  Financial  Resources.  CBSI has,  or will have prior to the  Effective
          --------------------
Time, sufficient cash funds to pay the aggregate Merger Consideration and the other amounts required under Section 2.2. On the date hereof, CBSI is, and at the Effective Time, CBSI will be at least "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC.

     4.7 CRA, Anti-Money Laundering and Customer Information  Security.  Neither
         -------------------------------------------------------------
CBSI nor Community Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause Community Bank:
(i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the "CRA") and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory," or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act") and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by Community Bank pursuant to 12 CFR Part 364. Furthermore, the Board of Directors of Community Bank has adopted, and Community Bank has implemented, an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

     4.8 Agreements  with and Examination by Banking  Authorities.  Neither CBSI
         --------------------------------------------------------
nor any of its Subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to CBSI or any of its Subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, ability to perform its obligations hereunder, and neither CBSI nor any of its Subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be required to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease or desist order. Neither CBSI nor any of its Subsidiaries has been informed by any bank regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Neither CBSI nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which CBSI or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency. Except for the Bank Examinations conducted by the Federal Reserve Board, the FDIC, or the OCC in the regular course of the business of CBSI and its Subsidiaries, since January 1, 2001, no bank regulator has initiated any proceeding or, to the best knowledge of CBSI, investigation into the business or operations of the CBSI or any of its Subsidiaries. CBSI and its Subsidiaries have resolved all material violations, criticisms or exceptions by any bank regulator with respect to any Bank Examination.


                                    ARTICLE V

                                    COVENANTS

     5.1 PBI  Shareholders'  Meeting.  PBI shall call and give notice of the PBI
         ---------------------------
Shareholders' Meeting as promptly as practicable after the 30th day following the date a preliminary PBI Proxy Statement contemplated by Section 5.2 is filed with the SEC (unless the PBI Proxy Statement becomes subject to SEC review, in which case no later than the 20th day after the SEC notifies PBI that it is satisfied with the revisions made pursuant to, and PBI's response in respect of, SEC's comments and that it has no further comments), for the purpose of voting upon the approval of this Agreement, and PBI shall use all reasonable efforts to hold the PBI Shareholders' Meeting as soon as practicable, subject to the applicable notice requirements under the NYBCL, provided that PBI shall have received an opinion from its financial advisors, dated within five (5) days of the mailing date of the PBI Proxy Statement, that the Merger is fair to PBI Shareholders from a financial point of view, which opinion PBI shall use all commercially reasonable efforts to cause to be issued as expeditiously as possible. Subject to the fiduciary duties of the Board of Directors of NYBCL, as determined after consultation with outside counsel and financial advisors, if any, (i) the Board of Directors of PBI shall recommend that the shareholders vote in favor of the approval of this Agreement, and (ii) PBI shall solicit from its shareholders proxies in favor of approval of this Agreement and shall take all other action necessary or desirable to secure the vote of shareholders to obtain such approval. Notwithstanding any withdrawal, modification or change in any recommendation of the Board of Directors of PBI, to the extent permitted by law, PBI agrees to hold the PBI Shareholders' Meeting within the time period specified above.

     5.2 PBI Proxy  Statement.  Within 60 days after the date hereof,  PBI shall
         --------------------
prepare and file a PBI Proxy Statement with the SEC, and CBSI and Merger Sub shall cooperate in the preparation of the PBI Proxy Statement to be mailed to the shareholders of PBI in connection with obtaining their approval of this Agreement and the Merger. PBI will advise CBSI, promptly after it receives notice thereof, any request by the SEC for the amendment or supplement of the PBI Proxy Statement or for additional information. If, at any time prior to the Effective Time, any event or circumstance relating to a party to this Agreement, or its directors, officers or 5% or greater shareholders, shall be discovered by such party that pursuant to the Exchange Act should be set forth in an amendment or a supplement to the PBI Proxy Statement, such party shall promptly notify the other party.

     5.3  Applications.  As promptly as practicable,  but no later than 30 days,
          ------------
after the date hereof, and after a reasonable opportunity for review by the other party and its counsel, CBSI, Merger Sub and PBI shall submit any requisite applications for prior approval of, and notices with respect to, the transactions contemplated herein to the OCC, the OTS and the Federal Reserve Board, and each of the parties hereto shall, and shall cause its Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body, the approval of which is required or desirable for consummation of the Merger, the Bank Merger or the Short-Form Merger. PBI, on one hand, and CBSI and Merger Sub, on the other hand, each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects. Each party agrees to consult with the other parties with respect to obtaining all necessary approvals and consents and each will keep the other apprised of the status of matters relating to such approvals and consents.

     5.4  Best Efforts.
          ------------

          (a) Subject to the terms and conditions of this Agreement, CBSI, Merger Sub and PBI shall each use reasonable best efforts in good faith to (i) furnish such information as may be required or desirable in connection with the preparation of the documents referred to in Sections 5.2 and 5.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger, the Bank Merger and the Short-Form Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of Person whose consent or approval is required for consummation of the transactions contemplated hereby, provided that PBI shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of CBSI, which consent shall not be unreasonably withheld, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third party, any action that would substantially impair the prospects of completing the Merger, the Bank Merger and the Short-Form Merger, that would materially delay such completion.

          (b) Each party hereto  shall give prompt  notice to the other party of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 6.2(a) or 6.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts in good faith to remedy such failure.

          (c) From the date of this Agreement through the Effective Time, to the extent permitted by law, PBI shall cause OFSLA to provide such assistance to Community Bank as reasonably necessary for Community Bank to prepare for the conversion and transfer in connection with the Merger all information concerning the loans, deposits and other assets and liabilities of OFSLA into Community Bank's own data processing system, with a view to facilitating the integration of Community Bank's and OFSLA's systems and otherwise combining Community Bank's and OFSLA's operations upon consummation of the Merger. Such assistance shall include providing Community Bank with computer file instructions with respect to the information in its data processing system regarding the assets and liabilities of OFSLA, together with operational procedures designed to implement the transfer of such information to Community Bank, provided that the confidentiality of customer information shall be preserved and no information shall be transferred until the Effective Time. After execution of this Agreement, OFSLA and Community Bank shall each designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters. All out-of-pocket expenses reasonably incurred by PBI or OFSLA, and approved in writing in advance by CBSI, in complying with the covenants set forth in Section 5.4(c) shall be reimbursed promptly by CBSI upon the provision of adequate written evidence of such expenses.

          (d) Each party shall provide, and shall request its auditors to provide, the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for disclosure purposes under the Securities Laws.

     5.5 Investigation and  Confidentiality.  PBI, CBSI and Merger Sub each will
         ----------------------------------
keep the other advised of all material developments relevant to its and its Subsidiaries' businesses and to consummation of the transactions contemplated herein. PBI, CBSI and Merger Sub each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein, provided, however, that such investigation shall be
                       --------   -------
reasonably related to such transactions and the party conducting such investigation shall use its reasonable best efforts to minimize any disruptions to the operations of the other party. CBSI, Merger Sub and PBI agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this
Section 5.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Agreement in confidence and in accordance with the confidentiality agreement dated July 3, 2002, between PBI and CBSI (the "Confidentiality Agreement").

     5.6 Press Releases and Other Public  Disclosures.  PBI and CBSI shall agree
         --------------------------------------------
with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult and agree with each other as to the form and substance of other public disclosures related thereto, including without limitation, any communications with securities market professionals and investors, provided, however, that nothing
                                                --------   -------
contained herein shall prohibit any party, following notification to the other party, from making any disclosure which is required by applicable law or NYSE rules.

     5.7  Actions Pending the Merger.
          --------------------------

          (a) Prior to the Closing Date, and except as otherwise provided for by this Agreement or consented to or approved in writing by the other party hereto, each of CBSI and PBI shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

          (b) Except with the prior written consent of CBSI (which consent will not be unreasonably withheld) or as expressly permitted by this Agreement, PBI shall not, and shall not permit any of its Subsidiaries to:

               (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or incur an obligation in excess of $25,000 in the aggregate or which requires performance over more than one year (other than loans, investments and FHLB borrowings booked in the usual, regular and ordinary course of business);

               (2) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or earnings other than its regular annual cash dividends on PBI Common Stock in amounts not in excess of $0.075 per share paid in the fourth quarter of 2003;

               (3) issue any shares of its capital stock or permit any treasury shares to become outstanding, other than pursuant to the exercise of Stock Options which are outstanding on the date hereof; redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

               (4) incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

               (5) issue, grant or authorize any Rights (or amend or modify the terms or exercisability of any outstanding Rights), including without limitation, any Stock Options or any awards under the ESOP or MRP, except as otherwise set forth herein, or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

               (6) amend or otherwise change its certificate of incorporation or articles of association or bylaws; impose, or suffer the imposition, on any share of capital stock of PBI of any lien, charge or encumbrance;

               (7) merge or consolidate with, or acquire control over, any Person or create any Subsidiary;

               (8) waive or release any material right or cancel or compromise any material debt or claim other than in the ordinary course of business consistent with past practice with prior notice to CBSI;

               (9) sell, liquidate, pledge or encumber or dispose of, or acquire any, assets with a value in excess of $25,000 (other than assets acquired in foreclosure, in lieu of foreclosure or other legal proceedings relating to collateral for loans in each case in the ordinary course of business consistent with past practice); make any capital expenditure in excess of $25,000 in the aggregate; or establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

               (10) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive (including without limitation, any "change of control" or severance payment) to, any of its directors, officers or employees except as required by law or contractual obligation in effect as of the date hereof; or become party to, adopt, terminate, amend, or commit itself to, any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement, other than in the ordinary course of business consistent with past practice or except as required by existing plans or agreements; or accelerate the vesting of any deferred compensation, except as otherwise set forth herein;

               (11) except as set forth on Schedule 5.7(b)(11), change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law, or as required by the OTS;

               (12) change its methods of accounting in effect at December 31, 2002, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2002, except as required by applicable law;

               (13) take any action that is intended or result in any of its representations or warranties in this Agreement being or becoming untrue in any material respects at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied, except as may be required by law; or

               (14) agree to do any of the foregoing or take any other action which would in any manner interfere with, impede, delay, or make more costly the consummation of the transactions contemplated hereby.

          (c) CBSI shall not, except with the prior written consent of PBI (which consent shall not unreasonably be withheld) or as expressly permitted by this Agreement, carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; provided, however, that nothing herein shall be construed to prevent CBSI from
--------   -------
acquiring or agreeing to acquire any Person, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, such Person or taking actions reasonably related thereto, so long as such transaction would not materially delay or prevent the consummation of the transactions contemplated by this Agreement.

     5.8 Certain  Policies.  Immediately prior to the Effective Time, PBI shall,
         -----------------
consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and CBSI, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of CBSI. Prior to the Effective Time, PBI and CBSI shall review the adequacy of reserves for loan losses currently established by PBI and, if deemed warranted by both parties under generally accepted accounting principles, PBI shall make mutually acceptable changes to such reserves. Following the approval of this Agreement by the shareholders of PBI and the receipt of all requisite regulatory approvals for the Merger, PBI shall cooperate with CBSI in planned actions discussed as part of the due diligence process which are designed to improve the short and long-term profitability of PBI and eliminate or reduce any potential earnings per share dilution of CBSI upon consummation of the Merger, including but not limited to those actions set forth on Schedule 5.8 hereto. No additional provision for loan and real estate owned taken by PBI pursuant to this Section
5.8 at the request of CBSI, shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provisions of this Agreement.

     5.9 Closing;  Articles of Merger.  The  transactions  contemplated  by this
         ----------------------------
Agreement shall be consummated at a closing to be held at the offices of the law firm of Bond, Schoeneck & King, PLLC, One Lincoln Center, Syracuse, New York 13202 on the first business day, or other mutually agreeable time, following satisfaction or waiver of the conditions to consummation of the Merger set forth in Article VI hereof.

     5.10  Employee Benefits.
           -----------------

          (a) CBSI or its Subsidiaries shall offer continued employment to the current employees of PBI or any of its Subsidiaries, and those employees who accept such offer to continue as employees of CBSI or its Subsidiaries after the Effective Time shall (i) for a one year period immediately following the Effective Time, receive compensation that is no less than what they were receiving on the date hereof from PBI, and be entitled to receive employee benefits, as a whole and subject to clause (ii) of this sentence, no less favorable than those received by CBSI's or its Subsidiaries' other employees who are similarly situated, and (ii) be given credit for past service with PBI for purposes of determining eligibility for and vesting of employee benefits (but not for pension benefit accrual purposes) under all welfare and retirement programs maintained by CBSI or its Subsidiaries in which such employees participate following the Merger. Nothing contained in this Section 5.10(a) shall be construed to guarantee continued employment of any employees of PBI or any of its Subsidiaries, or to prevent CBSI or its Subsidiaries from changing the amount of compensation paid to any such employees (other than within the one-year period described in clause (i) of the first sentence of this Section 5.10(a)) or to modify, amend or supplement any employee benefits offered by CBSI or its Subsidiaries, in each case except as otherwise provided by applicable law or the terms of an existing employment contract. CBSI acknowledges and agrees that the consummation of the Merger constitutes a Change of Control, as such term is used in each of the Executive Employment Agreements, and CBSI agrees to cause Community Bank, as the surviving entity of the Bank Merger, to comply with the requirements of each of the Executive Employment Agreements.

          (b) Except as otherwise set forth herein, prior to the Effective Time, PBI shall take all actions that may be reasonably requested by CBSI in writing upon advance notice of not less than 30 days with respect to (i) causing one or more PBI Plans to terminate as of the Effective Time or for benefit accrual and entitlements to cease as of the Effective Time, (ii) causing the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any PBI Plan for such period as may be requested by CBSI, or (iii) cooperating with CBSI to facilitate the merger of any PBI Plan into any CBSI Plan as of or following the Effective Time.

          (c) The ESOP shall be terminated as of, or prior to, the Effective Time. As of the Effective Time, all shares held by the PBI ESOP shall be converted into the right to receive the Merger Consideration in respect of each share of PBI Common Stock. As soon as administratively practicable following the Effective Time all outstanding indebtedness of the PBI ESOP shall be repaid in full, in accordance with Section 5.10(c) of the ESOP and the balance remaining with respect to unallocated shares previously held by the ESOP shall be allocated and distributed to ESOP participants as provided in the ESOP and in accordance with applicable law and regulations, subject to receipt of a favorable determination letter from the Internal Revenue Service and unless otherwise required by applicable law. Notwithstanding anything in this Section 5.10(c) to the contrary, distributions may be made from the ESOP to terminated employees of PBI or OFSLA as soon as administratively practicable after the determination of final allocations and the receipt of a determination letter from the IRS, unless CBSI determines that it is appropriate to make earlier distributions.

          (d) (1) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person (the "Indemnified Party") who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of PBI is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of PBI or any of its Subsidiaries, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. For a period of six years after the Effective Time, CBSI shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by the DGCL upon receipt of any undertaking required by the DGCL), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with CBSI; provided, however, that (1) CBSI shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Parties and upon such assumption CBSI shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if CBSI elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between CBSI and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and CBSI shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties; (2) CBSI shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties; (3) CBSI shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, and (4) CBSI shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.10(d), upon becoming aware of any such claim, action, suit, proceeding or investigation, shall promptly notify CBSI thereof, provided that the failure of any Indemnified Party to so notify CBSI shall relieve it of its obligations to indemnify hereunder to the extent that such failure materially prejudices CBSI.

               (2) CBSI agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of PBI and any of its Subsidiaries as provided in their respective certificates of incorporation, bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger, and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Time.

               (3) CBSI will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of PBI on or before the Effective Time to be covered by PBI's existing directors' and officers' liability insurance policy (provided that CBSI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Time. Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time; provided, however, that in no event shall CBSI
                                --------   -------
be required to expend more than 200% of the current amount expended by PBI to maintain or procure insurance coverage pursuant hereto (the "Maximum Amount"). If the amount of premiums necessary to maintain or procure said insurance coverage exceeds the Maximum Amount, CBSI shall use its reasonable best efforts in its good faith discretion to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. PBI agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at CBSI's request.

               (4) In the event  that CBSI or any of its  successors  or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provisions shall be made so that the successors and assigns of CBSI assume the obligations set forth in this Section 5.10(d).

               (5) The provisions of this Section 5.10(d) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

     5.11  Advisory Board.
           --------------

          (a) Promptly following the Effective Time, CBSI shall cause to be formed a six-member advisory board (the "Advisory Board") comprised of the five members of the Board of Directors of PBI, and the President and Chief Executive Officer of CBSI, the function of which is to advise Community Bank on deposit, lending and financial services activities in PBI's former market area and to insure a smooth transition of business relationships in connection with the Merger and the continued development of business relationships throughout such market area. Each member of the Advisory Board, other than the President and Chief Executive Officer of CBSI, shall be granted 500 restricted shares of common stock of CBSI, one-half of which shares shall vest after the completion of each year of service on the Advisory Board, in consideration for his or her services on the Advisory Board for a two-year term following the Effective Time. In the event that any member of the Advisory Board ceases to serve on the Advisory Board prior to the expiration of its two-year term for any reason, any restricted shares which had not theretofore vested shall be forfeited by such member. The Advisory Board shall meet no more than six times per year.

          (b) If at any time during the period commencing with the Effective Time, and ending on the date immediately following the date on which the Advisory Board terminates, the shares of CBSI's common stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, stock split, combination, exchange of shares, or readjustment, or a stock dividend thereon is declared with a record date within said period, the number and/or class of restricted shares granted to the Advisory Board members under this section will be adjusted to take into account any such reclassification, recapitalization, stock split, combination, exchange, readjustment, or stock dividend. In addition, if at any time during the period described above, CBSI consummates a transaction pursuant to which (i) CBSI's corporate existence will be terminated through a statutory merger with or transfer of substantially all of its assets to another corporation, (ii) CBSI exchanges substantially all of its common stock with capital stock of another corporation as part of a plan under which CBSI will be liquidated by the transferee, or (iii) CBSI will be liquidated, then in each such case any unvested shares of restricted stock granted under Section 5.11(a) will automatically vest without the requirement of further action by any Person, effective immediately prior to the consummation of such transaction.

     5.12 Takeover  Laws. No party hereto shall take any action that would cause
          --------------
the transactions contemplated by this Agreement or any of the Transaction Documents to be subject to the requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) all such transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. For purposes of this Section, "Takeover Laws" shall mean Section 912 of the NYBCL.

     5.13 No Solicitation.
          ---------------

          (a) Subject to Section 5.13(b) hereof, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, neither PBI nor any Person acting on behalf of PBI shall, directly or indirectly, (a) solicit, initiate or respond to discussions or engage in negotiations with any Person (whether such negotiations are initiated by PBI or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than CBSI, relating to the possible acquisition, recapitalization or other business combination involving PBI or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as "Takeover Proposal"), (b) provide non-public information with respect to PBI or any of its Subsidiaries to any Person, other than CBSI and its professional advisors or PBI's professional advisors, or (c) enter into an agreement with any Person, other than CBSI, providing for a possible Takeover Proposal. If PBI receives any offer or proposal relating to a Takeover Proposal, PBI shall immediately notify CBSI thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

          (b) (i) Notwithstanding anything to the contrary contained in Section 5.13(a), prior to the Closing or the termination of this Agreement in accordance with its terms, PBI may, to the extent the Board of Directors of PBI determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties require it to do so, participate in discussions or negotiations with, and, subject to the requirements of Section 5.13(c), furnish non-public information, and afford access to the properties, books or records of PBI or any of its Subsidiaries to any Person after such Person has delivered to PBI in writing, an unsolicited bona fide Takeover Proposal with respect to PBI or any of its Subsidiaries (which has not been withdrawn) which the Board of Directors of PBI in its good faith judgment determines, after reasonable inquiry and consultation with its financial advisor (i) would be reasonably likely to result in a transaction more favorable than that contemplated by this Agreement to the shareholders of PBI (which judgment must be reasonable), and (ii) that the Person making such Takeover Proposal is financially capable of consummating such Takeover Proposal or that the financing necessary to consummate such Takeover Proposal, to the extent required, is then committed or is capable of being obtained by such Person (a "Superior Proposal"). In addition, notwithstanding the provisions of Section 5.13(a) above, in connection with a submitted, written bona fide Takeover Proposal or potential Takeover Proposal, PBI shall refer any third party to this Section 5.13 or make a copy of this Section 5.13 available to such third party.

               (ii) In the event PBI or any of its Subsidiaries receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 5.13(b)) will prevent the Board of Directors of PBI from recommending such Superior Proposal to the shareholders of PBI, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties; in such case, the Board of Directors of PBI may withdraw, modify or refrain from making its recommendations set forth in the relevant sections in this Agreement, and, to the extent it does so, PBI may refrain from soliciting proxies to secure the affirmative vote of its shareholders as contemplated by Section 5.1; provided, however, that PBI shall
                                             --------   -------
(A) provide CBSI at least 48 hours prior notice of any meeting of the Board of Directors of PBI at which such Board of Directors is reasonably expected to consider a Superior Proposal, (B) not recommend to its shareholders a Superior Proposal for a period of not less than the greater of two full business days and 48 hours after CBSI's receipt of a copy of such Superior Proposal and the identity of the third party, and (C) not enter into a definitive agreement relating to such Superior Proposal unless CBSI fails to match the terms of the Super Proposal within the greater of two full business days and 48 hours after CBSI's receipt of a copy of such Superior Proposal and the identity of the third party; and provided, further, that unless this Agreement is terminated pursuant to Article VII, nothing contained in this Section 5.13(b) shall limit PBI's obligation to hold and convene a special meeting of its shareholders (regardless of whether the recommendation of the Board of Directors of PBI shall have been withdrawn, modified or not yet made) or to provide the shareholders of PBI with material information relating to such meeting.

          (c) Notwithstanding anything to the contrary herein, neither PBI nor any of its Subsidiaries shall provide any non-public information to a third party unless: (x) PBI provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of oral or written confidential information at least as restrictive as such terms in the confidentiality agreement heretofore entered into by the parties hereto; and (y) such non-public information has been previously delivered or made available to CBSI.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1  Conditions  Precedent to  Obligations  of CBSI and PBI. The respective
          ------------------------------------------------------
obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents (including the Bank Merger) and consummation of the transactions contemplated hereby and thereby, including without limitation the shareholder approvals contemplated by Section 5.1 hereof, shall have been duly and validly taken;

          (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Agreement, including the Bank Merger and the Short-Form Merger, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied; and

          (c) There shall not have been instituted, pending or threatened in writing any action or proceeding by any governmental authority or administrative agency or in a court of competent jurisdiction, nor shall there be in any effect any judgment, order, decree or injunction of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint, preventing or seeking to prevent the consummation of the transactions contemplated by this Agreement.

     6.2 Conditions  Precedent to Obligations of PBI. The  obligations of PBI to
         -------------------------------------------
effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by PBI pursuant to
Section 7.4 hereof:

          (a) The representations and warranties of CBSI and Merger Sub set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by PBI;
provided,  however,  that  (i)  in  determining  whether  or not  the  condition
--------   -------
contained in this paragraph (a) is satisfied, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect, but (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on CBSI;

          (b) CBSI and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date; and

          (c) Each of CBSI and Merger Sub shall have delivered to PBI a certificate, dated the Closing Date and signed by their respective President and Chief Executive Officer, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied.

          (d) PBI shall have received a written certification signed by an authorized officer of the Exchange Agent confirming that the Exchange Agent holds in its possession cash or other immediately available funds sufficient to satisfy the requisite payment of the aggregate Merger Consideration under this Agreement.

     6.3  Conditions Precedent to Obligations of CBSI and Merger Sub.
          ----------------------------------------------------------

          The obligations of CBSI and Merger Sub to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by CBSI pursuant to Section 7.4 hereof:

          (a) The representations and warranties of PBI set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which  specifically  relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by CBSI and Merger Sub; provided, however, that (i) in determining
                                   --------   -------
whether or not the condition contained in this paragraph (a) is satisfied, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect but (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on PBI;

          (b) PBI shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date;

          (c) PBI shall have delivered to CBSI a certificate, dated the Closing Date and signed by its Chairman and President, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied;

          (d) PBI shall have received a Voting Agreement from each of its directors and executive officers, and such Voting Agreement shall be in full force and effect; and

          (e) To the extent that any material lease, license, loan, financing agreement or other contract or agreement set forth on Schedule 6.3(e) requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained.

                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

     7.1 Termination.  This Agreement may be terminated at any time prior to the
         -----------
Effective Time, either before or after approval by the shareholders of PBI:

          (a) by the mutual written consent duly authorized by the respective Boards of Directors of the parties hereto;

          (b) by CBSI in writing, if PBI has, or by PBI in writing, if CBSI has, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if (x) to the extent that such breach is curable, such breach has not been cured within 30 days after the date on which written notice thereof is given to the breaching party, and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article V hereof; provided, however, that PBI shall not be entitled to terminate this Agreement
--------   -------
under this Section 7.1(b) for any breach or alleged breach of any of the representations and warranties of CBSI contained in Sections 4.6 if and to the extent that CBSI is capable of delivering the aggregate Merger Consideration at the Closing, and in Sections 4.3, 4.7 or 4.8 if and to the extent that any inaccuracy or breach of any such representation does not prevent, or materially hinder or delay, the receipt of requisite regulatory approvals;

          (c) by any party hereto in writing, if the applications for prior approval referred to in Section 5.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has expired, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger, the Bank Merger or the Short-Form Merger;

          (d) by any party hereto in writing, if the shareholders of PBI do not approve this Agreement and the transactions contemplated thereby at the special meetings duly called for that purpose;

          (e) by any party hereto in writing, if the Merger shall not have been consummated by the close of business on March 31, 2004, unless the failure to so consummate by such date shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein;

          (f) by CBSI, if (i) the Board of Directors of PBI shall withdraw, modify or change its approval or recommendation of this Agreement or the transactions contemplated thereby in a manner adverse to CBSI, or PBI shall have failed to include in the PBI Proxy Statement the recommendation of its Board of Directors in favor of the approval of this Agreement or the transactions contemplated thereby; (ii) following its receipt of a Takeover Proposal or the public announcement of a Takeover Proposal, PBI shall fail to timely comply with the covenants contained in Section 5.2; (iii) the Board of Directors of PBI shall have recommended to the shareholders of PBI a Superior Proposal, or PBI shall have executed a letter of intent, a definitive agreement or similar document with respect to a Superior Proposal; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of PBI Common Stock is commenced and PBI shall not have sent to its shareholders, within 10 business days after the commencement of such tender or exchange offer, a statement that the Board of Directors of PBI recommends rejection of such tender or exchange offer; (v) a Takeover Proposal (other than a tender or exchange offer covered by clause (iv) of this Section 7.1(f)) with respect to PBI is publicly announced and, upon CBSI's request, PBI fails to issue a press release announcing its opposition to such Takeover Proposal within three (3) business days after such request; or
(vi) the Board of Directors of PBI shall have resolved to take any action described in clauses (i) and (iii) of this Section 7.1(f); or

          (g) by PBI, if the Board of Directors of PBI shall have recommended to the shareholders of PBI a Superior Proposal, or PBI shall have executed a letter of intent, a definitive agreement or similar document with respect to a Superior Proposal, in each case in accordance with Section 5.12, provided that PBI has complied with all provisions thereof.

     7.2  Effect of  Termination.  In the event  this  Agreement  is  terminated
          ----------------------
pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality, break-up fees and expenses set forth in Sections 5.5 and 7.3 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section

7.1 shall not relieve the breaching party from liability for any willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

     7.3  Fees and Expenses.
          -----------------

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not such transactions are consummated.

          (b) In the event that this Agreement is terminated (i) by CBSI pursuant to Section 7.1(b) (but only in the event of a willful or knowing breach of a representation, warranty or covenant of PBI) or Section 7.1(f), or by either party pursuant to Section 7.1(d) or (e) after a Takeover Proposal from a third party is received by PBI or made public (unless CBSI or Merger Sub is then in breach of its representations, warranties or covenants contained in this Agreement such that conditions set forth in Section 6.2(a) or (b) would not be satisfied, and PBI shall have given written notice to that effect prior to such termination), or (ii) by PBI pursuant to Section 7.1(g), then PBI shall pay in immediately available funds to an account designated by CBSI, no later than three (3) business days after the date of such termination, all out-of-pocket costs and expenses (including limitation, professional fees of legal counsel, financial advisors and accountants, and their expenses) actually incurred by CBSI and its Subsidiaries in connection with the Merger, the Bank Merger and the Short-Form Merger, and this Agreement, such costs and expenses not to exceed $35,000 in the aggregate. In addition, in such event, if (x) PBI or OFSLA shall have consummated a transaction with a third party with respect to a Takeover Proposal within one year of the termination of this Agreement, or (y) within such one-year period, any third party Person consummates a tender or exchange offer for 25% or more of the outstanding PBI Common Stock, then PBI shall pay in immediately available funds to an account designated by CBSI, no later than three (3) business days after the date of the applicable triggering event, a fee equal to ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000), as liquidated damages and not as a penalty.

     7.4   Survival  of   Representations,   Warranties   and   Covenants.   All
           --------------------------------------------------------------
representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to survive or be performed after the Effective Time; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive CBSI, Merger Sub or PBI (or any director, officer or controlling Person thereof) of any defense in law or equity which otherwise would be available against the claims of any Person, including, without limitation, any shareholder or former shareholder of either CBSI or PBI, the aforesaid representations, warranties and covenants being material inducements to the consummation by CBSI, Merger Sub and PBI of the transactions contemplated herein.

     7.5 Waiver.  Except where not permitted by law, CBSI, Merger Sub or PBI, by
         ------
written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of PBI) extend the time for the performance of any of the obligations or other acts of the other party, and may waive (i) any inaccuracies of such other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of such other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by such other party of any of its obligations set out herein or therein. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     7.6 Amendment or Supplement.  This Agreement may be amended or supplemented
         -----------------------
at any time prior to the Effective Time only by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors; provided, however, that, after
                                                  --------  -------
approval of this Agreement by the respective shareholders of PBI, no amendment may be made which by law requires further approval by such shareholders without obtaining such further approval.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Entire Agreement.  This Agreement and the Transaction Documents contain
         ----------------
the entire agreement between the parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

     8.2 No  Assignment.  No  party  hereto  may  assign  any of its  rights  or
         --------------
obligations under this Agreement to any other Person.

     8.3 Alternative Structure.  Notwithstanding any provision of this Agreement
         ---------------------
to the contrary, CBSI may, with the written consent of PBI, which consent shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of PBI set forth herein, provided, that (i)the consideration to be paid to the holders of the PBI Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not materially delay or jeopardize the consummation of the transactions contemplated by the Agreement, and (iii) any such modification would not result in treatment for Federal income tax purposes of receipt by a PBI Shareholder of the Merger Consideration as a taxable dividend.

     8.4  Notices.  All notices or other  communications  which are  required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to PBI:

                  Peoples Bankcorp., Inc.
                  Ogdensburg Federal Savings and Loan Association
                  825 State Street
                  P.O. Box 329 Ogdensburg, New York 13669 Attn: Mr. Robert Wilson, President Telecopy: (315) 393-7335

         With a required copy to:

                  Stradley Ronon Stevens & Young, LLP
                  1220 19th Street, NW
                  Suite 700
                  Washington, D.C. 20036
                  Attn:  Gary R. Bronstein, Esq.
                  Telecopy: (202) 822-0140

         If to CBSI or Merger Sub:

                  Community Bank System, Inc.
                  5790 Widewaters Parkway
                  Dewitt, New York 13214
                  Attn:  Mr. Sanford A. Belden, President and Chief
                           Executive Officer
                  Telecopy:  (315) 445-2997

         With a required copy to:

                  Bond, Schoeneck & King, PLLC
                  One Lincoln Center
                  Syracuse, New York 13202
                  Attn:    George J. Getman, Esq.
                  Telecopy:  (315) 422-3598

     8.5 Captions.  The captions  contained in this  Agreement are for reference
         --------
purposes only and are not part of this Agreement.

     8.6  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.7  Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.


                              COMMUNITY BANK SYSTEM, INC.


                              By:/s/ Sanford A. Belden
                                 ---------------------------------------------
                                 Name: Sanford A. Belden
                                 Title:  President and Chief Executive Officer



                              PB ACQUISITION CORP.


                              By:/s/ Charles M. Ertel
                                 ---------------------------------------------
                                 Name: Charles M. Ertel
                                 Title:  Treasurer



                              PEOPLES BANKCORP, INC.


                              By:/s/ Robert E. Wilson
                                 ---------------------------------------------
                                 Name: Robert E. Wilson
                                 Title:  President

                                  SCHEDULE 5.8
                                  ------------

                   Planned Actions to be Taken by CBSI and PBI


1. Cooperation in the sale and purchase of investment portfolio securities and reinvestment of securities portfolio run-off, management of deposit and borrowing position, and execution of securities leverage strategies.

2. Execution of lending strategies in cooperation with CBSI's personnel which capitalize on PBI's expertise, such as expansion of floor planning relationships, agricultural lending, or other such products likely to be acceptable and desired in CBSI's marketplace.

3. Presentation to CBSI by OFSLA of opportunities to participate in loans consistent with CBSI's desire and capacity.

                                 SCHEDULE 6.3(e)
                                 ---------------

                 Required Non-Governmental Third Party Consents

                                      None

                                   APPENDIX B

                        FELDMAN FINANCIAL ADVISORS, INC.
                          1725 K Street, NW, Suite 205
                              Washington, DC 20006
                                 (202) 467-6862


May 6, 2003

Board of Directors
Peoples Bankcorp, Inc.
825 State Street
Ogdensburg, NY  13669

Members of the Board:

     Peoples Bankcorp, Inc., a New York corporation ("Peoples"), and Community Bank System, Inc., a Delaware corporation ("Community Bank"), have entered into an Agreement and Plan of Merger (the "Plan of Merger") dated May 6, 2003. The Agreement provides, among other things, for Peoples to be merged with and into Community Bank, the separate existence of Peoples shall cease and Community Bank shall continue as the surviving corporation (the "Merger"). As set forth in the Plan of Merger, at the effective time each share of Peoples issued and outstanding Common Stock (other than shares to be cancelled pursuant to Section 2.2(e) of the Plan of Merger and Dissenting Shares, if any) shall be cancelled and shall be converted into the right to receive $30.00 in cash, without interest. (The "Merger Consideration"). Options to purchase Peoples Common Stock ("Stock Option") shall be cancelled and extinguished for the right to receive a cash payment from Community Bank equal to the difference between (a) the product of (i) the per share difference between the Merger Consideration and the exercise price of each Stock Option, and (ii) the number of shares of Peoples Common Stock underlying each Stock Option, and the (b) applicable federal and state tax withholding obligations. You have asked us to advise you with respect to the fairness to the holders of Peoples Common Stock, from a financial point of view, of the Merger Consideration.

     Feldman Financial Advisors, Inc. ("Feldman Financial") specializes in providing financial advisory and consulting services to financial services companies. As part of our business, we are regularly engaged in the independent valuation of businesses and securities in connection with merger and acquisition transactions, initial public offerings, private placements, and recapitalizations. In rendering this opinion pursuant to our engagement, we will receive a fee from Peoples for our services.

     During the course of our engagement, we reviewed and analyzed publicly available and confidential materials bearing upon the financial and operating conditions of Peoples, and materials prepared in connection with the proposed Merger, including, but not limited to, the following: the Plan of Merger; certain historical financial information concerning Peoples; the terms of recent merger and acquisition transactions involving companies that we considered relevant; and financial and other information provided to us by the management of Peoples. With respect to Community Bank, our review was limited to the financial capacity of Community Bank to consummate the Merger based upon publicly available information, which we assumed was complete and accurate.

     In the course of our review, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was provided to us by Peoples. We did not independently

Board of Directors
May 6, 2003
Page 2


verify and have relied on and assumed that the aggregate allowance for loan losses set forth in the balance sheet of Peoples at December 31, 2002 was adequate to cover such losses and complied fully with applicable accounting and sound business practices as of the date of such financial statements. We were not retained and did not conduct a physical inspection of any of the properties or facilities of Peoples. We did not make any independent evaluation or appraisal of the assets, liabilities, or prospects of Peoples, nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual credit files.

     In addition, we have discussed financial projections with Peoples' senior management for the purpose of reviewing the future prospects of Peoples. We assumed that, as of the date such projections were prepared, they were reasonably prepared reflecting the best estimates and judgments of the management of Peoples as to the future operating and financial performance of Peoples. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. Additionally, we performed such other studies, analyses, and examinations as we deemed appropriate. We also took into account our assessment of general market and financial conditions and our experience in other transactions, as well as our knowledge of the financial services industry and our general experience in securities valuations.

     We have also assumed that there has been no material adverse change in Peoples' or Community Bank's assets, financial condition, results of operations, business, or prospects since the date of the most recent financial statements made available to us by Peoples. Our opinion is necessarily based upon economic, market, monetary, and other conditions as they exist and can be evaluated as of the date hereof and the information made available to us through the date hereof. We have agreed to update this opinion at the time the Proxy Statement regarding the Plan of Merger is mailed to Peoples' shareholders. We do not have any other obligation to update, revise, or reaffirm our opinion unless we are requested to do so and we agree. We are not expressing any opinion as to the prices at which Peoples Common Stock may trade at any time.

     It is understood that this letter is for the information of the Board of Directors, and we are not expressing any opinion herein as to the relative merits of the Merger, nor does our opinion constitute a recommendation to any holder of Peoples Common Stock as to how such stockholder should vote with respect to the Merger at any meeting of stockholders of Peoples.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration is fair, from a financial point of view, to the holders of Peoples Common Stock.

                                            Sincerely,

                                            /s/ Feldman Financial Advisors, Inc.

                                            FELDMAN FINANCIAL ADVISORS, INC.

                                   APPENDIX C

                           NEW YORK DISSENTER'S RIGHTS

S 623. Procedure to enforce shareholder's right to receive payment for shares.

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders` authorization date, which term as used in this section means the date on which the shareholders` vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders` authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters` rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders` authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.
     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.
     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.
     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders` authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.
     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.
     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.
     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified thereforr; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.
     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or
     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.
     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                 REVOCABLE PROXY

--------------------------------------------------------------------------------
                             PEOPLES BANKCORP, INC.
                              OGDENSBURG, NEW YORK
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST ___, 2003

     The undersigned hereby appoints _____________, _____________ and _____________, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Peoples Bankcorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the office of Ogdensburg Federal Savings and Loan Association, 825 State Street, Ogdensburg, New York on _____, August __, 2003 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                                                       FOR         AGAINST       ABSTAIN
                                                                       ---         -------       -------
         1.       To approve and adopt the Agreement and Plan          [ ]          [ ]           [ ]
                  of Merger, dated as of May 6, 2003, by
                  and among Peoples Bankcorp, Inc. Community
                  Bank System and, PB Acquisition Corp. which
                  contemplates the merger of Peoples Bankcorp with
                  PB Acquisition Corp., the subsequent merger of
                  Peoples Bankcorp, as a wholly owned subsidiary
                  of Community Bank System, with and into
                  Community Bank System and the merger of
                  Ogdensburg Federal Savings and Loan
                  Association with and into and Community
                  Bank, N.A.

         2.       To adjourn the annual meeting, if necessary, to      [ ]          [ ]           [ ]
                  solicit additional proxies in the event there are
                  not sufficient votes present, in person or by proxy,
                  to approve and adopt the merger agreement

         3.       Election of directors
                  [    ]  FOR the nominees listed below (except as marked to the contrary)
                  [    ]  WITHHOLD AUTHORITY to vote for all nominees

                  Robert E. Wilson
                  Anthony P. LeBarge, Sr.

                                    INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
                                    NOMINEE, INSERT HIS NAME ON THE LINE PROVIDED BELOW.
                                    ________________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS AND ITS NOMINEES.


--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE LISTED PROPOSITIONS AND FOR THE ELECTION OF THE ABOVE NAMED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from Peoples Bankcorp prior to the execution of this proxy of Notice of the Annual Meeting and a Proxy Statement dated ___________, 2003.


Dated:______________________, 2003




__________________________________      ________________________________________
PRINT NAME OF STOCKHOLDER               PRINT NAME OF STOCKHOLDER

__________________________________      ________________________________________
SIGNATURE OF STOCKHOLDER                SIGNATURE OF STOCKHOLDER


     Please sign exactly as your name appears on the envelope in which this form of proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------